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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HUNTSMAN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

AN INVITATION FROM OUR CHAIRMAN

DEAR FELLOW STOCKHOLDER:

We are pleased to invite you to attend Huntsman Corporation's 2020 Annual Meeting of Stockholders, which will be held on Wednesday, April 29, 2020 at 8:30 a.m., local time, at The Woodlands® Resort & Conference Center, 2301 North Millbend Drive, The Woodlands, Texas 77380.

At this year's Annual Meeting, we will consider the matters described in this Proxy Statement. It is important that you use this opportunity to take part in the affairs of our company by voting on the business to come before the stockholders at the Annual Meeting.

PLEASE VOTE AS SOON AS POSSIBLE

This Proxy Statement contains important information and you should read it carefully. Whether or not you plan to attend the Annual Meeting, we ask that you vote as soon as possible. You may vote by proxy via the Internet or telephone, or if you received paper copies of the proxy materials via mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card or the information forwarded by your broker, bank or other holder of record. For detailed information regarding voting instructions, please refer to the accompanying Proxy Statement.

PETER R. HUNTSMAN
Chairman of the Board,
President and Chief Executive Officer

HUNTSMAN 2020 PROXY

HUNTSMAN CORPORATION
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

The Woodlands® Resort & Conference Center 2301 North Millbend Drive The Woodlands, Texas 77380	Wednesday, April 29, 2020 8:30 a.m. local time

TO THE STOCKHOLDERS OF HUNTSMAN CORPORATION:

We are holding the 2020 Annual Meeting of Stockholders (the "Annual Meeting") for the following purposes:

1.
To elect as directors the eight nominees named in the accompanying Proxy Statement.

2.
To approve, on a non-binding advisory basis, the compensation of our named executive officers, or "NEOs."

3.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020.

4.
To vote on a proposal submitted by a stockholder regarding stockholder right to act by written consent, if properly presented at the meeting.

5.
To transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements of the Annual Meeting in accordance with our Bylaws.

The above matters are fully described in the accompanying Proxy Statement, which is part of this notice. We have not received notice of any other matters that may be properly presented at the Annual Meeting.

Only stockholders of record at the close of business on March 5, 2020 are entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices at 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 at least 10 days prior to the Annual Meeting, beginning on or about April 17, 2020. If you would like to review the stockholder list during ordinary business hours, please contact Huntsman Investor Relations via email at ir@huntsman.com to schedule an appointment.

Even if you plan to attend the Annual Meeting, please vote by proxy via the Internet or telephone, or if you received paper copies of the proxy materials by mail, you can also vote via mail by following the instructions on the proxy card or voting instruction card or the information forwarded by your broker, bank or other holder of record. Please vote as promptly as possible to ensure that your shares are represented. Even if you have voted your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

By Order of the Board of Directors,

David M. Stryker Secretary The Woodlands, Texas March 20, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held April 29, 2020: The Notice of 2020 Annual Meeting and Proxy Statement and the 2019 Annual Report are available free of charge at www.proxyvote.com

HUNTSMAN 2020 PROXY

PARTICIPATE IN OUR FUTURE, VOTE NOW

Your vote is important to us and allows you to participate in the future of our company.

Please cast your vote as soon as possible on the items listed below to ensure that your shares are represented.

PROPOSALS REQUIRING YOUR VOTE

		Board Recommendation	Votes Required for Approval	Unvoted Shares(1)	Abstentions

PROPOSAL 1	Election of Directors	FOR each nominee	Majority of votes cast	Do not count	Will have no effect on the outcome
PROPOSAL 2	Non-Binding Advisory Vote on Named Executive Officer Compensation	FOR	Majority of shares present in person or represented by proxy and entitled to vote	Do not count	Count as a vote against
PROPOSAL 3	Ratification of Independent Registered Public Accounting Firm	FOR	Majority of shares present in person or represented by proxy and entitled to vote	Discretionary voting allowed	Count as a vote against
PROPOSAL 4	Stockholder Proposal Regarding Stockholder Right to Act by Written Consent	AGAINST	Majority of shares present in person or represented by proxy and entitled to vote	Do not count	Count as a vote against

(1)
Based on New York Stock Exchange rules, if your shares are held through a broker, bank or other nominee, they do not have discretion to vote on your behalf on non-routine matters if you do not provide voting instructions.

VOTING OPTIONS

Even if you plan to attend our 2020 Annual Meeting in person, please read this Proxy Statement with care, and vote using any of the following methods. In all cases, have your proxy card in hand and follow the instructions.

Please note that if you hold shares in "street name" (that is, in a brokerage account or through a bank or other nominee), you will need to follow the instructions provided to you on your voting instruction form to vote in advance of the Annual Meeting.

HUNTSMAN 2020 PROXY

VISIT THE ANNUAL MEETING WEBSITE

Visit the annual meeting website: www.proxyvote.com

•
Review and download easy to read, interactive versions of our Proxy Statement and 2019 Annual Report

•
Sign up for future electronic delivery to reduce costs

ATTEND OUR 2020 ANNUAL MEETING OF STOCKHOLDERS

8:30 a.m., local time, on Wednesday, April 29, 2020
The Woodlands® Resort & Conference Center
2301 North Millbend Drive
The Woodlands, Texas 77380

Please note that if you hold shares in "street name", you also will need to bring a copy of a statement reflecting your share ownership as of March 5, 2020.

HUNTSMAN 2020 PROXY

PROXY STATEMENT TABLE OF CONTENTS

HUNTSMAN 2020 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY

HUNTSMAN PROXY STATEMENT SUMMARY

To assist you in reviewing the proposals to be voted upon at the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Huntsman Corporation ("Huntsman"), this summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

2020 ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Place:

Wednesday, April 29, 2020 8:30 a.m., local time	The Woodlands® Resort & Conference Center 2301 North Millbend Drive The Woodlands, Texas 77380

Record Date:	Common Stock Outstanding as of the Record Date:

March 5, 2020	222,952,837

MEETING AGENDA AND VOTING RECOMMENDATIONS

Proposal		Board Recommendation

1.	Election of eight director nominees named in the Proxy Statement	FOR EACH NOMINEE
2.	Advisory vote to approve named executive officer compensation	FOR
3.	Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020	FOR
4.	Stockholder proposal regarding stockholder right to act by written consent	AGAINST

DIRECTOR NOMINEES (PROPOSAL 1)

The following table provides summary information about each director nominee. We ask you to vote "FOR" each of our director nominees.

Nominee	Age	Director Since	Principal Occupation	Committees

Peter R. Huntsman	57	2005	Chairman of the Board, President and Chief Executive Officer of Huntsman Corporation (our "CEO")	Litigation
Nolan D. Archibald	76	2005	Former Executive Chairman of Stanley Black & Decker	Compensation, Governance
Mary C. Beckerle	65	2011	Chief Executive Officer of Huntsman Cancer Institute at the University of Utah	Audit, Governance
M. Anthony Burns	77	2010	Chairman Emeritus of Ryder System, Inc.	Audit, Governance
Daniele Ferrari	59	2018	Chief Executive Officer of Versalis S.p.A.	Compensation
Sir Robert J. Margetts	73	2010	Former Deputy Chairman, OJSC Uralkali	Audit, Governance
Wayne A. Reaud	72	2005	Trial Lawyer	Compensation, Litigation
Jan E. Tighe	57	2019	Retired Vice Admiral of the U.S. Navy	Audit

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HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

All members of our Board, except our CEO, are independent	✓
Our lead independent director, Nolan D. Archibald, chairs executive sessions of our independent directors at all regularly scheduled meetings	✓
Two of our eight directors are women	✓
Two new independent directors appointed to the Board in the last two years	✓
Annual election of directors	✓
Majority voting for director nominees in all uncontested elections	✓
Simple majority stockholder voting requirements	✓
Stockholders may request special meetings of stockholders	✓
Eligible stockholders may nominate director nominees through our proxy materials (proxy access)	✓
Robust stock ownership guidelines for directors and executive officers	✓
Policy prohibiting short sales by directors and executive officers	✓
Our Board and its committees exercise oversight of risks we face in a global market, including operational, financial, strategic, competitive, reputational, legal and regulatory risks	✓

EXECUTIVE COMPENSATION (PROPOSAL 2)

WE ASK THAT YOU VOTE TO APPROVE OUR SAY-ON-PAY PROPOSAL

At our 2020 Annual Meeting, our stockholders will again have an opportunity to cast an advisory say-on-pay vote on the compensation paid to our named executive officers. We ask you to vote "FOR" the approval of our named executive officer compensation. Please see "Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation." Please also read our "Compensation Discussion and Analysis" beginning on page 25 for more information regarding our executive compensation program in 2019.

Performance Highlights in 2019

We viewed 2019 as a successful year, marked with significant milestones for our company.

•
We agreed to sell our Chemical Intermediates and Surfactants businesses to Indorama Ventures for approximately $2 billion, which further strengthens our investment grade balance sheet and reduces our upstream footprint. (The divesture was completed on January 3, 2020.)

•
We achieved investment grade ratings from Moody's Investor Services, Inc. and Fitch Ratings, Inc. and issued $750 million of senior notes due 2029. Proceeds were used to redeem $650 million of our senior notes due 2020 and for general corporate purposes.

•
We generated free cash flow from continuing operations of $389 million in 2019 and ended the year with a total company net debt leverage of 1.7 times; pro-forma net debt leverage for the net proceeds from the sale of our Chemical Intermediates and Surfactants businesses that closed on January 3, 2020 was less than 0.5 times.

•
We paid out $150 million in dividends to our stockholders and repurchased 10.1 million shares for approximately $208 million. Total stockholder return for 2019 was approximately 29%.

•
We published our "Horizon 2025" corporate EHS strategy and set targets for our occupational safety, process safety and environmental performance over the next six years.

•
We announced an agreement in December 2019 to acquire Icynene-Lapolla for $350 million which will nearly double the size of Huntsman's existing spray polyurethane insulation foam business. (The acquisition was completed on February 20, 2020.)

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HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY
•
We acquired the remaining 50% interest in the Sasol-Huntsman maleic anhydride joint venture from Sasol for approximately $100 million in September 2019.

•
We expanded our polyurethanes downstream system house network by opening a new facility in Dubai, UAE.

How We Paid for Performance in 2019

As described in more detail throughout the "Compensation Discussion and Analysis" beginning on page 30, one of the primary objectives of our executive compensation program is to align the financial interests of our NEOs with the creation of long-term stockholder value. Specific achievements in 2019 that impacted the compensation of our NEOs include the following:

•

Relative TSR of 29.8% for the three year period ended December 31, 2019, which determined the payout of our performance share unit awards in 2019, ranked second (i.e., 87.5th percentile) relative to our performance peer group.

•

Corporate free cash flow (including discontinued operations),(1) which was a significant performance measure in determining our 2019 annual cash performance awards, was $571.1 million, which was 99.9% of our target.

• Corporate adjusted EBITDA,(1) also a significant performance measure, was $1,180.2 million, which was 87.4% of our target.
• Shared services fixed costs, which are used to evaluate the ability of shared service corporate departments to beat budgetary estimates, were $299.3 million, which beat our target of $316.2 million.

(1)
Throughout this Proxy Statement, we refer to our adjusted EBITDA and free cash flow, which are non-GAAP financial measures. A presentation and reconciliation to the most directly comparable GAAP financial measures is contained on pages 41-43 of our annual report on Form 10-K for the year ended December 31, 2019 (our "2019 Form 10-K"), as filed with the SEC on February 12, 2020.

Mix of Total Target Direct Compensation in 2019(1)

Our executive compensation program is designed such that a significant portion of each officer's total target direct compensation(1) is performance-based. The charts below illustrate the amount of 2019 total target direct compensation allocated to each component of compensation for our CEO and the other NEOs. 86% of the total target direct compensation of our CEO in 2019 was considered at risk, tied to annual performance measures or the performance of our stock. Comparably, 74% of total target direct compensation of our other NEOs, on average, was considered at risk(2).

(1)
"Total target direct compensation" generally consists of (i) annual base salary, (ii) the target annual cash performance award opportunity for 2019, and (iii) the aggregate grant date fair value of long-term equity incentive awards granted in 2019. The amounts actually realized by our NEOs with respect to the annual cash performance awards and long-term equity incentive awards granted in 2019 depend, as applicable, on the level of attainment of the relevant performance goals and the value of our common stock when the awards vest or are exercised.

(2)
We consider compensation to be "at-risk" if it is subject to performance-based payment or vesting conditions or if its value depends on stock price appreciation.

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HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY

Our Response to Say-On-Pay and Stockholder Outreach

At our 2019 annual meeting, approximately 72% of our stockholders voted in favor of our say-on-pay proposal. Although a significant majority of our stockholders voted in favor of our executive compensation program, the result of the 2019 vote was a departure from our 2017 and 2018 say-on-pay votes, where more than 91% of the stockholders voted in favor of our executive compensation programs, even though the core philosophy and design of our executive compensation programs remained materially consistent across all three years.

In response to the advisory 2019 say-on-pay result, we engaged a number of our stockholders to discuss topics relevant to our compensation practices. In determining executive compensation for 2020, the Compensation Committee carefully considered the results of the 2019 say-on-pay vote and the stockholder feedback we received. Based in part on this feedback, the Compensation Committee changed the award mix for 2020 equity compensation by increasing the weighting of performance share units to 40% (from 30%), while correspondingly decreasing the weighting of stock options to 20%. Overall, we believe our compensation programs remain effective in implementing our primary compensation objectives.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 3)

We ask you to vote "FOR" the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020.

STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER RIGHT TO ACT BY WRITTEN CONSENT (PROPOSAL 4)

We ask you to vote "AGAINST" the stockholder proposal regarding action by written consent. Please see page 69 for our Board of Directors' Statement in Opposition.

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HUNTSMAN CORPORATION: PROXY STATEMENT

HUNTSMAN CORPORATION PROXY STATEMENT

PART 1	INFORMATION ABOUT THE MEETING

GENERAL

This Proxy Statement is being furnished to the stockholders of Huntsman in connection with the solicitation of proxies by its Board of Directors (the "Board"). The proxies are to be voted at our 2020 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, April 29, 2020 at 8:30 a.m., local time, at The Woodlands® Resort & Conference Center, 2301 North Millbend Drive, The Woodlands, Texas 77380, and any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board is not aware of any other matters to be presented at the Annual Meeting.

The Board is soliciting your proxy to vote your shares at the Annual Meeting. We will bear the cost of the solicitation, including the cost of the preparation, assembly, printing and, where applicable, mailing of the Notice of Annual Meeting of Stockholders, this Proxy Statement, the proxy card, the Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") and any additional information furnished by us to our stockholders. In addition to solicitation by mail, certain of our directors, officers and employees may, without extra compensation, solicit proxies by telephone, facsimile, electronic means and personal interview. We have retained Innisfree M&A Incorporated to help us distribute and solicit proxies and have agreed to pay them $17,500, incremental fees for investor calls placed and received and reimbursement for out-of-pocket expenses for these services. We will also make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and we will reimburse them for postage and clerical expenses.

DELIVERY OF PROXY MATERIALS

Beginning on March 20, 2020, we mailed a Notice of Internet Availability to our stockholders of record and beneficial owners who owned shares of our common stock at the close of business on March 5, 2020. The Notice of Internet Availability contained instructions on how to access the proxy materials and vote online. We have made these proxy materials available to you over the Internet or, upon your request, have delivered paper versions of these materials to you by mail, in connection with the solicitation of proxies by our Board for the Annual Meeting.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1. WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the Annual Meeting, stockholders will vote upon the matters outlined in the Notice of Annual Meeting of Stockholders, which are: (1) the election of the eight director nominees named in this Proxy Statement; (2) a non-binding advisory vote to approve the compensation of our named executive officers, also referred to herein as our "NEOs;" (3) the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020; (4) a stockholder proposal regarding stockholder right to act by written consent; and (5) the consideration of any other matters properly presented at the Annual Meeting in accordance with our Fifth Amended and Restated Bylaws of Huntsman Corporation dated December 21, 2016 (our "Bylaws"). The Board is not aware of any other matters to be presented at the Annual Meeting. In addition, our management will report on our performance and respond to questions from stockholders following the adjournment of the formal business at the Annual Meeting.

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HUNTSMAN CORPORATION: PROXY STATEMENT

2. WHAT IS INCLUDED IN THE PROXY MATERIALS?

The proxy materials include: (1) the Notice of Annual Meeting of Stockholders; (2) this Proxy Statement; and (3) the 2019 Annual Report. If you requested a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the Annual Meeting.

You may refer to the 2019 Annual Report for financial and other information about our operations. The 2019 Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part hereof.

3. WHAT IS A PROXY?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Peter R. Huntsman, our Chairman of the Board, President and Chief Executive Officer, also referred to herein as our "CEO," and David M. Stryker, our Executive Vice President, General Counsel, Chief Compliance Officer and Secretary, will serve as proxies for the Annual Meeting pursuant to the proxy card solicited by our Board.

4. WHAT IS A PROXY STATEMENT?

A proxy statement is a document that the regulations of the U.S. Securities and Exchange Commission (the "SEC") require us to give you when we ask that you designate Peter R. Huntsman and David M. Stryker as proxies to vote on your behalf. This Proxy Statement includes information about the proposals to be considered at the Annual Meeting and other required disclosures, including information about the Board and our executive officers.

5. HOW CAN I ACCESS THE PROXY MATERIALS OVER THE INTERNET?

Your Notice of Internet Availability, proxy card or voting instruction card (as applicable) contains instructions on how to:

•
view our proxy materials online at www.proxyvote.com; and

•
instruct us to send future proxy materials to you electronically by e-mail.

If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

6. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the Annual Meeting is March 5, 2020. Owners of record of our common stock at the close of business on the record date are entitled to:

•
receive notice of the Annual Meeting; and

•
vote at the Annual Meeting and any adjournments or postponements in accordance with our Bylaws.

At the close of business on March 5, 2020, there were 222,952,837 shares of our common stock outstanding, each of which is entitled to one vote on each item of business to be conducted at the Annual Meeting.

7. WHO MAY ATTEND THE ANNUAL MEETING?

All stockholders of record who owned shares of common stock at the close of business on March 5, 2020, or their duly appointed proxies, may attend the Annual Meeting and any adjournments or postponements thereof, as may our invited guests. "Street name stockholders," as described in Question 9 below, who owned shares of common stock at the close of business on March 5, 2020, may also attend subject to the requirements set forth in Questions 9 and 10 below. Seating is limited and admission is on a first-come, first-served basis. If you attend the Annual Meeting, you will need to bring your Notice of Internet Availability or proxy card, as applicable, a form of personal identification (such as a driver's license) and check in at the registration desk at the Annual Meeting. Please note that if you hold shares in "street name" (that is, in a brokerage account or through a bank or other nominee), you also will need to bring a copy of a statement reflecting your share ownership as of March 5, 2020.

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HUNTSMAN CORPORATION: PROXY STATEMENT

8. HOW MANY VOTES ARE REQUIRED TO HOLD THE ANNUAL MEETING?

The required quorum for the transaction of business at the Annual Meeting is a majority of all outstanding shares of our common stock entitled to vote in the election of directors at the Annual Meeting, represented in person or by proxy. Consequently, the presence, in person or by proxy, of the holders of at least 111,476,419 shares of our common stock is required to establish a quorum at the Annual Meeting. Shares that are voted with respect to a particular matter are treated as being present at the Annual Meeting for purposes of establishing a quorum.

9. WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

Most stockholders hold their shares through a broker, bank or other nominee (i.e., in "street name") rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those held in street name.

•
Stockholders of Record.  If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the "stockholder of record." As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

•
Street Name Stockholders.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered, with respect to those shares, the beneficial owner of shares held in "street name," and the Notice of Internet Availability or proxy materials are being forwarded to you by your broker, bank or other nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to instruct your broker, bank or other nominee how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the stockholder of record giving you the right to vote the shares. Your broker, bank or other nominee has provided voting instructions for you to use in directing the broker, bank or other nominee how to vote your shares. If you fail to provide sufficient instructions to your broker, bank or other nominee, they may be prohibited from voting your shares. See "If I am a street name holder, will my shares be voted if I do not provide my proxy?" as described in question 12, below.

10. WHAT DIFFERENT METHODS CAN I USE TO VOTE?

Stockholders of Record:    Stockholders of record may (1) vote their shares in person at the Annual Meeting by completing a ballot; or (2) submit a proxy to have their shares voted by one of the following methods:

•
By Internet.    You may submit a proxy electronically on the Internet by following the instructions provided on the proxy card or Notice of Internet Availability. Please have your proxy card or Notice of Internet Availability in hand when you log onto the website. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Time, on April 28, 2020.

•
By Telephone.    You may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card or Notice of Internet Availability. Please have your proxy card or Notice of Internet Availability in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Time, on April 28, 2020.

•
By Mail.    If you received a paper copy of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

Street Name Stockholders:    Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•
By the Methods Listed on the Voting Instruction Form.    Please refer to the voting instruction form or other information forwarded by your bank, broker or other nominee to determine whether you may submit a proxy by telephone or on the Internet, following the instructions provided by the record holder.

•
In Person with a Proxy from the Record Holder.    You may vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee. Please consult the voting instruction form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.

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HUNTSMAN CORPORATION: PROXY STATEMENT

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND YOU ALSO SUBMIT YOUR PROXY SO THAT YOUR VOTE WILL COUNT IF YOU ARE UNABLE TO ATTEND THE MEETING. SUBMITTING YOUR PROXY VIA INTERNET, TELEPHONE OR MAIL DOES NOT AFFECT YOUR ABILITY TO VOTE IN PERSON AT THE ANNUAL MEETING.

11. WHAT IF I AM A STOCKHOLDER OF RECORD AND I DON'T SPECIFY A CHOICE FOR A MATTER WHEN RETURNING MY PROXY?

A validly executed proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a validly executed proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•
FOR the election of the eight director nominees named in this Proxy Statement;

•
FOR approval, on a non-binding advisory basis, of the compensation of our NEOs;

•
FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020; and

•
AGAINST the stockholder proposal regarding the stockholder right to act by written consent.

If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted at the discretion of the holders of the proxy. The Board knows of no matters, other than those previously described, to be presented for consideration at the Annual Meeting.

12. IF I AM A STREET NAME STOCKHOLDER, WILL MY SHARES BE VOTED IF I DO NOT PROVIDE INSTRUCTIONS?

In some cases, your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Specifically, brokerage firms have the authority under New York Stock Exchange ("NYSE") rules to cast votes on certain "routine" matters if they do not receive instructions from the beneficial holder. For example, ratification of the appointment of the independent registered public accounting firm is considered a routine matter for which a brokerage firm may vote shares for which it has not received voting instructions. This is called a "broker discretionary vote." When a proposal is not a routine matter and a brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote." The election of directors, the advisory vote to approve NEO compensation and the stockholder proposal regarding stockholder right to act by written consent are not considered routine matters. Therefore, if you are a street name stockholder and do not provide voting instructions to your broker with respect to these matters, it will result in a broker non-vote with respect to such proposals. Broker non-votes will have no effect on the outcome of these proposals.

13. WHAT VOTES ARE NEEDED FOR EACH PROPOSAL TO PASS AND IS BROKER DISCRETIONARY VOTING ALLOWED?

Proposal		Vote Required	Broker Discretionary Vote Allowed

(1)	Election of the eight director nominees	Majority of the votes cast	No
(2)	A non-binding advisory vote to approve the compensation of our NEOs	Majority of shares present in person or represented by proxy and entitled to vote	No
(3)	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020	Majority of shares present in person or represented by proxy and entitled to vote	Yes
(4)	Stockholder proposal regarding stockholder right to act by written consent	Majority of shares present in person or represented by proxy and entitled to vote	No

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14. WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?

If you grant a proxy, the persons named as proxy holders will have discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under the provisions of our Bylaws and Rule 14a-8 promulgated under the Securities Exchange Act of 1934, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.

15. CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

If you are a stockholder of record, you may revoke a previously submitted proxy at any time before the polls close at the Annual Meeting by:

•
voting again by telephone or through the Internet prior to 11:59 p.m. Eastern Time on April 28, 2020;

•
requesting, completing and mailing in a new paper proxy card, as outlined in the Notice of Internet Availability;

•
giving written notice of revocation to our Corporate Secretary, which must be received on or before April 28, 2020, by mail to Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com; or

•
attending the Annual Meeting and voting in person (merely attending the Annual Meeting will not revoke a prior submitted proxy).

If you are a street name stockholder, you must follow the instructions to revoke your proxy, if any, provided by your bank, broker or other nominee.

16. WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that you have multiple accounts with our transfer agent, Computershare, and/or brokers, banks or other nominees. Please vote all of your shares. We recommend that you contact Computershare and/or your broker, bank or other nominee (as applicable) to consolidate as many accounts as possible under the same name and address. If you have multiple accounts with Computershare that you want to consolidate, please submit your request by mail to Computershare Trust Company, N.A., P.O. Box 505000, Louisville, KY 40233-5000, or by telephone at 1-866-210-6997. Computershare may also be reached through its website at www.computershare.com.

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HUNTSMAN CORPORATION: PROXY STATEMENT

PART 2	BOARD OF DIRECTORS

DIRECTOR NOMINEES

Presented below is information with respect to our eight nominees to be elected as directors at this year's Annual Meeting. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should serve on the Board.

PETER R. HUNTSMAN

Peter R. Huntsman has served as an executive and Director of the Company and various affiliates since 1994. He presently serves as the Company's President and Chief Executive Officer. Mr. Huntsman has served as Chairman of the Board of Directors since January 2018 and he sits on the Board's Litigation Committee.

Prior to his appointment as Chief Executive Officer in July 2000, Mr. Huntsman served as the Company's President and Chief Operating Officer, positions he held since 1994. He began his career at the Company working for Olympus Oil in 1983 and, in 1987, he joined Huntsman Polypropylene Corporation as Vice President before serving as its Senior Vice President and General Manager. Mr. Huntsman also served as Senior Vice President of Huntsman Chemical Corporation and as Senior Vice President of Huntsman Packaging Corporation, a former subsidiary. He currently serves as non-executive chairman and a director of Venator Materials PLC, a publicly-traded global pigments company headquartered in the U.K., which separated from the Company in 2017.

Mr. Huntsman has more than 30 years of experience in the global chemical industry and has held both operational and executive leadership positions in the United States and abroad. He has built extensive and lasting relationships with customers, suppliers, governmental and regulatory agencies, NGOs, labor unions, political leaders, and communities in which the Company operates around the world. He is widely recognized as a leader by and among his peers in the industry and recently became vice chairman of the board of directors of the American Chemistry Council, the industry's trade, education and advocacy association representing more than $550 billion in enterprise value.

Charitable giving and civic engagement have been a hallmark of Huntsman Corporation since its founding 50 years ago and Mr. Huntsman is the Chairman and CEO of the Huntsman Cancer Foundation, which raises funds for and supports the ongoing research, treatment and educational programs of the world-renowned Huntsman Cancer Institute. He is also CEO of the Huntsman Foundation, which, most recently, committed $150 million to the University of Utah to establish the Huntsman Mental Health Institute, which is expected to become a nationally-recognized leader in mental health research, care, education and community outreach. Mr. Huntsman is a member of various executive boards and councils, including the Board of Overseers for the Wharton School of Business at the University of Pennsylvania; the Memorial Hermann Health Systems Board of Directors; the Executive Committee of The American Chemistry Council; the Board of Directors for the Cynthia Woods Mitchell Pavilion; and the Board of Advisors for Interfaith of The Woodlands. He also helps to direct a number of domestic and international humanitarian projects funded by the Huntsman family and Huntsman companies.

The Board has concluded that Mr. Huntsman, 57, should continue to serve as Chairman of the Board and Director because his current position as President and Chief Executive Officer enables him to bring invaluable operational, financial, regulatory and governance insights to the Board. His long and extensive role in the history and management of the Company and its affiliates enables him to continually educate and advise the Board on our business, the chemicals industry, and related opportunities and challenges. His broad and widely-recognized stature in the chemical industry globally ensures that the Company's views and interests are represented on issues of importance to the Company and the chemical industry at every level.

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HUNTSMAN CORPORATION: PROXY STATEMENT

NOLAN D. ARCHIBALD

Mr. Archibald has served as a Director since March 2005. He is currently Vice Chairman and Lead Director. Mr. Archibald is also Chairman of the Nominating & Corporate Governance Committee and a member of the Compensation Committee. Mr. Archibald served as Chairman and Chief Executive Officer of Black & Decker Corporation from 1987 to 2010. During that time, he led the transformation of Black & Decker into one of the most innovative and successful new product companies in the United States, driving significant growth via an innovation-driven new product pipeline and consistently ranking among the top recipient of patents granted by the US Patent and Trademark Office. He led the relaunch of the DeWalt brand in 1992 and built what is now the world's largest professional power tools brand. He co-engineered the merger of Black & Decker with Stanley Works that significantly increased shareholder value. He served as Executive Chairman of the Board of the Stanley Black & Decker Corporation and chaired the Cost Synergy Committee that resulted in significant cost reduction and stock price appreciation.

Mr. Archibald has been cited by Business Week as one of the top six managers in the United States and Fortune Magazine as one of the country's "Ten Most Wanted" executives. He also had extensive experience as a director of other large public companies, having served on the boards of Lockheed Martin Corporation (where he served for 17 years including as Lead Director), ITT Corporation, and Brunswick Corporation. This experience enables him to contribute significantly to the Board's oversight responsibilities.

The Board has concluded that Mr. Archibald, 76, should continue to serve as Vice Chairman and Lead Director of the Board because of his extensive executive level management experience and results with Black & Decker and Stanley Black & Decker. He brings to the Board significant CEO experience and a unique set of skills in product innovation, branding, marketing, and strategic planning, important areas for the Company as it continues to shift its portfolio further downstream into markets closer to the consumer and driven by innovation. Most recently, he has been providing significant leadership and guidance to the Company's management team engaged in integrating the recently acquired Icynene-Lapolla spray foam polyurethane business and developing the go-forward branding strategies for Huntsman's new leading business supplying spray foam products used to insulate commercial and residential structures.

As Lead Independent Director and Chairman of the Nominating & Corporate Governance Committee, Mr. Archibald is also leading the Board's ongoing effort to add new Directors. Initiated just prior to the retirement of Jon Huntsman Sr., the Board refreshment process is fully underway and Mr. Archibald's continued engagement with the professional search firm retained to assist the Company in identifying additional high-quality candidates and with the candidates themselves, will provide critical continuity and stability to the process.

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HUNTSMAN CORPORATION: PROXY STATEMENT

DR. MARY C. BECKERLE

Dr. Beckerle has served as a Director since May 2011 and sits on both the Audit Committee and the Nominating & Corporate Governance Committee. She is an internationally recognized scientist who has served on numerous national scientific boards and committees, including the Advisory Committee to the Director of the U.S. National Institutes of Health and the National Cancer Institute's Board of Scientific Advisors. She is also a member of cancer policy and advisory boards at Harvard University, Georgetown University, University of Pennsylvania, and the National Center for Biological Sciences in Bangalore (India).

Dr. Beckerle is a Distinguished Professor of Biology in the College of Science at the University of Utah, which she joined in 1986. She served as President of the American Society for Cell Biology in 2006, held a Guggenheim Fellowship at the Curie Institute in Paris, and is an elected Fellow of the American Academy of Arts and Sciences and the American Philosophical Society. Dr. Beckerle received the Utah Governor's Medal for Science and Technology in 2001, the Sword of Hope Award from the American Cancer Society in 2004, and the Alfred G. Knudson Award in Cancer Genetics from the National Cancer Institute (NCI) in 2018.

Since 2006, Dr. Beckerle has served as Chief Executive Officer of Huntsman Cancer Institute at the University of Utah. In addition to her membership on the Board of Directors of the Company, Dr. Beckerle has, since 2015, been a member of the board of directors of Johnson & Johnson, a U.S. based multinational that manufactures and markets medical devices, pharmaceuticals and consumer-packaged goods around the world and one of the ten largest publicly traded companies in the U.S. At Johnson & Johnson, Dr. Beckerle chairs the company's Science, Technology, and Sustainability Committee and serves as a member of the board's Regulatory Compliance Committee. She has been named as a National Association of Corporate Directors Directorship 100 awardee, which recognizes leading corporate directors and others who significantly impact boardroom practices and performance.

The Board has concluded that Dr. Beckerle, 65, should continue to serve as a Director owing to her executive management experience and her unique and extensive knowledge in the fields of cancer treatment, regulatory affairs and compliance. These skills bring added value to her service on the Company's Audit Committee, which is responsible for enterprise risk assessment and mitigation oversight, and the Nomination & Corporate Governance Committee, which continues to exercise oversight responsibility for the Company's EHS and product regulatory compliance functions, both critical areas of oversight for the chemical industry. Her long service as CEO of a National Cancer Institute-designated Comprehensive Cancer Center has provided her extensive skills and experience in both operational and strategic areas relevant to the Company's operations, including a uniquely informed perspective on safety profiles of chemicals in our product portfolio and in our supply chain, product stewardship and regulatory compliance. Likewise, Dr. Beckerle's tenure on the board of Johnson & Johnson, widely recognized as a leader in corporate governance best practice, brings a unique and valuable perspective to her service on the Company's Board and its Nominating and Corporate Governance Committee. And, finally, her international academic and public policy experience allows her insight and valuable perspective into both challenges and opportunities related to the Company's global business as well as to matters related to corporate governance, compliance and talent management, all of which are key areas of Board oversight responsibility.

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M. ANTHONY BURNS

Mr. Burns has been a Director since March of 2010. He presently serves as Chairman of the Audit Committee and sits on the Nominating & Corporate Governance Committee.

Since 2002, Mr. Burns has served as chairman emeritus of Ryder System, Inc., a provider of transportation and logistics services, and he held several executive level positions at Ryder before his retirement, including chairman of the board from 1985 to 2002, chief executive officer from 1983 to 2000, and president and chief operating officer from 1979 to 1999. While working at Ryder, Mr. Burns was a three-time recipient of Financial World magazine's CEO of the Year Award and was also named its CEO of the Decade in its Transportation: Freight & Leasing sector. Prior to joining Ryder, he was a member of senior financial management at Mobil Oil Corporation. Mr. Burns has also had extensive experience on the boards of several U.S. publicly traded companies in a diverse range of industries. He served long tenures on the boards of Pfizer Inc.; J.P. Morgan Chase & Co.; Stanley Black & Decker; and J.C. Penney Company. On each of those public boards of directors, Mr. Burns served as chairman of the audit or compensation committees for most of his tenure.

Mr. Burns is a Life Trustee of the University of Miami in Florida and he has been active in charitable, cultural and civic organizations in Florida and nationally. He has served on the national boards of United Way of America, American Red Cross, National Urban League and Boy Scouts of America, as well as on the Foundation Board for the Malcolm Baldridge National Quality Award. Mr. Burns has also been the co-chairman of The Business Roundtable and chairman of its Health and Retirement Task Force. In his home state of Florida, he has served as chairman of the Capital Campaign for the Performing Arts Center of Greater Miami, board chairman and campaign chairman of the United Way of Miami-Dade County, and president of the Boy Scouts of America South Florida Council. In recognition of his extensive charitable work in the aftermath of Hurricane Andrew, Mr. Burns was named by the American Red Cross as its Humanitarian of the Year.

The Board has concluded that Mr. Burns, 77, should continue to serve as a Director. His long tenure as chairman and chief executive officer of Ryder System, a major public company, and his extensive board experience at Pfizer and J.P. Morgan, among other public companies, enable him to provide the Board and executive management with steady leadership, strategic insight and valuable oversight into key strategic, financial and enterprise risk-related issues facing the Company in the ordinary course. In addition, his prior service on (and, in most cases, chairmanship of) audit committees for a diverse range of other public companies has provided him with invaluable financial expertise and significant experience with enterprise risk management and related systems, and enhances his ability to serve as Chairman of the Company's Audit Committee, where he functions as a principal steward of the financial health of the Company and quality of its investment grade balance sheet.

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DANIELE FERRARI

Mr. Ferrari first joined the Board in March 2018, sits on the Compensation Committee, and previously served on the Board's Audit Committee. He is the Chief Executive Officer of Versalis S.p.A., one of Europe's largest chemical companies with revenues in excess of $6 billion and more than 7,000 associates around the world. Mr. Ferrari also serves as chairman of Matrìca S.p.A., a Versalis joint-venture with Novamont, an industry leader in bio-plastics. Matrìca sits at the vanguard of the renewable chemistry industry and operates an integrated "green" chemistry complex in Port Torres, Italy where they develop state-of-the-art products characterized by biodegradability and low toxicity and sourced from vegetable raw materials employing an integrated agricultural production chain. Matrìca represents sustainable solutions in the chemical industry, combining renewability and high performance.

Mr. Ferrari is a former senior executive at the Company and has more than 35 years of direct operating and executive experience in the chemical industry. He worked for Imperial Chemical Industries (ICI) and Agip Petroli, a subsidiary of Eni S.p.A., an international leading oil and gas company, before joining the Company in 1997, where he ultimately became President of the Performance Products division. Mr. Ferrari is presently serving as President of CEFIC, the European Chemical Industry Council, the largest trade association for the chemical industry in Europe, representing 29,000 chemical firms and interacting on their behalf with international and EU institutions, NGOs, the international media, and other stakeholders, and he previously served as President of PlasticsEurope Bruxelles, an association of European plastics manufacturers. Mr. Ferrari is a board member of the recently-created Alliance to End Plastics Waste, a not-for-profit organization comprised of more than 40 global companies that have committed more than $1 billion (with the goal of investing $1.5 billion over the next 5 years) to help end plastic waste in the environment in partnership with the finance community, government and civil society, including environmental and economic development NGOs. He is a member of the board of directors of Venator Materials PLC, which separated from Huntsman in 2017.

The Board has concluded that Mr. Ferrari, 59, should continue to serve as a Director because his more than 35 years of operating and executive experience in, and deep knowledge of, the global chemical industry, particularly in challenging European markets, enables him to provide valuable strategic insight into virtually every aspect of the Company's business and properly exercise board oversight of its strategic business plans, the execution of its growth initiatives both organic and through M&A, its efforts to mitigate material process safety risk at its facilities and, finally, to ensure manufacturing asset integrity and reliability. Additionally, his executive leadership of the ongoing global repositioning and rebranding of Versalis, one of Europe's largest chemical manufacturers, has provided him valuable insights and contacts within the sector, which supports the Board's stewardship of the Company's own repositioning and branding downstream and its ongoing efforts to reload its business portfolio with higher margin, more specialty, differentiated, and renewable-based chemical products. Finally, Mr. Ferrari brings to the Board significant leadership experience, knowledge and relationships in dealing with UN sustainable development goals, Circular Economy process, "eco-friendly" and renewables chemistry solutions owing to his service as Versalis CEO (through its BioTech global businesses), the chairman of the board of Matrìca S.p.A and his service on the board of the Alliance to End Plastic Waste.

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SIR ROBERT J. MARGETTS

Sir Robert has been a Director since August 2010, and serves both on the Audit Committee, where he has been designated a financial expert, and on the Nominating & Corporate Governance Committee. He has more than 50 years of operating and executive experience in the chemical industry, going back to the beginning of his career with Imperial Chemical Industries PLC, a multinational chemical company based in United Kingdom, where he ultimately rose to the role of Executive Vice Chairman. At ICI, Sir Robert led the global research, technology, engineering and manufacturing functions with responsibility for process safety and major hazard operations, among other things, and had executive leadership responsibility for many of ICI's global business units. He was responsible for the divestment program associated with ICI's transformation into a specialty chemical company, raising $10 billion in more than 30 separate transactions, including sales of ICI's global polyurethanes, petrochemical and titanium dioxide businesses to Huntsman. His experience also included the start-up and development of a range of specialty chemical businesses and establishment and growth of ICI's operations throughout Asia.

In addition to his long tenure in the chemical industry, Sir Robert has had substantial experience in the financial services and investment management sector. In 2000, he was elected chairman of the board of Legal & General PLC, a multinational financial services firm founded in 1836, where he oversaw a global business portfolio with more than £500 billion in assets under management. He has also served as chairman of the BOC Group PLC, a publicly traded industrial gas business in the UK, which was ultimately sold to Linde AG for a substantial premium to shareholders. Since then, he has served as Senior Independent Director of two global mining companies, Anglo American PLC and PJSC Uralkali, and on the boards of directors of Wellstream PLC and Falk Renewables PLC. Sir Robert presently serves as vice chairman and lead independent director of Venator Materials PLC, and he is founder and chairman of Ensus Ltd, a major bioethanol and protein producer and part of the CropEnergies Group, one of Europe's leading manufacturers of sustainably produced bioethanol for the fuel sector today.

Sir Robert has also played an active role in the development and implementation of public policy in the United Kingdom over the course of his career, especially in the areas of climate change and sustainability. He served as chairman of the Natural Environment Research Council, a non-departmental government agency in the UK responsible for national investment in the sciences relating to climate change and the environment. More recently, he established and chaired the Energy Technologies Institute, a public-private partnership charged with the development and demonstration of new low carbon energy technologies. Sir Robert's many contributions to public life in science and engineering have been recognized with the awarding to him of the rank of Commander of the Most Excellent Order of the British Empire (CBE) and a Knighthood for services to business, the economy, and science and technology. He is also the recipient of many Honorary Fellowships, Doctorates and other awards, including membership in the Fellowship of the Royal Academy of Engineering (FREng), an honor given by the Royal Academy of Engineering to recognize the best and brightest engineers, inventors and technologists in the U.K. and around the world, promote excellence in engineering, and enhance and support engineering research, policy formation, education and entrepreneurship.

The Board has concluded that Sir Robert, 73, should continue to serve as a Director owing to his extensive operating and executive experience in the global chemical industry, his broad executive and board leadership in a diverse range of other global industries, including financial services and investment management, and his strong background, acumen and experience in financial, business and operational matters arising in the ordinary course at the Company. Additionally, Sir Robert's long and committed engagement in the public policy arena dealing with climate change and sustainability bring a critical perspective to the Board and executive management of the Company.

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WAYNE A. REAUD

Mr. Reaud has served as a Director since March 2005 and currently chairs both the Board's Compensation Committee and its Litigation and Public Policy Committee. He is an accomplished trial lawyer and founder of the Beaumont, Texas law firm of Reaud, Morgan & Quinn. For more than 40 years, Mr. Reaud has represented clients in significant cases involving personal injury, product and premises liability, toxic torts and business litigation. He has handled first impression mass tort litigation involving asbestos premises liability claims, including the largest asbestos product liability class action lawsuit in the history of the Texas courts. He also represented the State of Texas in its landmark litigation against the tobacco industry, which resulted in the largest settlement of a single case in the U.S. history at the time.

Among the many awards and recognition Mr. Reaud has received over the length of his career, he is a Life Fellow of the Texas Bar Foundation and a Fellow of the International Society of Barristers, a member of the Philosophical Society, and a member of the State Bar of Texas Grievance Committee. He was chosen as the Most Distinguished Alumni of Texas Tech University Law School in 1998 and also selected as the Most Distinguished Alumni of Lamar University in 2006. Mr. Reaud was awarded the Honorary Order of the Coif by the University of Texas School of Law in 2011. He is listed in Best Lawyers in America and has been named a "Super Lawyer" each year since 2006.

Mr. Reaud has also demonstrated an extraordinary commitment to public life and community service. He currently serves as Chairman of the Board of the Beaumont Foundation of America and is a Director of the Reaud Charitable Foundation. Since the Beaumont Foundation opened its doors in 2001, it has been devoted to aiding the poor and, to date, has provided more than $166 million to help those who face economic challenges in their lives. Through his work with the Reaud Charitable Foundation, Mr. Reaud established an endowed scholarship at the University of Texas School of Law to provide students dedicated to a career in public interest law with tuition and a stipend to support their work and educational development. Mr. Reaud serves on the Board of Directors of CBTX, Inc., a publicly-traded bank holding company for CommunityBank Texas N.A., an asset bank offering commercial banking solutions to local small and mid-sized businesses and professionals in Houston, Beaumont, Dallas and surrounding communities in Texas.

The Board has concluded that Mr. Reaud, 72, should continue to serve as a Director because his significant legal expertise and extensive trial experience in complex, high-profile cases enable him to advise the Board and executive management on material risks and successful risk mitigation strategies, and serve as a uniquely valuable resource for the Company's legal department and its General Counsel. Going back to the Apollo/Hexion litigation, a series of "bet the company" cases litigated and ultimately settled in Huntsman's favor, and continuing through today in material antitrust and other commercial litigation being pursued by facing the Company, Mr. Reaud's strategic insights and committed support have won and/or saved the Company hundreds of millions of dollars that have inured to the shareholders' benefit. Mr. Reaud's continued board service is further appropriate because of his demonstrated commitment to community service, education, public health, and cultural affairs mirrors the Company's significant focus in these areas.

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VICE ADMIRAL JAN E. TIGHE

U.S. Navy Retired Vice Admiral Tighe joined the Board in February 2019, and she currently serves as a member of the Board's Audit Committee. In addition to her board service for the company, she is a member of the boards of directors of The Goldman Sachs Group, a multinational investment bank and financial services company offering investment and asset management services, among others; Progressive Corporation, a property and casualty insurance company; and IronNet CyberSecurity, a global network security company serving the defense, financial services, energy and utilities, health care and life sciences industries. Vice Admiral Tighe also serves on the board of trustees for MITRE, as a board member for the U.S. Naval Academy Foundation, and as a strategic advisor to Paladin Capital Group, BluVector, RangeForce, and the Idaho National Laboratory National & Homeland Security Directorate. She has been a National Association of Corporate Directors Governance Fellow since 2018.

Before her retirement from the U.S. Navy in 2018, Vice Admiral Tighe served as the Deputy Chief of Naval Operations for Information Warfare where she had executive responsibilities as Director of Naval Intelligence, U.S. Navy's Chief Information Officer, Director of Cybersecurity, and as a member of the U.S. Navy's Corporate Board, which collaboratively planned and financed $150 billion annually to support global U.S. Navy missions. She led planning and resource programming for Navy Information Warfare Capabilities, including Cyber Resiliency and IT Network Modernization, and spearheaded the Navy's digital transformation, established a digital factory, and launched digital pilot projects that applied data science, artificial intelligence and machine learning to improve business productivity and mission operations.

Vice Admiral Tighe is a graduate of the U.S. Naval Academy and received her M.S. and Ph.D. degrees in Applied Mathematics and Electrical Engineering, respectively, from the U.S. Naval Postgraduate School (NPS). She later served as the President of NPS (from 2012 to 2013) and was inducted into the NPS Hall of Fame in June 2018 in recognition of her distinguished accomplishments and contributions at the highest levels of public service. During her 34 year Navy career, Vice Admiral Tighe served in various roles of increasing seniority for the Navy and National Security Agency including Commander of the U.S. Fleet Cyber Command U.S. Tenth Fleet, where she directed operations and defense of Global Navy IT Networks, Signals Intelligence Operations and Offensive Cyberspace Operations.

The Board has concluded that Vice Admiral Tighe, 57, should continue to serve as a Director based on her diverse leadership experience and valuable global perspective she gained serving in the U.S. Navy and with the National Security Agency. She also provides the Board with unique knowledge and executive level expertise and oversight experience in the fields of cybersecurity and information technology, including architecting cyber resiliency into operational systems and directing complex cyber and intelligence operations, all of which are areas of increasing focus for the Company. Finally, she brings to the Board a broad experience in strategic planning, risk assessment and mitigation, and strategy execution across a variety of organizations.

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DIRECTOR COMPENSATION

Our Corporate Governance Guidelines provide for compensation for our non-employee directors' services, in recognition of their time and skills. Directors who are also our officers or employees do not receive additional compensation for serving on the Board. Annual compensation for our non-employee directors is composed of cash and equity-based compensation. Cash compensation paid to our non-employee directors consists of an annual retainer and supplemental retainers for the chairs and members of Board committees. Equity-based compensation for 2019 consisted of awards granted under our 2016 Huntsman Stock Incentive Plan (the "2016 Stock Incentive Plan") in the form of fully-vested stock awards or deferred stock units, at the election of each director.

Maintaining a market-based compensation program for our non-employee directors enables our company to attract qualified members to serve on the Board. With the assistance of Meridian Compensation Partners, LLC ("Meridian"), the Compensation Committee's independent compensation consultant, the Compensation Committee periodically reviews our non-employee director compensation practices and compares them to the practices of our peers as well as against the practices of public company boards generally to ensure they are aligned with market practices.

We also offer non-employee directors the opportunity to participate in the Huntsman Outside Directors Elective Deferral Plan. This is an unfunded nonqualified deferred compensation plan established primarily for the purpose of providing our non-employee directors with the ability to defer the receipt of director fees. For 2019, none of our non-employee directors elected to participate in this plan. The investment choices available under this plan are identical to the investment choices available under our 401(k) plan. Benefits under the plan are payable in cash distributable either in a lump sum or in installments beginning 30 days after the director ceases to be a member of our Board.

Members of the Board may also participate in the Huntsman Director Matching Gift Program. Designed to demonstrate our commitment to worthy causes and to attract talented directors, our company will match charitable contributions made in cash up to a maximum of $10,000 per director per year for organizations located in the United States that are tax exempt pursuant to Section 501(c)(3) of the Internal Revenue Code.

The Compensation Committee believes that our total director compensation package is competitive with market practices, as well as fair and appropriate in light of the responsibilities and obligations of our non-employee directors. Details of our non-employee director compensation program are below.

DIRECTOR COMPENSATION TABLE

The total 2019 compensation for our non-employee directors is shown in the following table:

Name(1)	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)	Total ($)

Nolan D. Archibald	$245,000	$145,000	$10,000	$400,000

Mary C. Beckerle	$175,000	$145,000	$10,000	$330,000

M. Anthony Burns	$215,000	$145,000	$10,000	$370,000

Daniele Ferrari	$161,667	$145,000	—	$306,667

Sir Robert J. Margetts	$175,000	$145,000	—	$320,000

Wayne A. Reaud	$205,000	$145,000	—	$350,000

Jan E. Tighe(2)	$134,166	$120,833	—	$255,000

(1)
Peter R. Huntsman, our CEO, served as a director of our company in 2019 but is not included in this table since he was also an employee. Mr. Huntsman did not receive any additional compensation in 2019 for his service as a director. Thus, the total compensation for Mr. Huntsman's service as an executive officer of our company is shown in the 2019 Summary Compensation Table on page 47.

(2)
Vice Admiral Tighe was elected to the Board on February 26, 2019, and her compensation was prorated to reflect service beginning on that date.

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(3)
For 2019, non-employee directors received the following cash retainers:

Director	Annual Retainer	Audit Committee*	Compensation Committee*	Governance Committee*	Litigation Committee*	Lead Independent Director

Nolan D. Archibald	$145,000	—	$10,000	$30,000	—	$60,000

Mary C. Beckerle	$145,000	$20,000	—	$10,000	—	—

M. Anthony Burns	$145,000	$60,000	—	$10,000	—	—

Daniele Ferrari	$145,000	$6,667	$10,000	—	—	—

Sir Robert J. Margetts	$145,000	$20,000	—	$10,000	—	—

Wayne A. Reaud	$145,000	—	$30,000	—	$30,000	—

Jan E. Tighe	$120,833	$13,333	—	—	—	—

*
Non-employee directors receive an additional $20,000 annual fee for service on the Audit Committee and a $10,000 annual fee for service on each other committee. In addition, non-employee directors receive an additional retainer for service as committee chair of $40,000 for the Audit Committee and $20,000 for each of the other committees. All of our directors are reimbursed for reasonable out-of-pocket expenses incurred for attending meetings of the Board or its committees and for other reasonable expenses related to the performance of their duties as directors.

(4)
This column represents the aggregate grant date fair value of fully vested stock awards or stock unit awards granted in 2019, computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718 ("FASB ASC Topic 718"). Each director, except for Vice Admiral Tighe, received a stock award or stock unit award covering 6,399 shares based on the grant date fair value on February 6, 2019 of $22.66 per share. Vice Admiral Tighe received a stock unit award of 4,890 shares based on the grant date fair value on February 26, 2019 of $24.71. The shares underlying stock unit awards are deliverable upon termination of service. See "Note 22. Stock-Based Compensation Plan" to our consolidated financial statements in our 2019 Form 10-K for additional detail regarding assumptions underlying the value of these equity awards.

(5)
Messrs. Archibald and Burns and Dr. Beckerle each donated to Section 501(c)(3) tax exempt organizations of their choice in 2019. On behalf of each of these directors, we matched their charitable contributions up to $10,000 through our Huntsman Director Matching Gift Program.

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PART 3	CORPORATE GOVERNANCE

The Board is committed to corporate governance principles and practices that facilitate the fulfillment of its fiduciary duties to stockholders and to our company. Key corporate governance principles observed by the Board and our company include:

All members of our Board, except our CEO, are independent	✓
Our lead independent director, Nolan D. Archibald, chairs executive sessions of our independent directors at all regularly scheduled meetings	✓
Two of our eight directors are women	✓
Two new independent directors appointed to the Board in the last two years	✓
Annual election of directors	✓
Majority voting for director nominees in all uncontested elections	✓
Simple majority stockholder voting requirements	✓
Stockholders may request special meetings of stockholders	✓
Eligible stockholders may nominate director nominees through our proxy materials (proxy access)	✓
Robust stock ownership guidelines for directors and executive officers	✓
Policy prohibiting short sales by directors and executive officers	✓
Our Board and its committees exercise oversight of risks we face in a global market, including operational, financial, strategic, competitive, reputational, legal and regulatory risks	✓

BOARD GOVERNANCE

The Board and its committees meet throughout the year on a set schedule, and may also hold special meetings and act by written consent from time to time as appropriate. During 2019, the Board met nine times, and the non-management/independent directors met in executive session four times. During 2019, each director attended at least 75% of the aggregate of:

•
the total number of meetings of the Board; and

•
the total number of meetings held by all Board committees on which such person served.

BOARD LEADERSHIP STRUCTURE AND EXECUTIVE SESSIONS OF THE BOARD

According to our Bylaws, the Chairman of the Board is elected by all of the directors on the Board to preside at all meetings of the Board and stockholders. The Chairman of the Board is also required to make reports to the Board and the stockholders and to ensure that all orders and resolutions of the Board and any of its committees are carried into effect. In accordance with our Corporate Governance Guidelines, the Chairman of the Board is also responsible for establishing the agenda for each Board meeting. At the beginning of the year, the Chairman of the Board establishes a schedule of agenda subjects to be discussed during the year (to the degree this can be foreseen). Each Board member is also free to suggest the inclusion of additional items on the agenda and to raise subjects at any Board meeting that are not on the agenda for that meeting. Peter R. Huntsman serves as our Chairman of the Board.

In accordance with our Corporate Governance Guidelines, the Board has no policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. Our Bylaws expressly allow our Chairman of the Board to also serve as President or Chief Executive Officer, if so elected by the Board. Currently, the Chairman of the Board serves as President and Chief Executive Officer. Following the transition of Jon M. Huntsman's role from Executive Chairman to Chairman Emeritus in

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December 2017, the Board reviewed the company's leadership structure and determined that the interests of the company and its stockholders were best served through a leadership model with a combined Chairman of the Board and Chief Executive Officer position. The Board believes that this issue should be considered periodically as part of the succession planning process and that it is in the best interests of our company for the Board to make a determination regarding this issue each time it appoints a new Chief Executive Officer. Based on these principles, the Board may determine that it is appropriate in the future to separate the roles of Chairman of the Board and Chief Executive Officer.

Our Bylaws also allow the Board to elect one or more Vice Chairmen to preside at Board and stockholder meetings and to perform such other duties as may be delegated by the Board, in either case in the absence of Chairman of the Board. The Board believes that it obtains effective additional Board leadership through the role of the Vice Chairman, which is currently filled by Mr. Archibald, who also serves as Lead Independent Director. As Lead Independent Director, Mr. Archibald communicates with management on issues relevant to the independent directors and provides leadership on matters where management may have a conflict of interest. In accordance with our Corporate Governance Guidelines, non-management directors meet in executive session without management at each regularly scheduled Board meeting, or more frequently as needed at the call of one or more of our non-management directors. Our Corporate Governance Guidelines also require that our independent directors meet in executive session at least once annually without those non-management directors who are not independent, or more frequently as needed at the call of one or more of our independent directors. Mr. Archibald, who serves as Vice Chairman of the Board and Lead Independent Director, chairs these sessions.

We believe that the appropriate Board leadership structure for our company varies depending on the circumstances facing the Board and our company at any given time. For example, we have revised the Board's leadership structure in the past to address specific needs, such as the formation of a Litigation Committee (in November 2008) and the election of Peter R. Huntsman as Chairman of the Board in addition to his role as President and Chief Executive Officer (in December 2017), having determined that this was the most efficient manner to facilitate effective communication between management and the Board and provide strong and consistent leadership as well as a unified voice for our company. We believe that our current Board leadership structure efficiently addresses our company's present needs and allows the Board to fulfill its role in exercising effective, independent oversight of our management on behalf of our stockholders. The Board further believes that we have in place effective structures, processes and arrangements to ensure that the work of the Board is completed in a manner that maintains the highest standards of corporate governance, independence and leadership, as well as continued accountability of management.

BOARD INDEPENDENCE

It is important to our company that investors have confidence that the individuals serving as independent directors on the Board do not have relationships with us that impair their independence. Under NYSE corporate governance rules, the Board must have a majority of independent directors. For a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with our company, either directly or as a partner, stockholder or officer of an organization that has a relationship with our company. To assist in making independence determinations, the Board has adopted independence criteria which can be found on our website at www.huntsman.com. Under these criteria, a director is not independent if:

•
The director is, or has been within the last three years, an employee of our company or an employee of any of our subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of our company.

•
The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of ours is not considered for purposes of this standard.

•
The (1) director or an immediate family member is a current partner of a firm that is our internal or external auditor; (2) director is a current employee of such a firm; (3) director has an immediate family member who is a current employee of such a firm and who personally works on our company's audit; or (4) director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time

•
The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company's compensation committee.

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•
The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company's consolidated gross revenues.

•
The director is an executive officer of any charitable or non-profit organization to which we have made, within the preceding three years, contributions in any single fiscal year that exceeded the greater of $1.0 million, or 2% of such charitable or non-profit organization's consolidated gross revenues.

With the assistance of company legal counsel, the Nominating & Corporate Governance Committee ("Governance Committee") has reviewed the applicable legal and NYSE standards for independence, as well as our independence criteria. Each year, the Governance Committee reviews: (i) a summary of the answers to annual questionnaires completed by each of the directors (and, if applicable, any nominees for director); and (ii) to the extent applicable, a report of transactions and relationships between each director (and, if applicable, any nominee for director) or any of such director's family members, and our company, our senior management or our independent registered public accounting firm. To the extent that such relationships do not change from year to year, the Governance Committee is informed that there have been no changes to such relationships.

In conducting its independence review, the Governance Committee specifically considered the relationships discussed under "Additional Information—Certain Relationships and Related Transactions—Transactions" other than the compensation arrangements, which are reviewed by the Compensation Committee. In addition, the Governance Committee has considered Dr. Beckerle's position as CEO of the Huntsman Cancer Institute, or the Institute. The Governance Committee took into account that Peter R. Huntsman does not have any ownership interest in the Institute, which is part of the University of Utah, a public institution of the state. The Governance Committee further considered that our Board recently approved a matching program pursuant to which our company will match charitable contributions made by our employees to the Huntsman Cancer Foundation, a 501(c)(3) charity for which Peter R. Huntsman currently serves as the Chairman and CEO, and that beginning a number of years ago, the Huntsman Cancer Foundation has made annual stipend payments of $100,000 to Dr. Beckerle as the CEO of the Institute.

On the basis of its review, the Governance Committee delivered a report to the full Board, and the Board made its independence determinations based on the Governance Committee's report and the supporting information. As a result of this review, the Board has determined that Messrs. Archibald, Burns, Ferrari and Reaud, Sir Robert, Dr. Beckerle and Vice Admiral Tighe, who currently constitute a majority of the Board, are independent. These independent directors currently comprise, in full, the membership of the Audit, Compensation and Governance Committees of the Board discussed below.

Peter R. Huntsman, our CEO, is not an independent director because he is employed by our company.

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COMMITTEES OF THE BOARD

The Board has Audit, Compensation and Governance Committees, each consisting of independent directors, and a Litigation Committee structured as follows:

Director	Audit Committee	Compensation Committee	Governance Committee	Litigation Committee

Nolan D. Archibald

Dr. Mary C. Beckerle

M. Anthony Burns(1)

Daniele Ferrari

Peter R. Huntsman

Sir Robert J. Margetts(1)

Wayne A. Reaud

Jan E. Tighe

Number of meetings in 2019	8	5	4	4

Chair	Member
(1)
Designated as "audit committee financial expert" under SEC regulations.

Each of the Audit, Compensation and Governance Committee has a written charter approved by the Board. These charters are available on our website at www.huntsman.com. We will also furnish copies of the charters free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com.

AUDIT COMMITTEE

Duties

• Sole responsibility for the appointment, retention and termination of our independent registered public accounting firm
• Responsible for the compensation and oversight of the work of our independent registered public accounting firm
• Monitors our independent registered public accounting firm's qualifications and independence
• Monitors the integrity of our financial statements
• Monitors the performance of our internal audit function and independent registered public accounting firm
• Monitors our corporate compliance program (other than environmental, health and safety compliance)
• Monitors our compliance with legal and regulatory requirements applicable to financial and disclosure matters
• Monitors our enterprise-wide and financial risk exposures

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Under the independence criteria that the Board has adopted, which can be found on our website at www.huntsman.com, a member of the Audit Committee will not be considered independent if:

•
The member receives directly or indirectly any consulting, advisory or other compensatory fee from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service);

•
An immediate family member of the member receives any consulting, advisory or other compensatory fee from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service);

•
An entity in which the member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions, who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to us receives any consulting, advisory or other compensatory fee from us; or

•
The member is otherwise an affiliated person of our company.

Furthermore, under these independence standards, (1) each member of the Audit Committee must be financially literate, (2) at least one member of the Audit Committee must have accounting or related financial management expertise and qualify as an "audit committee financial expert", and (3) no member of the Audit Committee may simultaneously serve on the audit committees of more than two other public companies. For purposes of (2) above, the Board considers any Audit Committee member who satisfies the SEC's definition of "audit committee financial expert" to have accounting or related financial management expertise.

The Board has determined that each member of the Audit Committee is independent as that term is defined by the listing standards of the NYSE and Rule 10A-3 promulgated under the Securities Exchange Act of 1934 and satisfies the additional independence criteria adopted by the Board and described above. The Board has also determined that Mr. Burns is an "audit committee financial expert" as defined by the regulations of the SEC. No member of the Audit Committee serves on more than two other public company audit committees.

COMPENSATION COMMITTEE

Duties

• Supports the Board in fulfilling its oversight responsibilities relating to senior management and director compensation

•

Reviews, evaluates and approves our compensation programs for our senior management and directors, policies and plans including annual cash performance awards, equity-based compensation and compensation agreements*

• Reviews and approves compensation for our corporate and executive officers and their family members who are employees, and reviews and recommends compensation for our directors*
• Carries out its responsibilities under applicable securities laws and regulations relating to our proxy statement for the annual meeting of stockholders or other applicable report or filing
• Performs such other functions as the Board may assign from time to time

*
Please see "Compensation Discussion and Analysis—How We Determine Executive Compensation" for additional information on the Compensation Committee's processes and procedures for the consideration and determination of executive officer and director compensation.

The Board has determined that each member of the Compensation Committee meets the independence requirements of the Exchange Act and the NYSE Listed Company Manual. The Compensation Committee's charter permits the Compensation Committee to form and delegate some or all of its authority to subcommittees when it deems appropriate. In particular, the Compensation Committee may delegate the approval of both cash and equity award grants and other responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the Compensation Committee who are non-employee directors or outside directors, or in some limited circumstances, to management.

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The Compensation Committee typically meets at least four times each year to address various compensation issues and processes. Our CEO does not have the ability to call Compensation Committee meetings, but generally attends Compensation Committee meetings at the Compensation Committee's request to answer questions and provide input regarding the performance of our executive officers. However, the CEO is not present while decisions regarding his compensation are made. In addition, each Compensation Committee meeting includes an executive session without members of management present. The Compensation Committee regularly reports to the full Board regarding executive compensation matters.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

Duties

• Ensures that our corporate governance system performs well
• Reviews and assesses the adequacy of our Corporate Governance Guidelines annually
• Monitors director independence
• Manages the Board's annual director evaluation process
• Assesses the appropriate balance of skills, characteristics and perspectives required for an effective Board
• Identifies, screens and recommends qualified director candidates
• Periodically reassesses the adequacy of the Board's size
• Oversees succession planning for our CEO
• Oversees our environmental, health and safety compliance program

The Board has determined that each member of the Governance Committee meets the independence requirements of the Exchange Act and the NYSE Listed Company Manual. The Governance Committee typically meets quarterly in connection with our regularly scheduled Board meetings. In addition, the meetings of the Governance Committee typically include an executive session without members of management present. The Governance Committee regularly reports to the full Board regarding governance and independence matters.

LITIGATION COMMITTEE

In addition to the independent committees described above, the Board also has a Litigation Committee. The Litigation Committee assists the Board by reviewing and assessing current and potential litigation and areas of legal exposure in which our company is or could be involved and making recommendations to the Board regarding legal matters. The members of the Litigation Committee are Wayne A. Reaud, who serves as the committee's Chair and Peter R. Huntsman. The Litigation Committee generally meets quarterly in connection with our regularly scheduled Board meetings.

BOARD ROLE IN RISK OVERSIGHT

It is management's responsibility to assess and manage the various risks our company faces. It is the Board's responsibility to oversee management in this effort. The Audit Committee is responsible for administering the Board's oversight function, and seeks to understand our company's risk philosophy by having discussions with management to establish a mutual understanding of our company's overall appetite for risk. In exercising its oversight, the Audit Committee strives to effectively oversee our company's enterprise-wide and financial risk management in a way that balances managing risks while enhancing the long-term value of our company for the benefit of our stockholders. The Board understands that its focus on effective risk oversight is critical to setting our company's tone and culture towards effective risk management.

The Audit Committee maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages our company's most significant risk exposures. The Audit Committee receives regular presentations from management of our businesses and functions about significant risks the respective business or

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function faces to assist the Audit Committee in evaluating Huntsman's risk assessment and risk management policies and practices.

In addition, each of our other committees assesses risks related to such committee's oversight activities. For example, our Litigation Committee assesses risk from litigation and areas of legal exposure to which our company is or could be subject and makes recommendations to the Board regarding those matters. We believe that the oversight function of the Board and these committees combined with its active dialogue with management about effective risk management provides our company with the appropriate framework to help ensure effective risk oversight.

CORPORATE RESPONSIBILITY

At Huntsman, corporate responsibility is an integral part of our business strategy. The key focus areas of our corporate responsibility program include our people, our health, safety and wellness programs, and our environmental stewardship, including our sustainability and product stewardship efforts.

Our sustainability program is led by our Corporate Sustainability Officer (CSO) and the Huntsman Sustainability Council, which is comprised of senior representatives from all our divisions and key functions. Our CSO reports progress to the Governance Committee of the Board at least twice a year, and the Board regularly discusses various environmental, social and governance (ESG) matters.

HUNTSMAN CHIEF EXECUTIVE'S AWARD FOR INNOVATION IN SUSTAINABILITY

Our focus on Sustainability is embodied in the Chief Executive's Award for Innovation in Sustainability which recognizes our employees for changing the way we work and the products we develop to make a sustainable long-term impact. Over the past nine years, we have received more than 170 submissions from project teams across the globe that highlight the ways our employees are reducing the environmental impacts of our operations, developing innovations that help reduce emissions and energy use and save precious natural resources, all while helping to improve the bottom line of our company and create savings for our customers and the end users of their products.

In 2019, we received 37 submissions for our 5th Chief Executive's Award for Innovation in Sustainability. The submissions highlighted projects that support the three pillars of sustainability—people, planet and profit. Top honors went to Polyurethanes, TEROL® Polyols, in Houston, Texas. Through a proprietary process, severely distressed PET plastic bottles that otherwise would have been destined for landfills or found their way into our oceans are upcycled into polyester polyols. These polyols are a key component in energy-saving spray polyurethane foam and refrigerant insulations, produced by our subsidiary Demilec.

COMMITMENT TO UNITED NATION'S TEN PRINCIPLES OF THE GLOBAL COMPACT

In 2019, we reaffirmed our continuing support for the United Nation's Ten Principles of the Global Compact (the "Ten Principles") with respect to human rights, fair labor practices, environment protection and anti-corruption. We have worked to ensure our corporate policies, procedures and guidance documents align with the Ten Principles and have made the Ten Principles a part of our business strategy.

HORIZON 2025 TARGETS

In 2019, we published our Horizon 2025 corporate Environmental, Health and Safety strategy, establishing targets for our personal and process safety and environmental performance over the next six years. Specifically, Horizon 2025 sets production intensity targets in greenhouse gas emissions (gHgs), energy consumption, hazardous waste and total solid waste disposal and net water usage and is a key element of the downstream blueprint for our business.

SUSTAINABILITY REPORTS

Since 2010, we have published our annual Huntsman sustainability report to document our progress and demonstrate our commitment. For more information on our commitment to corporate responsibility, please visit www.huntsman.com/corporate/a/Sustainability. Please note, however, that information contained on the website is not incorporated by reference in this Proxy Statement or considered to be a part of this document.

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DIRECTOR ATTENDANCE AT THE ANNUAL MEETING OF STOCKHOLDERS

We believe that there are benefits to having members of the Board attend our annual meetings of stockholders. From time to time, however, a member of the Board might have a compelling and legitimate reason for not attending an annual meeting. As a result, the Board has decided that director attendance at our annual meetings of stockholders should be strongly encouraged, but not required. Seven of eight of our directors attended the 2019 annual meeting in person.

DIRECTOR QUALIFICATION STANDARDS AND DIVERSITY

The Governance Committee's minimum qualifications and specific qualities and skills required for directors are set forth in Section 1 of our Corporate Governance Guidelines, which are available on our website at www.huntsman.com. These Guidelines require that a majority of directors on the Board meet the criteria for independence required by the NYSE, and that each director functions consistent with the highest level of professional ethics and integrity. Each of our directors is expected to devote sufficient time and effort to learn the business of our company and the Board, to use his or her own unique skills and experiences to provide independent oversight to our business, to participate in a constructive and collegial manner, to exhibit a high level of commitment to our company and to exhibit independent thought and judgment. Although we do not have a separate diversity policy relating to the identification and evaluation of nominees for director, our Corporate Governance Guidelines require that the Governance Committee consider each candidate's background, ability, judgment, skills and experience in the context of the needs of the Board when evaluating director nominees. The Governance Committee believes it is important for Board members to possess skills and knowledge in the areas of leadership of large, complex organizations, finance, strategic planning, legal, government relations and relevant industries, especially the chemical industry. These considerations help the Board as a whole to have the appropriate mix of characteristics, skills and experiences for optimal functioning in its oversight of our company. As part of its periodic self-assessment process, the Governance Committee annually reviews and evaluates its performance, including the overall composition of the Board and the criteria that it uses for selecting nominees.

DIRECTOR NOMINATION PROCESS

The Governance Committee identifies director candidates through a variety of means, including recommendations from other Board members and management. From time to time, the Governance Committee may use third-party search consultants to identify director candidates. The Governance Committee also welcomes stockholder recommendations for candidates for the Board. All stockholder recommendations must comply with the notice requirements contained in Section 2.8 of our Bylaws, which require, among other things, detailed information concerning the stockholder making the proposal (and the beneficial owner on whose behalf the proposal is made, if any), the name and address of the stockholder and specific information concerning such stockholder's interests in our company's securities, including derivative instruments. In addition, the notice must include the recommended candidate's name, biographical data, qualifications, details regarding any material monetary agreements between the stockholder and the proposed nominee, and a written questionnaire completed by the proposed nominee.

In December 2016, our Bylaws were amended to allow eligible stockholders to nominate a candidate for election to our Board for inclusion in our proxy materials in accordance with the "proxy access" provisions of our Bylaws, which are contained in Section 2.14. The "proxy access" provisions allow a stockholder, or a group of up to 20 stockholders (with funds having specified relationships constituting a single stockholder), who own (as defined in our Bylaws) three percent or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director candidates constituting up to two directors or 20% of the Board (rounded down to the nearest whole number), whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws (including similar information requirements to those set forth in Section 2.8 of our Bylaws).

Our Bylaws are available on our website at www.huntsman.com in the "Investor Relations" section. We will also furnish copies of our Bylaws free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com. For additional information about stockholder nominations, including nominations for the 2021 annual meeting of stockholders, see "Stockholder Proposals and Director Nominations for the 2021 Annual Meeting."

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From time to time, the Governance Committee may request additional information from the nominee or the stockholder. The Governance Committee uses the same process to screen all potential candidates, regardless of the source of the recommendation. The Governance Committee determines whether the candidate meets our minimum qualifications and possesses specific qualities and skills deemed appropriate for directors, and whether requesting additional information or an interview is appropriate. Except as described under "Stockholder Proposals and Director Nominations for the 2021 Annual Meeting," the procedures set forth in Section 2.8 of our Bylaws and our "proxy access" provisions of our Bylaws are the exclusive means for a stockholder to make director nominations or submit other proposals before an annual or special meeting of the stockholders.

STOCKHOLDER COMMUNICATIONS POLICY

Stockholders and other interested parties may communicate directly and confidentially with the Board, the non-management directors, the independent directors or the Lead Independent Director by sending a letter addressed to the intended recipients, c/o Corporate Secretary, Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or by sending an e-mail specifying the intended recipients to CorporateSecretary@huntsman.com. The Corporate Secretary will review such communications and, if appropriate, forward them only to the intended recipients. Communications that do not relate to the responsibilities of the intended recipients as directors of Huntsman (such as communications that are commercial or frivolous in nature) will not be forwarded. In addition, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will not be forwarded. A copy of our Stockholder Communications Policy is available on our website at www.huntsman.com.

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted Corporate Governance Guidelines, and the Governance Committee is responsible for implementing the guidelines and making recommendations to the Board concerning corporate governance matters. The guidelines are available on our website at www.huntsman.com. We will also furnish copies of the guidelines free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com.

Among other matters, the guidelines provide for the following:

•
membership on the Board is made up of a majority of independent directors who, at a minimum, meet the criteria for independence required by the NYSE;

•
each regularly scheduled Board meeting includes an executive session of the non-management directors;

•
the independent directors will meet in executive session at least once annually;

•
the Board and its committees each conduct an annual self-evaluation;

•
non-management directors are not permitted to serve as a director for more than three other public companies;

•
our Chief Executive Officer is not permitted to serve as a director for more than two other public companies;

•
directors are expected to attend all meetings of the Board and of the committees of which they are members;

•
directors not also serving as executive officers are required to offer their resignation effective at the next annual meeting of stockholders upon reaching their 75th birthday (subject to certain exceptions);

•
directors are required to offer their resignation upon a change in their principal occupation;

•
directors should function consistent with the highest level of professional ethics and integrity; and

•
to effectively discharge their oversight duties, directors have full and free access to our officers and employees.

For the 2020 Annual Meeting, the Board considered whether to waive the mandatory retirement policy with respect to Messrs. Archibald and Burns, who will have reached the mandatory retirement age at the 2020 Annual Meeting. Our Corporate Governance Guidelines provide that a non-employee director may only serve until the annual meeting of stockholders immediately following his or her 75th birthday. The Corporate Governance Guidelines provide that the Board may approve exceptions on a case by case basis.

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The Board believes that it is important to exercise judgment in the implementation of this policy to avoid eliminating for nomination existing Board members who otherwise possess the requisite expertise, engagement and abilities to fulfill their duties. In addition, the mandatory retirement policy needs to be applied in light of the overall composition and tenure of the Board to ensure it has the right balance of experience and independence, particularly in light of specific Board priorities for the upcoming year.

With respect to whether the mandatory retirement policy should be waived for Messrs. Archibald and Burns, the Board considered numerous factors including the following:

•
both directors' extensive knowledge of the company and industry;

•
both directors' desire and ability to continue to guide and serve the company in executing its mission and strategy;

•
both directors' ability to remain active and engaged Board members through the conclusion of the 2021 Annual Meeting;

•
in the case of Mr. Archibald:

  •
  his leadership as our Vice Chairman and Lead Independent Director; and

  •
  his leading role, in the Board's ongoing process to identify and add new directors during the upcoming year as Chairman of the Nominating & Corporate Governance Committee and Lead Independent Director, and the Board's belief that Mr. Archibald's continued engagement in this regard will provide needed continuity and stability in the process, both of which the Board believes are critical to ensuring its success; and

•
in the case of Mr. Burns:

  •
  his leadership as the Chair of our Audit Committee and his designation, until this past year, as the only "audit committee financial experts" on the board; and

  •
  his continued membership on the Board and as Chair of the Audit Committee in the coming year will allow the Board to manage the transition of leadership of our Audit Committee, which we expect to take place over the course of the next year while minimising the associated risks.

FINANCIAL CODE OF ETHICS AND BUSINESS CONDUCT GUIDELINES

The Board has adopted a Financial Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer or Controller. Among other matters, this code is designed to promote:

•
honest and ethical conduct;

•
avoidance of conflicts of interest;

•
full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

•
compliance with applicable governmental laws and regulations and stock exchange rules;

•
prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•
accountability for adherence to the code.

In addition, the Board has adopted Business Conduct Guidelines. The Board requires all directors, officers and employees to adhere to these guidelines in addressing the legal and ethical issues encountered in conducting their work. The Financial Code of Ethics and Business Conduct Guidelines are available on our website at www.huntsman.com. We will also furnish copies of the Financial Code of Ethics and Business Conduct Guidelines free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com. We intend to disclose any amendments to, or waivers from, our code of ethics on our website.

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HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY

PART 4	COMPENSATION DISCUSSION AND ANALYSIS

WE ASK THAT YOU VOTE TO APPROVE OUR SAY-ON-PAY PROPOSAL

At our 2020 Annual Meeting, our stockholders will again have an opportunity to cast an advisory say-on-pay vote on the compensation paid to our NEOs. We ask that our stockholders vote to approve executive officer compensation. Please see "Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation."

In accordance with the preference expressed by our stockholders at the 2017 annual meeting, we continue to hold annual advisory votes on executive compensation.

This Compensation Discussion and Analysis, or CD&A, provides information regarding how we paid the following named executive officers, or our NEOs, for 2019:

Name	Title

Peter R. Huntsman	Chairman of the Board, President and Chief Executive Officer, also referred to as our "CEO"

Sean Douglas	Executive Vice President and Chief Financial Officer

Anthony P. Hankins	Division President, Polyurethanes and CEO—Asia Pacific

David M. Stryker	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

R. Wade Rogers	Senior Vice President, Global Human Resources

COMPENSATION SUMMARY

PERFORMANCE HIGHLIGHTS IN 2019

We viewed 2019 as a successful year, marked with significant milestones for our company.

•
We agreed to sell our Chemical Intermediates and Surfactants businesses to Indorama Ventures for approximately $2 billion, which further strengthens our investment grade balance sheet and reduces our upstream footprint. (The divesture was completed on January 3, 2020.)

•
We achieved investment grade ratings from Moody's Investor Services, Inc. and Fitch Ratings, Inc. and issued $750 million of senior notes due 2029. Proceeds were used to redeem $650 million of our senior notes due 2020 and for general corporate purposes.

•
We generated free cash flow from continuing operations of $389 million in 2019 and ended the year with a total company net debt leverage of 1.7 times; pro-forma net debt leverage for the net proceeds from the sale of our Chemical Intermediates and Surfactants businesses that closed on January 3, 2020 was less than 0.5 times.

•
We paid out $150 million in dividends to our stockholders and repurchased 10.1 million shares for approximately $208 million. Total stockholder return for 2019 was approximately 29%.

•
We published our "Horizon 2025" corporate EHS strategy and set targets for our occupational safety, process safety and environmental performance over the next six years.

•
We announced an agreement in December 2019 to acquire Icynene-Lapolla for $350 million, which will nearly double the size of Huntsman's existing spray polyurethane insulation foam business. (The acquisition was completed on February 20, 2020.)

•
We acquired the remaining 50% interest in the Sasol-Huntsman maleic anhydride joint venture from Sasol for approximately $100 million in September 2019.

•
We expanded our polyurethanes downstream system house network by opening a new facility in Dubai, UAE.

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HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY

HOW WE PAID FOR PERFORMANCE IN 2019

One of the primary objectives of our executive compensation program is to align the financial interests of our NEOs with the creation of long-term stockholder value. Specific achievements in 2019 that impacted the compensation our NEOs include the following:

•

Relative TSR of 29.8% for the three year period ended December 31, 2019, which determined the payout of our performance share unit awards in 2019, ranked second (i.e., 87.5th percentile) relative to our performance peer group.

•

Corporate free cash flow (including discontinued operations),(1) which was a significant performance measure in determining our 2019 annual cash performance awards, was $571.1 million, which was 99.9% of our target.

•

Corporate adjusted EBITDA,(1) also a significant performance measure, was $1,180.2 million, which was 87.4% of our target.

•

Shared services fixed costs, which are used to evaluate the ability of shared service corporate departments to beat budgetary estimates, were $299.3 million, which beat our target of $316.2 million.

(1)
Throughout this Proxy Statement, we refer to our adjusted EBITDA and free cash flow, which are non-GAAP financial measures. A presentation and reconciliation to the most directly comparable GAAP financial measures is contained on pages 41-43 of our 2019 Form 10-K.

Based on the performance results highlighted above, and as further discussed below, the actual payout of our 2019 annual cash performance award to our NEOs, as a percentage of the target award amounts, ranged from 60.3% to 90.6% of their respective targets (see "2019 Annual Cash Performance Award").

The 2017-2019 relative TSR performance resulted in a final payout of 195.0% of the target number of performance share units awarded (see "Payout of Performance Share Unit Awards in 2019").

Additionally, the Compensation Committee awarded one-time, special transaction bonuses to our NEOs in light of their significant efforts in the successful completion of the sale of our chemical intermediates businesses, which included PO/MTBE, and our surfactants businesses to Indorama Ventures in a transaction valued at approximately $2 billion (see "Transaction Bonuses").

MIX OF TOTAL TARGET DIRECT COMPENSATION IN 2019(1)

Our executive compensation program is designed such that a significant portion of each officer's total target direct compensation is performance-based. The charts below illustrate the amount of 2019 total target direct compensation(1) allocated to each component of compensation for our CEO and the other NEOs. 86% of the total target direct compensation of our CEO in 2019 was considered at risk, tied to annual performance measures or the performance of our stock. Comparably, 74% of total target direct compensation of our other NEOs, on average, was considered at risk(2).

(1)
"Total target direct compensation" consists of (i) annual base salary, (ii) the target annual cash performance award opportunity for 2019, and (iii) the aggregate grant date fair value of long-term equity incentive awards granted in 2019. The amounts actually realized by our NEOs with respect to the annual cash performance awards and long-term equity incentive awards granted in 2019 depend, as applicable, on the level of attainment of the relevant performance goals and the value of our common stock when the awards vest or are exercised.

(2)
We consider compensation to be "at-risk" if it is subject to performance-based payment or vesting conditions or if its value depends on stock price appreciation.

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HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY

OUR RESPONSE TO SAY-ON-PAY AND STOCKHOLDER OUTREACH

At our 2019 annual meeting, approximately 72% of our stockholders voted in favor of our say-on-pay proposal. Although a significant majority of our stockholders voted in favor of our executive compensation program, the result of the 2019 vote was a departure from our 2017 and 2018 say-on-pay votes, where more than 91% of the stockholders voted in favor of our executive compensation programs, even though the core philosophy and design of our executive compensation programs remained materially consistent across all three years.

In response to the advisory 2019 say-on-pay result, we engaged a number of our stockholders to discuss topics relevant to our compensation practices. In determining executive compensation for 2020, the Compensation Committee carefully considered the results of the 2019 say-on-pay vote and the stockholder feedback we received. Based in part on this feedback, the Compensation Committee changed the award mix for 2020 equity compensation by increasing the weighting of performance share units to 40% (from 30%), while correspondingly decreasing the weighting of stock options to 20%. Overall, we believe our compensation programs remain effective in implementing our primary compensation objectives.

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HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY

OBJECTIVES OF HUNTSMAN'S EXECUTIVE COMPENSATION PROGRAM

The primary objective of our executive compensation program is to align the financial interests of our NEOs with the creation of long-term stockholder value. In support of this objective, our executive compensation program is designed to: (i) align pay with performance; (ii) align our NEOs' interests with those of our stockholders; (iii) attract, motivate and retain executives critical to our long-term success by providing a competitive compensation structure; (iv) encourage long-term focus; and (v) discourage excessive risk-taking. The chart below indicates the key features of our executive compensation program and how they align with our objectives.

Compensation Feature	Intended to Align Pay With Performance	Intended to Align NEOs' and Stockholders' Interests	Intended to Support a Competitive Compensation Structure	Intended to Encourage Long-Term Focus	Intended to Balance Short-Term and Long-Term Risk-Taking

Salary			✓
Annual Cash Performance Award	✓	✓	✓		✓
Performance Share Units	✓	✓	✓	✓	✓
Stock Option Award	✓	✓	✓	✓	✓
Restricted Stock Award	✓	✓	✓	✓	✓
Perquisites			✓
Health Benefits, Retirement Plans and Severance Arrangements			✓
Compensation-related policies:
• Clawback Policy		✓			✓
• Stock Ownership Guidelines		✓		✓	✓
• Insider Trading Policy		✓			✓

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HUNTSMAN CORPORATION: PROXY STATEMENT

ELEMENTS OF HUNTSMAN'S EXECUTIVE COMPENSATION PROGRAM

Additional information about our executive compensation program is provided below, along with a discussion of how various compensation elements align with our compensation objectives.

TOTAL DIRECT COMPENSATION

We provide our executive officers with a mix of pay that reflects our belief that executive officers should have elements of their compensation tied to an appropriate balance of both short- and long-term performance. The Compensation Committee strives to align the relative proportion of each element of total direct compensation with the competitive market and our objectives, as well as to preserve the flexibility to respond to the continually changing global environment in which we operate.

While the Compensation Committee reviews the competitiveness of each NEO's total direct compensation, it does not target specific percentiles among peer companies when setting compensation levels. Rather, the Compensation Committee considers peer group data among several other factors in setting pay levels. Other factors include each executive's individual performance, level of responsibility, knowledge, time in the position, and experience, as well as internal equity among executives with similar experience and job responsibilities.

Generally, as employees move to higher levels of responsibility with greater ability to influence our financial results, the percentage of performance-based pay will increase. Total direct compensation received by our NEOs is comprised of the following elements:

Compensation Element		Description and Purpose of the Element

Annual Cash	Base Salary	Designed to reflect the officer's responsibilities, tenure, job performance, special circumstances (such as overseas assignments) and the market for the executive's services.

Compensation	Annual Cash Performance Award	The award is earned based upon an objective performance evaluation against predetermined goals and, for our CEO, a subjective assessment of individual performance based on the execution of strategic initiatives and actions that are intended to create stockholder value.

Performance Share Units	Granted to focus NEOs on creating long-term stockholder value by increasing TSR performance relative to peers over a three-year period. Actual units earned are aligned with the incremental stockholder value created over the three year performance period.

For 2019, performance share unit represented 30% of equity-based compensation for each of our NEOs.

Long-Term Equity-Based Compensation	Stock Options	Granted to align executive compensation with the increase in stockholder value over a three-year vesting period and an exercise period of up to 10 years.

For 2019, stock options represented 30% of equity-based compensation for each of our NEOs.

Restricted Stock	Intended to support a long-term focus by NEOs, as the value of the restricted stock grants is tied to the value of our common stock over time. Also provides a retention incentive by vesting over a three-year period.

For 2019, restricted stock represented 40% of equity-based compensation for each of our NEOs.

A detailed discussion of 2019 total target direct compensation awarded to our NEOs and graphical illustrations of the proportionate amount of performance-based compensation, is set forth below in "—2019 Executive Compensation Decisions."

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OTHER ELEMENTS OF COMPENSATION

In addition to the elements of total target direct compensation described above, our executive compensation program includes other elements of compensation that are designed primarily to attract, motivate and retain executives critical to our long-term success and to provide a competitive compensation structure overall.

Element	Description and Purpose of the Element

Health and Welfare Benefits	We provide our NEOs with health and welfare benefits that are intended to be part of a competitive total compensation package with benefits comparable to those provided to employees and executives at other companies in the chemical industry and the general market. Our NEOs participate in our health and welfare programs on the same basis as our other employees.
Retirement and Savings Plans	We provide our NEOs with retirement and savings plan benefits that are intended to be part of a competitive total compensation package with benefits comparable to those provided to employees and executives at other companies in the chemical industry and the general market.
For an explanation of the major features of our retirement and savings plans, see "Executive Compensation—Pension Benefits in 2019" and "—Nonqualified Deferred Compensation in 2019."
Perquisites	We provide additional compensation to our NEOs in the form of perquisites for the convenience of executives in meeting the demands of their positions we believe comparable to those provided to executives at other companies in the chemical industry and the general market. The Compensation Committee reviews our policies with respect to perquisites and considers whether and to what extent it may be appropriate for our NEOs to reimburse our company for perquisites.

For a description of these perquisites and the amounts paid to our NEOs in 2019, see "Executive Compensation—2019 Summary Compensation Table" and "—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table."
Severance Arrangements	We provide payments and benefits to our NEOs upon certain severance events through the Huntsman Executive Severance Plan (the "Executive Severance Plan"), business division severance plans, and individual severance agreements in order to attract and retain executive talent necessary for our business. We have also entered into a separate severance arrangement with Peter R. Huntsman.

These arrangements are designed to provide protection to our executive officers who are primarily tasked with the management of our overall operations and business strategy. We believe these arrangements are in line with competitive market practices.
For a description of these arrangements, see "Executive Compensation—Potential Payments upon Termination or Change of Control."

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HUNTSMAN CORPORATION: PROXY STATEMENT

2019 EXECUTIVE COMPENSATION DECISIONS

Our executive compensation program is designed such that a significant portion of each officer's total target direct compensation is performance-based. The Compensation Committee's decisions regarding the mix of pay reflects our compensation philosophy, market reference data provided by Meridian and each officer's role in achieving our strategic objectives.

2019 BASE SALARY CHANGES

The Compensation Committee reviews the base salaries of our NEOs from time to time to determine whether adjustments are necessary or appropriate. The Compensation Committee determined that the base salary of Mr. Huntsman remained competitively positioned relative to market levels and, as a result, elected not to increase his salary in 2019. Mr. Douglas received a slightly higher than average increase in his base salary rate to improve his positioning against the market. Messrs. Hankins, Stryker and Rogers each received a modest increase to his base salary rates consistent with the salary adjustments provided to our employee population generally. Mr. Hankins's base salary remains higher than that of comparable positions within our peer group to reflect the added responsibilities of his role as CEO—Asia Pacific and his responsibility for both operational and financial performance of our Polyurethanes division.

Executive Officer	2018(1)	2019(1)	% Increase

Peter R. Huntsman	$1,700,000	$1,700,000	n/a

Sean Douglas	$625,000	$650,000	4.0%

Anthony P. Hankins	$925,146	$957,526	3.5%

David M. Stryker	$559,075	$578,643	3.5%

R. Wade Rogers	$462,573	$478,763	3.5%

(1)
Changes in base salary rate are effective as of April 1 of the applicable year.

2019 ANNUAL CASH PERFORMANCE AWARD

Our annual cash performance awards are designed to reward our NEOs for achievement of annual performance goals set by the Compensation Committee.

2019 Award Pool.    Each year, the Compensation Committee establishes an award pool program, which provides a mechanism to fund the annual cash performance awards based on achievement of a baseline performance hurdle established by the Compensation Committee. Under the formula used to establish the award pool, the maximum amount that could be paid to our executive officers participating in the award pool as a group was 2% of corporate adjusted EBITDA. Individual award amounts were limited to an allocated portion of the award pool for each participating officer. The Compensation Committee retained discretion to pay lesser amounts to our executive officers. Actual awards paid to our NEOs under the award pool were based on the achievement of financial and strategic performance objectives discussed below.

2019 Performance Measures and Goals.    The determination of the NEO's individual annual incentive awards is based on actual performance relative to goals established for financial and strategic performance measures, but subject to the award pool limitation described above. The performance measures are selected because of their importance to our operations and

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HUNTSMAN CORPORATION: PROXY STATEMENT

contribution to the creation of stockholder value. The following table provides additional detail regarding the performance measures selected for the 2019 annual cash performance awards:

Performance Measure	What It Is	Why We Believe It Is Important

Corporate and divisional adjusted EBITDA(1)	Intended to be an indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation and amortization	Significant metric by which our stockholders measure our financial performance, thus aligning the interests of management with those of our long-term stockholders
Corporate and divisional free cash flow (including discontinued operations)(2)	Cash from operating and investing activities, as defined on our US GAAP cash flow statements, before cash used or received from acquisition and disposition activities and spin-off separation costs
Important measure of the financial performance of our company with a significant impact on our strategic planning, liquidity and the ability to reduce our leverage through cash repayments on outstanding debt
Corporate and divisional days inventory outstanding "DIO"	An indicator of the number of days on average our company holds inventory	Reducing the average days of inventory outstanding measures our efficient use of working capital, which directly impacts free cash flow
Shared services fixed costs	A measure of whether all departments shared at a corporate level by all of our businesses meet, exceed or fall short on yearly budget projections	Controlling costs at a corporate level continues to be an important strategic objective for our company
EH&S compliance	A measure of compliance with environmental performance and injury reduction objectives	Discourages risk-taking for short-term profits to the detriment of the long-term health of our company

(1)
Corporate and divisional adjusted EBITDA is calculated by eliminating the following from EBITDA: (a) business acquisition and integration expenses and purchase accounting inventory adjustments; (b) merger costs; (c) EBITDA from discontinued operations; (d) noncontrolling interest of discontinued operations; (e) fair value adjustments to Venator investment; (f) loss on early extinguishment of debt; (g) certain legal settlements and related expenses (income); (h) loss (gain) on sale of businesses/assets; (i) certain nonrecurring information technology project implementation costs; (j) amortization of pension and postretirement actuarial losses; (k) plant incident remediation costs; (l) U.S. Tax Reform Act impact on noncontrolling interest; and (m) restructuring, impairment and plant closing and transition (credits) costs.

(2)
Free cash flow is calculated as cash flows provided by operating activities, less (a) capital expenditures from continuing operations, (b) all other investing activities from continuing operations, excluding acquisitions and disposition activities and (c) non-recurring merger costs.

The Compensation Committee also established threshold, target and maximum performance goals for each of the financial performance measures relevant to our NEOs (in dollars in millions or days inventory outstanding, as applicable).

	2019 Performance

Performance Measure	Threshold	Target	Maximum

Corporate adjusted EBITDA	$1,012.5	$1350.0	$1,410.8

Corporate free cash flow (including discontinued operations)	$429.0	$572.0	$629.2

Corporate DIO	59.2	56.4	54.7

Polyurethanes adjusted EBITDA	$652.5	$870.0	$978.8

Polyurethanes free cash flow	$443.3	$591.0	$650.1

Polyurethanes DIO	50.0	47.6	46.2

Fixed cost corporate shared services	$328.8	$316.2	$303.6

Targets are set at aggressive levels that are intended to require significant effort to achieve. Achievement levels between threshold and target result in payouts from 0% to 100% of target awards. Achievement levels between target and maximum result in payouts from 100% to 200% of target awards. If we achieve corporate adjusted EBITDA of less than 85% of target, the

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payout for all other components may be capped at target. If corporate adjusted EBITDA is less than 75% of target, the threshold goal, then payment of any other component of the award would be at the discretion of our CEO and the Compensation Committee. The Compensation Committee believes that requiring a minimum adjusted EBITDA threshold be met to receive any payment with respect to the annual cash performance awards both aligns executives' interests with those of stockholders and prevents excessive annual cash performance award payments in times when our financial performance fails to meet our expectations.

2019 Annual Cash Performance Award Design.    The Compensation Committee establishes target annual cash performance award amounts for the NEOs set as a percentage of their base salaries. The following table summarizes the target and maximum annual cash performance award amounts, performance measures and corresponding weightings for each of our NEOs for 2019.

Executive Officer	Target % of Base Salary	Maximum % of Base Salary	Performance Measures	Weightings

Peter R. Huntsman	140%	280%	Corporate adjusted EBITDA	40%
			Corporate free cash flow (including discontinued operations)	20%
			Corporate DIO	20%
			Strategic and operational objectives	20%

Sean Douglas	80%	160%	Corporate adjusted EBITDA	30%
			Corporate free cash flow (including discontinued operations)	25%
			Corporate DIO	10%
			Shared services fixed costs	15%
			Environmental, health & safety ("EH&S") compliance	20%

Anthony P. Hankins	80%	160%	Corporate adjusted EBITDA	25%
			Polyurethanes adjusted EBITDA	15%
			Corporate free cash flow (including discontinued operations)	10%
			Polyurethanes free cash flow	10%
			Corporate DIO	10%
			Polyurethanes DIO	10%
			EH&S compliance	20%

David M. Stryker	80%	160%	Corporate adjusted EBITDA	30%
			Corporate free cash flow (including discontinued operations)	25%
			Corporate DIO	10%
			Shared services fixed costs	15%
			EH&S compliance	20%

R. Wade Rogers	70%	140%	Corporate adjusted EBITDA	30%
			Corporate free cash flow (including discontinued operations)	25%
			Corporate DIO	10%
			Shared services fixed costs	15%
			EH&S compliance	20%

The target and maximum cash performance award amounts for the NEOs were set to generally align with competitive levels relative to comparable executive positions at our Proxy Peers and other chemical and general industrial companies. The Compensation Committee assigns different performance measures and weightings for each NEO in order to align annual incentives with the performance measures most relevant to each officer's role and most within the particular officer's control. Potential payouts of individual annual cash performance awards depend upon both company performance and individual contributions to our success, with the target and maximum award amounts serving as guidelines for ultimate payouts.

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HUNTSMAN CORPORATION: PROXY STATEMENT

2019 Financial Performance.    The 2019 annual cash performance targets were designed to require significant effort to achieve, yet to be realistic enough to incentivize our executive officers' performance. For 2019, actual performance and performance as a percentage of targets were as follows (in dollars in millions or days inventory outstanding, as applicable):

Performance Criteria	2019 Target Performance	2019 Actual Performance	% of Target

Corporate adjusted EBITDA	$1,350.0	$1,180.2	87.4%

Corporate free cash flow (including discontinued operations)	$572.0	$571.7	99.9%

Corporate DIO	56.4	59.0	95.6%

Polyurethanes adjusted EBITDA	$870.0	$756.1	86.9%

Polyurethanes free cash flow	$591.0	$442.0	74.8%

Polyurethanes DIO	47.6	45.6	104%

Shared services fixed costs	$316.2	$299.3	106%

2019 EH&S Compliance Performance.    For Messrs. Douglas, Stryker and Rogers, our EH&S compliance was measured by (a) corporate OSHA recordable injury rate and (b) process severity index, each of which is a compliance measure with our injury reduction objectives. For Mr. Hankins, our EH&S compliance was measured by (a) divisional OSHA recordable injury rate and (b) process severity index. The actual performance and performance as a percentage of targets in 2019 were as follows:

Performance Criteria	2019 Performance Target	2019 Performance	% of Target

OSHA recordable injury rate (corporate)	0.36	0.49	73.5%

OSHA recordable injury rate (Polyurethanes)	0.35	0.46	76.1%

Process severity index	0.28	0.21	133%

Performance in Strategic and Operational Objectives.

As described above under "2019 Annual Cash Performance Award Design," Mr. Huntsman's 2019 award was based in part on the Compensation Committee's holistic assessment of his individual performance and contributions in respect of certain strategic and operational objectives, and our overall company performance; noteworthy achievements included the following:

•
Performance on several important metrics:

  -
  corporate fixed cost reductions;

  -
  corporate net debt reductions;

  -
  return on net assets;

  -
  OSHA recordable injury rate

  -
  process severity index; and

  -
  environmental release rate

•
Achievement of strong TSR results, enhanced by dividends and stock repurchases;

•
Execution of the strategic plan, including multiple financial and strategic transaction; and

•
Leadership development initiatives.

2019 Annual Cash Performance Awards.    Actual incentive awards are determined as follows:

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HUNTSMAN CORPORATION: PROXY STATEMENT

The overall performance score reflects the weighted average results of our performance relative to the goals set for each performance measure, as described above. The CEO presents the Compensation Committee with recommendations for the annual cash performance awards for each of the other executive officers, including the other NEOs. The Compensation Committee reviews the CEO's recommendations, as well as the CEO's performance, and makes such adjustments as it deems appropriate in its determination of the award payouts.

Based on our performance results discussed above, the Compensation Committee awarded the following annual cash performance awards for 2019:

Executive Officer	Target Award Amounts	% of Target Award Earned	Cash Performance Award Earned

Peter R. Huntsman	$2,380,000	60.3%	$1,434,336

Sean Douglas	$520,000	90.6%	$470,972

Anthony P. Hankins	$766,021	70.3%	$538,208

David M. Stryker	$462,914	90.6%	$419,268

R. Wade Rogers	$335,134	90.6%	$303,536

LONG-TERM EQUITY COMPENSATION

For 2019, the Compensation Committee approved awards of stock options, time-based restricted stock and performance share units that vest upon the achievement of relative TSR milestones. The Compensation Committee believes relative TSR is an appropriate long-term performance metric for the performance share unit awards because it promotes stockholder alignment and is a prevalent metric used by other peer companies.

Equity Award Mix.    The long-term equity incentive awards granted to each NEO in 2019 were comprised of a mix of performance share units (30% value), stock options (30% value), and restricted stock (40% value).

Note: Based in part on feedback from our stockholder outreach activities, the Compensation Committee changed the award mix for 2020 equity compensation by increasing the weighting of performance share units to 40% (from 30%), while correspondingly decreasing the weighting of stock options to 20%. This change first took effect with the equity awards granted in February 2020.

The Compensation Committee targeted long-term equity compensation awards for the NEOs at levels intended to competitively position the total target direct compensation of the executive officers and to reflect the individual roles and contributions of our NEOs. The target award amount for each NEO was converted to a number of shares based on the grant date fair value of the respective award. The 2019 long-term equity incentive awards approved for the NEOs were as follows:

Executive Officer	Target Performance Share Units	Stock Options	Restricted Stock	Total Target Award Value

Peter R. Huntsman	107,568	262,945	143,425	$8,125,000

Sean Douglas	18,535	45,307	24,713	$1,400,000

Anthony P. Hankins	19,859	48,544	26,478	$1,500,000

David M. Stryker	15,887	38,835	21,183	$1,200,000

R. Wade Rogers	9,929	24,272	13,239	$750,000

The restricted stock and stock option granted in 2019 are subject to a three-year ratable annual vesting schedule that requires service for a continuous three-year period to become fully vested.

The performance share unit awards granted in 2019 vest and lapse their associated restrictions on December 31, 2021, subject to the achievement of relative TSR performance metrics during the performance period from January 1, 2019 to December 31, 2021 and subject to continued service. If our absolute TSR is negative, the number of performance share units that vest at the end of the performance period is capped at the target number of performance share units. The performance share unit awards are settled in stock upon vesting, and any dividends paid with respect to the underlying shares are accumulated and paid when and to the extent the award vests and is earned, either in cash or additional shares at the Compensation Committee's election.

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HUNTSMAN CORPORATION: PROXY STATEMENT

The company peer group used to determine relative TSR performance (the "2019 Performance Peers") represents industry-specific public companies against whom we compete for market share. Although there is some overlap between the two groups, the 2019 Performance Peers, as further described below, differ from our Proxy Peers because the 2019 Performance Peers are companies whose valuations are influenced by similar financial measures and we compete against these companies for market share and investor capital.

The 2019 Performance Peers, which we developed taking into account guidance from Meridian, were as follows:

• Celanese Corporation	• Eastman Chemical Company	• LyondellBasell Industries N.V.
• Clariant AG	• H.B. Fuller Company	• Stepan Company
• Covestro AG	• Kraton Performance Polymers Inc.	• Westlake Chemical Corporation

For each 2019 Performance Peer, TSR is measured using a 20-trading day stock price average at the beginning and end of the performance period to smooth out volatility. Determination of payouts, if any, will be made based on our TSR percentile performance relative to the 2019 Performance Peers at the end of the performance period. The maximum number of performance share units that may be earned under the program is 200% of the target number of shares granted if our TSR performance ranks in the 90th percentile of the 2019 Performance Peers. If our TSR performance ranks below the 25th percentile of the 2019 Performance Peers, there will be no payout. Median performance results in payout at target.

Additional details regarding these 2019 grants are provided under "Executive Compensation—Grants of Plan-Based Awards in 2019" below. None of the awards granted in 2019 provide for automatic accelerated vesting upon termination of employment or the occurrence of a change of control.

Payout of Performance Share Unit Awards in 2019.    Payouts for the 2017-2019 performance share unit cycle were based on our relative TSR results for the three-year period ended December 31, 2019. Payouts could range from 0% to 200% of target based on Huntsman's TSR ranking relative to the 10 companies in the performance peer group established upon the grant date in 2017, except that two peer companies (Dow Chemical and E.I. du Pont de Nemours) merged to form a new entity and both companies were removed from the peer group as result.

Based on the award parameters, Huntsman's TSR of 29.8% for the three-year period ended December 31, 2019 ranked second (in the 87.5th percentile) among the 2017 performance peer group, resulting in a final payout of 195% of the target number of performance share units awarded. Based on the result, the Compensation Committee approved the payout of the following number of shares:

Executive Officer	Target Award Amount	Number of Shares Awarded

Peter R. Huntsman	101,380	197,691

Sean Douglas	12,137	23,667

Anthony P. Hankins	12,851	25,059

David M. Stryker	12,137	23,667

R. Wade Rogers	7,139	13,921

TRANSACTION BONUSES

On January 3, 2020, we completed the sale of our chemical intermediates businesses, which included PO/MTBE, and our surfactants businesses to Indorama Ventures in a transaction valued at approximately $2 billion (the "Sale Transaction"). We believe the success of the Sale Transaction was a significant achievement for the Company, both financially and strategically. Taking into account of the Sale Transaction, our pro forma net debt leverage ratio as of December 31, 2019 was less than 0.5 times, which further solidified our investment grade profile. Consummation of the Sale Transaction is expected to allow us to: 1) invest in complementary strategic acquisitions that develop our technology and product portfolio, 2) continue investing in organic, internal opportunities, 3) prepay certain prepayable debt, and 4) continue to repurchase shares opportunistically and pay a competitive dividend.

The management team, led by our NEOs, was responsible for the successful completion of the Sale Transaction. This milestone accomplishment required the significant efforts of the NEOs in identifying, developing and executing the strategic divestiture of

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an undervalued asset. Our management team accomplished this while also maintaining focus on their regular management responsibilities and overseeing our delivery of solid results within guidance range for 2019 for our continuing operations. In connection with the closing of the Sale Transaction, the Compensation Committee reviewed the NEOs' respective contributions and determined that it was important to recognize the NEOs accordingly. In light of the fact that the Sale Transaction was not factored into any element of our 2019 executive compensation program (described above under "2019 Executive Compensation Decisions"), the Compensation Committee awarded one-time, special transaction bonuses in the aggregate amount of $3.7 million to the five NEOs. The transaction bonuses are reflected in the "Bonus" column of the 2019 Summary Compensation Table.

HOW WE DETERMINE EXECUTIVE COMPENSATION

Under the direction of the Compensation Committee and in coordination with Meridian, our CEO and our Senior Vice President, Global Human Resources coordinate the annual review of the executive compensation program. This review includes an evaluation of our performance, corporate goals and objectives relevant to compensation, and compensation payable under various circumstances, including upon retirement or a change of control. In making its decisions regarding each NEO's compensation, the Compensation Committee considers the nature and scope of all elements of the executive's total compensation package, the executive's responsibilities and his or her effectiveness in supporting our key strategic, operational and financial goals. This review includes an evaluation of each NEO's historical pay and career development, individual and corporate performance, and competitive practices and trends.

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ROLES OF THE COMPENSATION COMMITTEE, EXECUTIVE MANAGEMENT AND THE COMPENSATION CONSULTANT

The Compensation Committee, executive management and Meridian each play a key role in the Compensation Committee's annual review, evaluation and approval of our executive compensation programs.

Compensation Committee	• Articulates our compensation philosophy, establishes our executive compensation program and implements policies and plans covering our executive officers.
• Reviews, evaluates and approves the compensation structure and level for all of our executive officers.

•

Reviews each element of compensation annually for our CEO and makes recommendations for approval by the independent members of the Board (including those members who serve on the Compensation Committee).

•

Evaluates each executive officer's performance, including through reports from other members of executive management (other than with respect to our CEO) and, in many cases, makes personal observations in determining individual compensation decisions.

Executive Management	• Our CEO articulates our strategic direction and works with the Compensation Committee to identify and set appropriate targets for executive officers (other than himself).

•

Our CEO is assisted by our Senior Vice President, Global Human Resources, who provides advice on the design and development of our compensation programs, the interpretation of compensation data and the effects of adjustments and modifications to our compensation programs.

• Our CEO and Senior Vice President, Global Human Resources make recommendations to the Compensation Committee regarding each element of compensation for each of our NEOs (other than the CEO).
• Our CEO also provides the Compensation Committee with his evaluation with respect to each NEO's performance (other than his own performance) during the prior year.
• Our finance and legal departments also assist our CEO and Senior Vice President, Global Human Resources by advising on legal and financial considerations relevant to these programs.
Compensation Consultant

•

Advises the Compensation Committee in its oversight role, advises executive management in the executive compensation design process and provides independent compensation data and analysis to facilitate the annual review of our compensation programs.

• At the direction of the Compensation Committee, evaluates levels of executive officer and director compensation as compared to general market compensation data and peer data (as discussed below).

•

Evaluates proposed compensation programs or changes to existing programs, providing information on current executive compensation trends and updates on applicable legislative, technical and governance matters.

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CONSIDERATION OF PEER COMPENSATION

To assist in its determination of the 2019 target total direct compensation levels for our executive officers, the Compensation Committee considered information included in a compensation benchmarking review prepared by Meridian. The benchmarking review provided competitive market data for each element of compensation, as well as information regarding incentive plan designs and pay practices for executives in similar positions among a selected peer group of companies (the "Proxy Peers"). Information in the compensation peer review served as a reference in the Compensation Committee's overall assessment of the competitiveness of our executive compensation program.

The Proxy Peers are intended to be representative of the companies against whom we compete in the global chemical industry for business opportunities and executive talent. Criteria used to select the Proxy Peer companies include financial measures (i.e., revenue, market capitalization and/or net income) and the industry segment in which we operate (i.e., organic chemical products and inorganic chemical products). For our market compensation review for 2019, our Proxy Peers consisted of the following 16 companies:

• Air Products & Chemicals Inc.	• Olin Corporation	• The Chemours Company
• Ashland Global Holdings Inc.	• PolyOne Corporation	• The Mosaic Company
• Avery Dennison Corporation	• PPG Industries Inc.	• Sherwin-Williams Company
• Celanese Corporation	• Praxair Inc.	• Westlake Chemical Corporation
• Eastman Chemical Company	• RPM International Inc.
• LyondellBasell Industries N.V.	• Sealed Air Corporation

The Compensation Committee, in consultation with Meridian, reviews the composition of the Proxy Peers annually, resulting in some variation in the composition of the group from time to time. For 2019 compensation decisions, the Compensation Committee removed Valspar Corporation because it was acquired by and is now a wholly-owned subsidiary of Sherwin-Williams Co.

As a supplement to competitive market data from the Proxy Peers, and to assess data for positions in which pay information is not publicly disclosed, the Compensation Committee also considered competitive market data across a broader group of chemical and general industrial companies. These data points were provided by the Equilar Executive Compensation Survey and were included in the compensation peer review. The Compensation Committee considers competitive ranges among our Proxy Peers and the broader industry groups, and does not use the data to target specific percentiles within these groups.

The Compensation Committee believes the combination of these perspectives and points of reference offers an appropriate basis for assessing the competitiveness of the compensation for our NEOs.

INDEPENDENCE OF COMPENSATION ADVISERS

Since 2011, the Compensation Committee has retained Meridian as its compensation consultant. Meridian is an independent compensation consulting firm and does not provide any services to us outside of matters pertaining to executive officer and director compensation. Meridian reports directly to the Compensation Committee, which is solely responsible for determining the scope of services performed by Meridian and the directions given to Meridian regarding the performance of such services. Meridian attends Compensation Committee meetings as requested by the Compensation Committee.

The Compensation Committee determined that the services provided by Meridian to the Compensation Committee during 2019 did not give rise to any conflicts of interest. The Compensation Committee made this determination by assessing the independence of Meridian under the six independence factors adopted by the SEC and incorporated into the NYSE Corporate Governance Listing Standards. Further, in making this assessment, the Compensation Committee considered Meridian's written correspondence to the Compensation Committee that affirmed the independence of Meridian and the partners, consultants and employees who provide services to the Compensation Committee on executive and director compensation matters.

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COMPENSATION POLICIES AND PRACTICES

STOCK OWNERSHIP GUIDELINES

The Board has adopted Director and Executive Stock Ownership Guidelines (the "Guidelines") to more closely align our directors' and executives' interests with our stockholders' interests and to encourage directors and executives to make decisions that will be in our long-term best interests—through all industry cycles and market conditions. The Guidelines require directors and executive officers to achieve and maintain ownership of our stock equal to six times base salary for the CEO, three times base salary for all other executive officers and three times the annual cash retainer for directors. The stock ownership requirement is based on the participant's base salary or annual retainer (as applicable) and the closing stock price on July 15 of each calendar year.

During any year in which a director or executive does not meet the applicable ownership target, the director or executive is required to retain at least 50% of net shares delivered through the Huntsman's stock incentive plans ("net shares" means the shares remaining after deducting shares for the payment of taxes and, in the case of stock options, after deducting shares for payment of the exercise price of stock options). Shares acquired by a participant prior to becoming subject to the Guidelines are not subject to the retention restriction. There are exceptions to the retention requirement for estate planning, gifts to charity, education and a participant's primary residence. In addition, hardship exemptions may be made in rare instances. A copy of the Guidelines is available on our website at www.huntsman.com.

As of March 5, 2020, all of our directors and NEOs exceeded the ownership levels specified in the Guidelines (other Vice Admiral Tighe, who was appointed to the Board on February 26, 2019). The following table provides the minimum stock ownership level for each NEO, and the percentage of the ownership guideline achieved by the executive officer as of March 5, 2020:

Executive Officer	Ownership	Share Ownership Target	% of Guideline Achieved

Peter R. Huntsman	6x	504,200	>100%

Sean Douglas	3x	96,400	>100%

Anthony P. Hankins	3x	142,000	>100%

David M. Stryker	3x	85,800	>100%

R. Wade Rogers	3x	71,000	>100%

CLAWBACK POLICY

Under our Executive Compensation Clawback Policy, we may recover performance-based compensation that was based on achievement of quantitative performance targets if an executive officer engaged in fraud or intentional illegal conduct materially contributing to a financial restatement. We may also recover any awards made to an executive during the prior three years should the executive engage in activity that materially contributing to a financial restatement. A copy of the Clawback Policy is available on our website at www.huntsman.com.

POLICIES ON HEDGING AND PLEDGING

We do not generally prohibit all transactions designed to hedge or offset decreases in the market value of our equity securities. However, our Insider Trading Policy includes certain trading restrictions, which prohibit employees (including our officers), directors and related persons from engaging in short-term speculative transactions in our securities. Such persons may not execute short sales or transactions in options (such as puts and calls) or any other derivative securities on a securities exchange, in any other organized market or in a private transaction. As of the date of this Proxy Statement, none of our directors or executive officers has engaged in any hedging transactions.

While we do not prohibit pledging shares, persons subject to the policy are required to exercise caution when holding securities in a margin account where such securities could be pledged as collateral.

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COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

The Compensation Committee believes that our compensation programs are appropriately designed to provide a level of incentives that does not encourage our executive officers and employees to take unnecessary risks in managing their respective business divisions or functions and in carrying out their employment responsibilities. Specifically:

•
a substantial portion of our executive officers' compensation is performance-based, consistent with our approach to executive compensation;

•
our annual cash performance award program is designed to reward annual financial and/or strategic performance in areas considered critical to our short- and long-term success and features a cap on the maximum amount that can be earned in any single year;

•
we measure performance in many areas other than company profit, such as environmental, health and safety goals, cost saving initiatives and corporate compliance, to determine an executive's annual cash performance award;

•
our long-term equity incentive awards are intended to be aligned with long term stockholder interests through their link to our stock price, TSR and multi-year ratable vesting schedules;

•
our executive stock ownership guidelines are intended to provide a long-term focus by requiring our executives to personally hold significant levels of our stock; and

•
we maintain a clawback policy that is intended to discourage risk-taking that focuses excessively on short-term financial performance.

The Compensation Committee believes that the various elements of our executive compensation program sufficiently incentivize our executives to act based on the sustained long-term growth and performance of our company.

ACCOUNTING AND TAX TREATMENT OF THE ELEMENTS OF COMPENSATION

We account for equity-based awards, including stock options, restricted stock and performance share unit awards, in accordance with FASB ASC Topic 718 (formerly Statement of Financial Accounting Standards No. 123(R)).

The financial reporting and income tax consequences to us of individual compensation elements are important considerations for the Compensation Committee when it is analyzing the overall level of compensation and the mix of compensation among individual elements. Overall, the Compensation Committee seeks to balance its objective of maintaining an effective compensation program for the NEOs that is in the long-term interests of our company and our stockholders and that also has an appropriate and transparent impact on reported earnings and other closely-followed financial measures.

Section 162(m) of the U.S. Internal Revenue Code limits the deductibility of compensation paid in excess of $1 million in any year to certain "covered employees"—the CEO, CFO and next three most highly compensated executive officers, as well as certain other individuals who were covered employees in years after 2016. While Section 162(m) may limit the deductibility of compensation paid to covered employees, the Compensation Committee intends to—consistent with its past practice—continue to retain flexibility to design compensation programs that are in the best long-term interests of our company and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed Huntsman Corporation's Compensation Discussion and Analysis for the fiscal year ended December 31, 2019 as set forth above with Huntsman management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE,

Wayne A. Reaud, Chair
Nolan D. Archibald
Daniele Ferrari

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HUNTSMAN CORPORATION: PROXY STATEMENT

PART 5	EXECUTIVE COMPENSATION

2019 SUMMARY COMPENSATION TABLE

The following table details compensation earned in the years ended December 31, 2019, 2018 and 2017 by our NEOs. Our compensation policies are discussed in "Compensation Discussion and Analysis" above. Compensation information for 2018 and 2017 is not presented for Mr. Rogers because he was not an NEO in those years.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total

Peter R. Huntsman	2019	$1,700,000	$1,500,000	$5,687,502	$2,437,500	$1,434,336	$3,107,368	$602,245	$16,468,951
Chairman, President and	2018	$1,700,000	—	$4,969,996	$2,130,007	$3,820,845	—	$710,354	$13,331,202
Chief Executive Officer	2017	$1,700,000	$850,000	$4,970,000	$2,129,998	$4,710,759	$2,079,525	$375,775	$16,816,057

Sean Douglas	2019	$643,750	$850,000	$980,000	$419,996	$470,972	—	$146,890	$3,511,608
Executive Vice President and	2018	$611,250	—	$665,002	$285,007	$672,214	—	$143,180	$2,376,653
Chief Financial Officer	2017	$570,000	$400,000	$595,003	$255,004	$680,822	—	$88,741	$2,589,570

Anthony P. Hankins(7)	2019	$946,733	$100,000	$1,049,996	$450,003	$538,208	$1,611,672	$421,027	$5,117,639
Division President,	2018	$918,410	—	$700,000	$300,002	$912,887	$4,419,583	$460,978	$7,711,860
Polyurethanes and CEO—Asia Pacific	2017	$891,650	—	$630,006	$269,998	$1,115,797	—	$410,961	$3,318,412

David M. Stryker	2019	$573,751	$700,000	$840,006	$360,000	$419,268	$350,340	$29,243	$3,272,608
Executive Vice President, General	2018	$553,056	—	$700,000	$300,002	$601,309	$56,971	$28,233	$2,239,571
Counsel, Chief Compliance Officer & Secretary	2017	$528,650	$400,000	$595,003	$255,004	$639,018	$238,393	$25,995	$2,682,063

R. Wade Rogers Senior Vice President, Global Human Resources	2019	$474,716	$550,000	$524,987	$225,001	$303,536	$392,722	$95,250	$2,566,212

(1)
This column reflects bonus awards granted in recognition of each officer's significant contributions to us in connection with (a) for 2019, the sale of our chemical intermediates businesses, which included PO/MTBE, and surfactants businesses to Indorama Ventures Holdings L.P. and (b) for 2017, the separation of our Pigments and Additives business and transactions with respect to the related initial public offering of Venator. For the 2019 amounts, although the transaction bonuses were awarded by the Compensation Committee in February 2020 for the Sale Transaction that closed January 3, 2020, we have reflected such bonuses for the year 2019 because the significant majority of the services performed to earn the bonuses were performed in 2019.

(2)
This column reflects the aggregate grant date fair value of awards of restricted stock and performance share units for each NEO computed in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures. For purposes of restricted stock awards, fair value is calculated using the closing price of our stock on the date of grant. For purposes of performance share unit awards, fair value is calculated based on the probability of attaining the target performance goals on the date of grant. For information on the valuation assumptions with regard to stock awards, refer to the notes to our financial statements in our annual report on Form 10-K for the applicable year ended 2019, 2018, or 2017, respectively, as filed with the SEC. These amounts reflect the fair value of the reported awards on the date of grant and may not correspond to the actual value that will be recognized by the NEOs.

(3)
This column reflects the aggregate grant date fair value of stock options for each NEO computed in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures. The fair value of each stock option award is determined on the date of the grant using the Black-Scholes valuation model. For information on the valuation assumptions regarding option awards, refer to the notes to our financial statements in our annual report on Form 10-K for the applicable year ended 2019, 2018, or 2017, respectively, as filed with the SEC.

(4)
This column reflects the annual cash performance awards that were earned for the years included. Amounts for 2019 were paid during the first quarter of 2020. These awards are discussed in further detail under "Compensation Discussion and Analysis—2019 Executive Compensation Decisions—2019 Annual Cash Performance Award."

(5)
This column reflects the aggregate amount of any change in pension value for the years included for each of the NEOs, to the extent any such aggregate change is positive. See "—Pension Benefits in 2019" for additional information regarding the 2019 amounts, including the present value assumptions used in this calculation. None of the NEOs had above market or preferential earnings on nonqualified deferred compensation during 2019. See "—Nonqualified Deferred Compensation in 2019" for additional information.

(6)
The methodology used to compute the cost of perquisites and other personal benefits for each individual NEO is based on the cost to our company calculated in accordance with SEC rules. The table below details the components reported in the "All Other Compensation" column of the Summary Compensation Table for 2019.

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  Amounts in the table were either paid directly by us or were reimbursed by us to the NEOs. See "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" below for additional information about these amounts.

	Peter R. Huntsman(a)	Sean Douglas(b)	Anthony P. Hankins(c)	David M. Stryker(d)	R. Wade Rogers(e)

Personal Use of Auto	—	$12,800	—	$10,055	—

Personal Use of Aircraft(f)	$158,015	—	—	—	—

Foreign Assignment Costs & Allowances	—	—	$139,433	—	—

Foreign Assignment Tax Gross-Up	—	—	$90,271	—	—

Family Travel	$16,587	—	$1,283	—	—

Company Contributions

401(k) Plan Match	$11,200	$11,200	$11,200	$11,200	$11,200

401(k) Plan Non-discretionary Contribution	$16,800	$16,800	$16,800	—	$16,800

Supplemental Savings Plan Match	$75,800	$41,439	$63,293	$7,800	$26,268

Supplemental Savings Plan Non-discretionary Contribution	$314,451	$62,158	$94,939	—	$39,402

Supplemental Savings Plan Tax Gross-Up	$9,392	$2,493	$3,808	$188	$1,580

Total	$602,245	$146,890	$421,027	$29,243	$95,250

  (a)
  The incremental cost to us of personal use of our aircraft is calculated quarterly according to a time-sharing agreement and includes costs related to fuel, maintenance, repairs, insurance, crew travel, etc. The amount of this incremental cost is assigned to us under the terms of the time-sharing agreement based on the number of flight hours used. Mr. Huntsman used 29.7 personal flight hours in 2019. Contributions to the Supplemental Savings Plan on Mr. Huntsman's behalf are included in our Nonqualified Deferred Compensation Table below. In 2019, we incurred $9,392 to gross up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

  (b)
  Contributions to the Supplemental Savings Plan on Mr. Douglas' behalf are included in our Nonqualified Deferred Compensation Table below. In 2019, we incurred $2,493 to gross-up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

  (c)
  As a citizen of the U.K. with residence in the U.S., we incurred foreign assignment costs on Mr. Hankins' behalf during 2019 that included $59,131 in housing allowances and costs and $80,302 for perquisites, including foreign assignment and car allowances. In addition, we incurred $90,271 in tax gross ups and equalization associated with Mr. Hankins' foreign assignment. Contributions to the Supplemental Savings Plan on Mr. Hankins' behalf are included in our Nonqualified Deferred Compensation Table below. In 2019, we incurred $3,808 to gross-up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

  (d)
  Contributions to the Supplemental Savings Plan on Mr. Stryker's behalf are included in our Nonqualified Deferred Compensation Table below. In 2019, we incurred $188 to gross-up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

  (e)
  Contributions to the Supplemental Savings Plan on Mr. Rogers' behalf are included in our Nonqualified Deferred Compensation Table below. In 2019, we incurred $1,580 to gross-up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

  (f)
  None of Messrs. Douglas, Hankins, Stryker, and Rogers used any personal flight hours in 2019.

(7)
For reporting purposes, the 2019 pension value for Mr. Hankins has been converted using an exchange rate of 1 GBP to 1.3237 USD, which was the exchange rate as of March 4, 2019 (which is the internal date used to estimate pro forma elements of compensation). Values for 2017 and 2018 were calculated based on exchange rates applicable in those years and have not been recast to conform to the 2019 GBP exchange rate.

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GRANTS OF PLAN-BASED AWARDS IN 2019

The following table provides information about annual cash performance awards granted through our annual cash performance award program and long-term equity incentive awards granted through the 2016 Stock Incentive Plan to the NEOs in 2019.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards(5)	Grant Date Fair Value of Stock and Option Awards(6)

		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)	($)

Peter R. Huntsman	02/06/19	—	$2,380,000	$4,760,000	—	—	—	—	—	—	—

	02/06/19	—	—	—	26,892	107,568	215,136	—	—	—	$2,437,491

	02/06/19	—	—	—	—	—	—	143,425	—	—	$3,250,011

	02/06/19	—	—	—	—	—	—	—	262,945	$22.66	$2,437,500

Sean Douglas	02/06/19	—	$520,000	$1,040,000	—	—	—	—	—	—	—

	02/06/19	—	—	—	4,634	18,535	37,070	—	—	—	$420,003

	02/06/19	—	—	—	—	—	—	24,713	—	—	$559,997

	02/06/19	—	—	—	—	—	—	—	45,307	$22.66	$419,996

Anthony P. Hankins	02/06/19	—	$766,021	$1,532,042	—	—	—	—	—	—	—

	02/06/19	—	—	—	4,965	19,859	39,718	—	—	—	$450,005

	02/06/19	—	—	—	—	—	—	26,478	—	—	$599,991

	02/06/19	—	—	—	—	—	—	—	48,544	$22.66	$450,003

David M. Stryker	02/06/19	—	$462,914	$925,828	—	—	—	—	—	—	—

	02/06/19	—	—	—	3,972	15,887	31,774	—	—	—	$359,999

	02/06/19	—	—	—	—	—	—	21,183	—	—	$480,007

	02/06/19	—	—	—	—	—	—	—	38,835	$22.66	$360,000

R. Wade Rogers	02/06/19	—	$335,134	$670,268	—	—	—	—	—	—	—

	02/06/19	—	—	—	2,482	9,929	19,858	—	—	—	$224,991

	02/06/19	—	—	—	—	—	—	13,239	—	—	$299,996

	02/06/19	—	—	—	—	—	—	—	24,272	$22.66	$225,001

(1)
These columns show annual cash performance awards granted under our annual cash performance award program to the NEOs in 2019. See the chart and accompanying narrative disclosure in "Compensation Discussion and Analysis—2019 Executive Compensation Decisions—2019 Annual Cash Performance Award" for additional information with respect to these amounts. The amounts reported in the table represent the target and maximum cash performance award guidelines established by the Compensation Committee but do not reflect the maximum annual dollar denominated incentive award amount that could be paid under the annual pool program, which amount is not determinable at the time the awards are granted and may not exceed the annual limit of $15 million under the 2016 Stock Incentive Plan. The amounts actually earned by each of the NEOs pursuant to our annual cash performance award program for 2019 are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
These columns show performance share units granted under the 2016 Stock Incentive Plan to the NEOs in 2019. The performance share units vest on December 31, 2019, subject to the achievement of relative TSR performance metrics. Amounts reported in the (a) "Threshold" column reflect the threshold number of performance share units (i.e., 25% of target) that may be earned for a certain minimum level of performance, (b) "Target" column reflects the target number of performance share units, or 100%, that may be earned and (c) "Maximum" column reflect the maximum number of performance share units that may be earned (i.e., 200% of target), in each case, based on relative TSR achievement against applicable performance metrics. If performance is below the threshold, no performance share units are earned. See "Compensation Discussion and Analysis—2019 Executive Compensation Decisions—Long-Term Equity Compensation" for additional information with respect to these awards.

(3)
This column shows the number of restricted shares granted under the 2016 Stock Incentive Plan to the NEOs in 2019. The restricted shares vest ratably in three equal annual installments beginning on the first anniversary of the grant date. During the restriction period, each restricted share entitles the individual to vote such share, and each restricted share entitles the individual to accrue quarterly payments by us equal to the quarterly dividend on one share of our common stock. However, dividends and distributions made on restricted shares are held by us without interest until the restricted shares with respect to which the dividend or distribution was made become vested.

(4)
This column shows the number of nonqualified options granted under the 2016 Stock Incentive Plan to the NEOs in 2019. The option awards become exercisable and vest ratably in three equal annual installments beginning on the first anniversary of the grant date.

(5)
The exercise price of the nonqualified options disclosed in this column is equal to the closing price of our common stock on the New York Stock Exchange on the date of grant.

(6)
This column shows the full grant date fair value of the awards computed in accordance with FASB ASC Topic 718. With respect to the performance share units, the amount shown reflects the full grant date fair value computed in accordance with FASB ASC Topic 718 based on probable achievement of the market conditions, which is consistent with the estimate of aggregate compensation to be recognized over the service period, excluding the effect of estimated forfeitures.

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HUNTSMAN CORPORATION: PROXY STATEMENT

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Information regarding the elements of our executive compensation program for 2019 is provided above under "Compensation Discussion and Analysis." The following is a discussion of what we consider to be material factors necessary to obtain an understanding of information disclosed under "2019 Summary Compensation Table" and "Grants of Plan-Based Awards in 2019" that is not otherwise discussed in the Compensation Discussion and Analysis.

Aircraft Use Policy.    We have an Aircraft Use Policy to carefully manage use of our aviation assets in a manner that best meets the goals of improving senior management's effectiveness and availability. Under this policy, certain of our executive officers may have personal use of company aircraft to the extent that such executive officer (other than our CEO) reimburses our company for the costs associated with their respective personal use of company aircraft. To mitigate security concerns and to maximize time available to spend on company business, the Compensation Committee permitted our CEO to have personal use of company aircraft without cost (subject to availability and the Compensation Committee's authority to limit any such personal use). For 2019, personal use by our CEO was unlimited. We do not make gross-up payments for out-of-pocket tax obligations resulting from any personal use of our company aircraft.

Air Travel Allowance.    Pursuant to our Business Expense and Travel Policy, we offered employees the opportunity to receive an air travel allowance to encourage cost savings to us. When an employee was authorized to fly business class but chose to fly coach class, we paid the employee an amount equal to half the difference between the lowest cost business class ticket and the fare paid up to a maximum of $2,000. The option to receive air travel allowance was eliminated by us effective December 2019.

Company Car.    We provide executive officers with leased vehicles for business use, which executives may also use for personal transportation. Executive officers are responsible for the taxes on imputed income associated with the personal use of these vehicles.

Foreign Assignment.    In accordance with our practice with respect to employees on assignment in a foreign country, Mr. Hankins entered into a letter agreement on November 1, 2000 with our subsidiary Huntsman Polyurethanes Americas, now known as Huntsman International LLC, detailing the terms of his secondment from Huntsman Polyurethanes (UK) Ltd. The primary purpose of this letter agreement is to provide Mr. Hankins with details regarding repatriation to his home country following the completion of his foreign assignment. This letter agreement also defines the initial elements of Mr. Hankins' compensation package, including base salary and an annual cash performance award, and provides for customary expatriation arrangements, including an international location allowance expressed as a percentage of annual salary.

Family Travel.    Travel costs for family members of employees or consultants are reimbursable by our company under limited circumstances. Employees and consultants are generally responsible for any taxable income associated with this reimbursement.

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HUNTSMAN CORPORATION: PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT 2019 FISCIAL YEAR-END

The following table provides information on the outstanding stock options, restricted stock awards and performance share units held by the NEOs as of December 31, 2019. The market value of the restricted stock and performance share unit awards is based on the closing market price of our stock on December 31, 2019 (the last trading day of fiscal 2019), which was $24.16.

		Option Awards				Stock Awards

									Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(5) ($)
								Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(4) (#)
		Number of Securities Underlying Unexercised Options(1)
				Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
Name	Date of Award	Exercisable (#)	Unexercisable (#)

Peter R. Huntsman	02/06/19	—	262,945	$22.66	02/06/29	143,425	$3,465,148	215,136	$5,197,686

	02/07/18	46,164	92,328	$32.77	02/07/28	57,777	$1,395,892	64,998	$1,570,352

	02/01/17	153,514	76,756	$21.01	02/01/27	45,057	$1,088,577	202,760	$4,898,682

	02/03/16	241,496	—	$8.86	02/03/26	—	—	—	—

	02/04/15	239,645	—	$22.77	02/04/25	—	—	—	—

	02/05/14	368,640	—	$21.22	02/05/24	—	—	—	—

Sean Douglas	02/06/19	—	45,307	$22.66	02/06/29	24,713	$597,066	37,070	$895,611

	02/07/18	6,177	12,354	$32.77	02/07/28	7,731	$186,781	8,697	$210,120

	02/01/17	18,379	9,189	$21.01	02/01/27	5,394	$130,319	24,274	$586,460

	02/03/16	48,639	—	$8.86	02/03/26	—	—	—	—

	09/09/15	36,645	—	$15.33	09/09/25	—	—	—	—

Anthony P. Hankins	02/06/19	—	48,544	$22.66	02/06/29	26,478	$639,708	39,718	$959,587

	02/07/18	6,502	13,004	$32.77	02/07/28	8,138	$196,614	9,155	$221,185

	02/01/17	19,460	9,729	$21.01	02/01/27	5,711	$137,978	25,702	$620,960

	02/03/16	71,429	—	$8.86	02/03/26	—	—	—	—

	02/04/15	22,189	—	$22.77	02/04/25	—	—	—	—

	02/05/14	38,941	—	$21.22	02/05/24	—	—	—	—

	02/06/13	47,348	—	$17.85	02/06/23	—	—	—	—

	02/01/12	58,962	—	$13.41	02/01/22	—	—	—	—

	02/02/11	54,230	—	$17.59	02/02/21	—	—	—	—

David M. Stryker	02/06/19	—	38,835	$22.66	02/06/29	21,183	$511,781	31,774	$767,660

	02/07/18	6,502	13,004	$32.77	02/07/28	8,138	$196,614	9,155	$221,185

	02/01/17	18,379	9,189	$21.01	02/01/27	5,394	$130,319	24,274	$586,460

	02/03/16	28,061	—	$8.86	02/03/26	—	—	—	—

	02/04/15	21,450	—	$22.77	02/04/25	—	—	—	—

	02/05/14	36,345	—	$21.22	02/05/24	—	—	—	—

	06/10/13	42,424	—	$18.56	06/10/23	—	—	—	—

R. Wade Rogers	02/06/19	—	24,272	$22.66	02/06/29	13,239	$319,854	19,858	$479,769

	02/07/18	3,413	6,828	$32.77	02/07/28	4,272	$103,212	4,806	$116,113

	02/01/17	10,811	5,405	$21.01	02/01/27	3,172	$76,636	14,278	$344,956

(1)
Option awards vest and become exercisable ratably in three equal annual installments on the first three anniversaries of each respective grant date. As of December 31, 2019, outstanding option awards granted on February 2, 2011, February 1, 2012, February 6, 2013, February 5, 2014, February 4, 2015 and February 3, 2016 are 100% vested. The outstanding option awards granted on February 1, 2017 were vested as to 66 2/3% on February 1, 2019, and will vest as to 100% on February 1, 2020. The outstanding option awards granted on February 7, 2018 vested as to 33 1/3% on February 7, 2019, and will vest as to 66 2/3% on February 7, 2020 and as to 100% on February 7, 2021. The option awards granted February 6, 2019 will vest as to 33 1/3% on February 6, 2020, and will vest as to 66 2/3% on February 6, 2021 and as to 100% on February 6, 2022.

(2)
Restricted stock awards vest and lapse their associated restrictions ratably in three equal annual installments on the first three anniversaries of each respective grant date. Restricted stock awards have generally been granted on the same day as option awards and vest on the same schedule as footnoted for option awards above. As of December 31, 2019, the restricted stock awards granted on February 1, 2017 vested as to 66 2/3% on February 1, 2019, and will vest as to 100% on February 1, 2020. The outstanding restricted stock awards granted on February 7, 2018 vested as to 33 1/3% on February 7, 2019, and will vest as to

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HUNTSMAN CORPORATION: PROXY STATEMENT

  66 2/3% on February 7, 2020 and as to 100% on February 7, 2021. The outstanding restricted stock awards granted on February 6, 2019 will vest as to 33 1/3% on February 6, 2020, and will vest as to 66 2/3% on February 6, 2021 and as to 100% on February 6, 2022.

(3)
The market value of unvested restricted stock is calculated by multiplying $24.16, the closing market price of our stock on December 31, 2019, by the number of unvested restricted shares as of December 31, 2019 for each restricted stock grant listed above.

(4)
The performance share units granted on February 1, 2017 have a performance period of three years ended on December 31, 2019, subject to the achievement of relative TSR performance metrics. Amounts in this table with respect to the 2017 grant reflect an estimated payout of a number of shares based on the maximum level of achievement with respect to the applicable performance metrics, as performance through December 31, 2019 exceeded the target performance level. The shares were not deemed fully vested until certification occurred in February 2020. The performance share units granted on February 7, 2018 have a performance period of three years ending on December 31, 2020, also subject to the achievement of relative TSR performance metrics. Amounts in this table with respect to the 2018 grant reflect an estimated payout of the target number of shares. The performance share units granted on February 6, 2019 have a performance period of three years ending on December 31, 2021, also subject to the achievement of relative TSR performance metrics. Amounts in this table with respect to the 2019 grant reflect an estimated payout of a number of shares based on the maximum level of achievement with respect to the applicable performance metrics, as performance through December 31, 2019 exceeded the target performance level.

(5)
The market value of unvested performance share units reported in this column is calculated by multiplying $24.16, the closing market price of our stock on December 31, 2019 (the last trading day of fiscal 2019), by the number of unvested performance share units as of December 31, 2019 based on the level of achievement with respect to the applicable performance metrics.

OPTION EXERCISES AND STOCK VESTED DURING 2019

The following table presents information regarding the exercise of nonqualified stock options and vesting of restricted stock awards and performance share units during 2019 for each NEO.

	Option Awards(1)		Stock Awards(2)(3)

Name	Number of Shares Acquired on Exercise in 2019 (#)	Value Realized on Exercise ($)	Number of Shares Vested in 2019 (#)	Value Realized on Vesting ($)

Peter R. Huntsman	—	—	180,793	$14,204,241

Sean Douglas	—	—	14,638	—

Anthony P. Hankins	32,189	$317,705	64,542	$1,455,571

David M. Stryker	—	—	74,004	$1,669,620

R. Wade Rogers	45,918	$478,466	40,512	$914,027

(1)
The following tabular disclosure provides information regarding the value realized on option exercises.

					Options Exercised

Name	Grant Date	Exercise Date	Price on Grant Date	Price on Exercise Date	(#)	Value Realized ($)(a)	Net Shares Issued (#)	Market Value of Net Shares ($)

Anthony P. Hankins	02/23/10	12/11/19	$13.50	$23.37	32,189	$317,705	8,245	$192,686

R. Wade Rogers	02/03/16	05/23/19	$8.86	$19.28	45,918	$478,466	15,051	$290,183

(a)
Messrs. Hankins and Rogers did not sell any shares received from the option exercise, and each NEO continued to be at-risk for subsequent changes in the value of these shares.

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HUNTSMAN CORPORATION: PROXY STATEMENT
(2)
The following tabular disclosure provides information regarding the market value of the underlying shares of restricted stock on the vesting date and the number of shares that were withheld in connection with each transaction to satisfy tax obligations.

				Restricted Stock Vested		Shares Withheld for Tax Obligation		Net Shares Issued

Name	Grant Date	Vest Date	Closing Price on Vest Date	(#)	Value Realized	(#)	Value Paid	(#)	Market Value

Peter R. Huntsman	02/07/18	02/07/19	$21.87	28,888	$631,781	11,368	$248,618	17,520	$383,162

	02/01/17	02/01/19	$22.43	45,058	$1,010,651	11,020	$247,179	34,038	$763,472

	02/03/16	02/03/19	$22.43	106,847	$2,396,578	42,045	$943,069	64,802	$1,453,509

				180,793	$4,039,010	64,433	$1,438,866	116,360	$2,600,143

Sean Douglas	02/07/18	02/07/19	$21.87	3,865	$84,528	942	$20,602	2,923	$63,926

	02/01/17	02/01/19	$22.43	5,394	$120,987	1,489	$33,398	3,905	$87,589

	02/03/16	02/03/19	$22.43	5,379	$120,651	1,302	$29,204	4,077	$91,447

				14,638	$326,166	3,733	$83,204	10,905	$242,962

Anthony P. Hankins	02/07/18	02/07/19	$21.87	4,068	$88,967	1,601	$35,014	2,467	$53,953

	02/01/17	02/01/19	$22.43	5,712	$128,120	1,467	$32,905	4,245	$95,215

	02/03/16	02/03/19	$22.43	10,534	$236,278	2,566	$57,555	7,968	$178,722

				20,314	$453,365	5,634	$125,474	14,680	$327,890

David M. Stryker	02/07/18	02/07/19	$21.87	4,068	$88,967	1,601	$35,014	2,467	$53,953

	02/01/17	02/01/19	$22.43	5,394	$120,987	1,504	$33,735	3,890	$87,253

	02/03/16	02/03/19	$22.43	12,415	$278,468	3,013	$67,582	9,402	$210,887

				21,877	$488,422	6,118	$136,331	15,759	$352,093

R. Wade Rogers	02/07/18	02/07/19	$21.87	2,136	$46,714	521	$11,394	1,615	$35,320

	02/01/17	02/01/19	$22.43	3,173	$71,170	941	$21,107	2,232	$50,064

	02/03/16	02/03/19	$22.43	6,771	$151,874	1,669	$37,436	5,102	$114,438

				12,080	$269,758	3,131	$69,937	8,949	$199,822

(3)
For the performance period ended December 31, 2018, the following tabular disclosure provides information regarding the market value of the underlying shares of performance share units on the vesting or certification date and the number of shares that were withheld in connection with each transaction to satisfy tax obligations. As certified by the Compensation Committee on February 6, 2019, our relative TSR result of 90.3% ranked Huntsman in the 83rd percentile of our performance peers resulting in a final payout of 186.6% of target. Mr. Douglas did not receive any performance share units for the 2016-2018 performance period.

				Performance Share Units Vested		Shares Withheld for Tax Obligation		Net Shares Issued

Name	Grant Date	Vest Date	Closing Price on Vest Date	(#)	Value Realized	(#)	Value Paid	(#)	Market Value

Peter R. Huntsman	02/03/16	02/06/19	$22.66	448,598	$10,165,231	176,524	$4,000,034	272,074	$6,165,197

Anthony P. Hankins	02/03/16	02/06/19	$22.66	44,228	$1,002,206	13,383	$303,259	30,845	$698,948

David M. Stryker	02/03/16	02/06/19	$22.66	52,127	$1,181,198	16,714	$378,739	35,413	$802,459

R. Wade Rogers	02/03/16	02/06/19	$22.66	28,432	$644,269	6,924	$156,898	21,508	$487,371

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HUNTSMAN CORPORATION: PROXY STATEMENT

PENSION BENEFITS IN 2019

The table below sets forth information on the pension benefits for the NEOs under our pension plans, each of which is more fully described in the narrative following the table. The amounts reported in the table below equal the present value of the accumulated benefit at December 31, 2019 for the NEO under each plan based upon the assumptions described below.

Name(1)	Plan Name	Years of Credited Service(2)	Present Value of Accumulated Benefit(3)	Payments During Last Fiscal Year

		(#)	($)	($)

Peter R. Huntsman	Huntsman Defined Benefit Pension Plan	36.507	$3,286,824	—

	Supplemental Executive Retirement Plan	36.507	$15,506,199	—

Anthony P. Hankins(4)	Huntsman Pension Scheme (U.K.)	32.583	$18,027,509	—

David M. Stryker(5)	Huntsman Defined Benefit Pension Plan	6.5	$446,214	—

	Supplemental Executive Retirement Plan	16.5	$1,428,949	—

R. Wade Rogers	Huntsman Defined Benefit Pension Plan	30.917	$1,397,851	—

	Supplemental Executive Retirement Plan	25.667	$507,081	—

(1)
Mr. Douglas does not participate in any of our pension plans.

(2)
The number of years of service credited to the NEO is determined using the same pension plan measurement date used for financial statement reporting purposes. These assumptions are discussed in "Note 17. Employee Benefit Plans" to our consolidated financial statements included in our 2019 Form 10-K.

(3)
The actuarial present value of the accumulated benefits is determined using the same pension plan measurement date and assumptions as used for financial reporting purposes. These assumptions are discussed in "Note 17. Employee Benefit Plans" to our consolidated financial statements included in our 2019 Form 10-K. For purposes of performing these calculations, a normal retirement (earliest unreduced) age of 65 was utilized for Messrs. Huntsman and Stryker, and a normal retirement (earliest unreduced) age of 62 was used for Mr. Hankins. All accrued benefits are assumed payable at the plan's earliest unreduced retirement age. Benefit values reported in this table have been projected out to assume payment at the normal retirement age then have been discounted back to a present value as of December 31, 2019.

(4)
As of December 31, 2019, Mr. Hankins had served 40.4 years with our company. The Huntsman Pension Scheme (U.K.) was frozen to new participants and years of credited service ceased to accrue as of February 29, 2012. Benefits for Mr. Hankins under this plan will only increase based on changes in salary.

(5)
We credited Mr. Stryker with 10 years of service under the Supplemental Executive Retirement Plan when he was hired in June 2013.

In the U.S., we sponsor the Huntsman Defined Benefit Pension Plan (the "Huntsman Pension Plan"), a tax-qualified defined benefit pension plan. Effective July 1, 2004, the formula used to calculate future benefits under the Huntsman Pension Plan was changed to a cash balance formula. The benefits accrued under the plan as of June 30, 2004 were used to calculate opening cash balance accounts. Of our NEOs, Messrs. Huntsman, Stryker and Rogers were participants in the Huntsman Pension Plan in 2019. The Huntsman Pension Plan was closed to new participants effective July 1, 2014.

The Huntsman Supplemental Executive Retirement Plan (the "Supplemental Executive Retirement Plan") is a non-qualified supplemental pension plan that provides benefits for designated executive officers based on certain compensation amounts not included in the calculation of benefits payable under the Huntsman Pension Plan. Of our NEOs, Messrs. Huntsman, Stryker and Rogers were participants in the Supplemental Executive Retirement Plan in 2019. The compensation taken into account for these NEOs under the Supplemental Executive Retirement Plan includes amounts in excess of the qualified plan limitations. The Supplemental Executive Retirement Plan benefit is calculated as the difference between (1) the benefit determined using the Huntsman Pension Plan formula with unlimited base salary plus annual cash performance awards, and (2) the benefit determined using base salary plus annual cash performance awards as limited by federal regulations.

Both plans express benefits as a hypothetical cash balance account established in each participant's name, and a participant's account receives two forms of credits: "pay credits" and "interest credits." Pay credits equal a percentage of a participant's compensation and are credited to a participant's account on an annual basis. "Compensation" for this purpose includes both salary and annual cash performance awards. "Compensation" under the Huntsman Pension Plan is subject to the compensation limit applicable to tax-qualified plans of $280,000 for 2019. The benefit that would be available under the Huntsman Pension Plan, but for this limitation, is provided under the Supplemental Executive Retirement Plan. The applicable pay credit percentage for our NEOs ranges between 9% and 12% depending on the participant's combined age and years of service as of the start of each plan year. The 2019 pay credits for the Huntsman Pension Plan are $33,600 for Mr. Huntsman, $25,200 for Mr. Stryker, and $33,600 for Mr. Rogers. The 2019 pay credits for the Supplemental Executive Retirement Plan are $838,292, $98,181, and $68,953 for Messrs. Huntsman, Stryker and Rogers, respectively.

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HUNTSMAN CORPORATION: PROXY STATEMENT

"Interest credits" for a plan year are based on the 30-year U.S. Treasury yield for November of the prior year. The minimum annual interest credit rate is 5.0%. The 2019 interest credits for the Huntsman Pension Plan are $127,053, $16,409 and $50,567 for Messrs. Huntsman, Stryker and Rogers, respectively. The 2019 interest credits for the Supplemental Executive Retirement Plan are $594,564, $56,474, and $16,146 for Messrs. Huntsman, Stryker and Rogers, respectively.

Pursuant to the terms of the Huntsman Pension Plan, at termination of employment for any reason after having completed at least three years of service, a participant will receive the amount then credited to the participant's cash balance account in an actuarially equivalent joint and survivor annuity (if married) or single life annuity (if not married). Participants may also choose from other optional forms of benefit, including a lump-sum payment in the amount of the cash balance account. For participants in the prior Supplemental Executive Retirement Plan (including Mr. Huntsman), the Huntsman Pension Plan also includes a minimum benefit that guarantees that a participant's benefit will not be less than the benefit accrued under the prior formula at transition (July 1, 2004) plus the benefit attributable to pay credits, with interest credits, beginning July 1, 2004. Under the prior plan provisions, the monthly basic benefit equaled one-twelfth of 1.4% of average earnings multiplied by pension service prior to January 1, 2000, plus 1.5% of average earnings multiplied by pension service after January 1, 2000, less 50% of the Social Security benefit prorated by pension service, payable as a life annuity to the participant. The prior Supplemental Executive Retirement Plan mirrored the benefit from the Huntsman Pension Plan. For participants taking an annuity, early retirement reductions apply if retirement occurs before normal retirement age (defined as age 65 with 5 years of service) and on or after the earlier of (i) both attaining age 50 and age plus vesting service equal to 80 or more, or (ii) age 55 with 10 years of vesting service. The effect of these reductions is to reduce the annuity amount paid by 5% per year for each year beginning at age 59 until age 50 where the amount paid would be 50%. As of December 31, 2019, Mr. Huntsman is our only NEO eligible for early retirement.

Vested benefits under the Supplemental Executive Retirement Plan are paid 30 days following a participant's separation from service, unless the participant is a "specified employee" for purposes of Section 409A of the Internal Revenue Code ("Section 409A"), in which case payment will be delayed for six months. Vested benefits are paid in a single cash lump sum unless the participant elects: (1) a life annuity, (2) a life annuity with payments guaranteed for 120 months, or (3) a joint and survivor annuity providing survivor benefits equal to 50% or 100% (as elected by the participant) of the annuity payable to the participant. Benefits are unvested until the earlier to occur of: (1) completion of 10 years of service, (2) termination on account of death or "Disability" or on or after attainment of "Normal Retirement Age," or (3) termination without "Reasonable Cause." Each NEO is fully vested in his benefit under the Supplemental Executive Retirement Plan.

"Disability" under the Huntsman Pension Plan generally provides that, for a disabled participant, service and benefit accruals continue for 24 months. After 24 months, disabled participants are deemed to be terminated participants. Disability is defined as total and permanent disability, as determined by the administrator of our long-term disability plan.

"Normal Retirement Age" generally is retirement eligibility upon age 65 with 5 years of service under the Huntsman Pension Plan and Supplemental Executive Retirement Plan.

"Reasonable Cause" generally means: (1) the grossly negligent, fraudulent, dishonest or willful violation of any law or the material violation of any of our significant policies that materially and adversely affects us, or (2) the failure of the participant to substantially perform his duties.

We also sponsor retirement benefit plans in connection with our operations in the U.K. Of our NEOs, Mr. Hankins participates in the Huntsman Pension Scheme for U.K. associates in the Polyurethanes division. The Huntsman Pension Scheme (U.K.) in which Mr. Hankins participates provides a benefit of 2/3rd of final pensionable compensation times actual years of service through February 29, 2012, divided by total possible service to retirement. Final pensionable compensation is notional base salary received during the 12 months prior to retirement. Normal retirement age for the Huntsman Pension Scheme (U.K.) is age 62 and participants retiring as early as age 50 may receive a reduced pension amount between 37% at age 50 and 66.7% at age 61. These benefits also include U.K. social security benefits. As of December 31, 2019, Mr. Hankins had reached age 62 and is fully vested in these benefits. The Huntsman Pension Scheme (U.K.) was frozen to new participants as of February 29, 2012 and, after that date, benefits for current participants under the plan will only increase based on changes in salary.

55   |  HUNTSMAN 2020 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT

NONQUALIFIED DEFERRED COMPENSATION IN 2019

We provide executive officers based in the United States the opportunity to participate in two defined contribution savings plans: (1) a salary deferral plan (the "401(k) Plan"); and (2) a supplemental savings plan (the "Supplemental Savings Plan"). The 401(k) Plan is a tax-qualified broad-based employee savings plan; employee contributions up to 25% of base salary and annual cash performance awards are permitted up to dollar limits established annually by the Internal Revenue Service ("IRS"). The Supplemental Savings Plan is a nonqualified salary deferral plan and allows designated executive officers to defer up to 75% of eligible salary and up to 75% of annual cash performance awards. The Supplemental Savings Plan also provides benefits for participants in the form of company matching contributions based on certain compensation amounts not included in the calculation of benefits payable under the 401(k) Plan because of limits under federal law on compensation ($280,000 in 2019). As required by Section 409A, deferrals must be elected in the calendar year preceding the year in which the compensation deferred is earned. Messrs. Huntsman and Stryker did not defer any earnings into the Supplemental Savings Plan in 2019.

Executive officers were previously offered the opportunity to participate in the supplemental executive money purchase pension (the "SEMPP"), a non-qualified plan that provided benefits not allowed under our money purchase pension plan (the "MPP") due to IRS compensation and allocation limits. The MPP was a tax-qualified broad-based employee savings plan that was merged into our 401(k) Plan on October 15, 2014. Contributions under the SEMPP and the MPP ceased September 1, 2014; however, some of our NEOs still maintain a balance in the SEMPP, which is reflected in the table below.

The table below provides information on the nonqualified deferred compensation of the NEOs in 2019 under the Supplemental Savings Plan and the SEMPP. The NEOs cannot withdraw any amounts from their nonqualified deferred compensation balances for a period of six months following the date of their termination of employment or retirement. No withdrawals or distributions were made in 2019.

Name	Executive Contributions in Last FY(1)	Huntsman Contributions in Last FY(2)		Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4)

Peter R. Huntsman	$68,000	$390,251	(5)	$386,569	—	$10,864,234	(6)

Sean Douglas	$296,804	$103,596	(7)	$33,838	—	$954,908	(8)

Anthony P. Hankins	$75,955	$158,231	(9)	$137,358	—	$3,853,536	(10)

David M. Stryker	—	$7,800	(11)	$1,465	—	$56,770	(12)

R. Wade Rogers	$18,989	$65,670	(13)	$25,645	—	$571,524	(14)

(1)
These contributions represent deferrals under the Supplemental Savings Plan and are included in the Salary column of the Summary Compensation Table for 2019 set forth above.

(2)
These amounts represent contributions to our Supplemental Savings Plan and are included in the "All Other Compensation" column of the Summary Compensation Table for 2019 set forth above.

(3)
No above market or preferential earnings are provided under our nonqualified defined contribution plans because the investment choices available under such plans are virtually identical to the investment choices available in the 401(k) Plan, which is a qualified plan. Consequently, none of the earnings reported in this table are included in the Summary Compensation Table set forth above.

(4)
Amounts reflected in this column for each NEO who participates in the plans were previously reported as compensation to the executive officer in the Summary Compensation Table as follows: Mr. Huntsman—$2,963,569, Mr. Douglas—$151,890, Mr. Hankins—$1,047,788, and Mr. Stryker—$27,300. We ceased contributions to the SEMPP as of August 31, 2014.

(5)
This amount includes a matching contribution of $75,800 and a 6% nondiscretionary contribution of $314,451 to the Supplemental Savings Plan.

(6)
This amount includes $2,046,959 from our Supplemental Savings Plan and $8,817,276 from the SEMPP.

(7)
This amount includes a matching contribution of $41,439 and a 6% nondiscretionary contribution of $62,158 to the Supplemental Savings Plan.

(8)
This amount includes $954,908 from our Supplemental Savings Plan.

(9)
This amount includes a matching contribution of $63,293 and a 6% nondiscretionary contribution of $94,939 to the Supplemental Savings Plan.

(10)
This amount includes $3,115,727 from our Supplemental Savings Plan and $737,809 from the SEMPP.

(11)
This amount includes a matching contribution of $7,800 to the Supplemental Savings Plan.

(12)
This amount is comprised of $56,770 from our Supplemental Savings Plan.

(13)
This amount includes a matching contribution of $26,268 and a 6% nondiscretionary contribution of $39,402 to the Supplemental Savings Plan.

(14)
This amount includes $314,710 from our Supplemental Savings Plan and $256,814 from the SEMPP.

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HUNTSMAN CORPORATION: PROXY STATEMENT

The Supplemental Savings Plan provides for payment of benefits to a participant upon the earlier to occur of a "Change of Control" or a termination of the participant's service. Benefits paid upon a "Change of Control" are paid in a single lump-sum payment. Benefits payable upon a separation from service can be made (at the election of the participant) in either a single lump-sum payment or in substantially equal installments over a period selected by the participant that does not exceed 10 years. In addition, the participant may request distribution of all or a portion of the amounts credited to his account upon an "Unforeseeable Emergency." Payments upon separation from service will be delayed six months in accordance with Section 409A in the event a participant is a "specified employee" for purposes of Section 409A. The Supplemental Savings Plan was amended on September 1, 2014 to increase the eligible match to 4% of pay. Additionally, for individuals who had been participants in the MPP or SEMPP plans, we provide a 6% non-discretionary contribution to the Supplemental Savings Plan. This non-discretionary contribution was implemented to offset the effect of discontinuation of all contributions to the MPP and SEMPP plans effective August 31, 2014. Mr. Douglas and Stryker were not eligible to participate in the MPP or SEMPP; therefore, they were not eligible to receive non-discretionary contributions into the Supplemental Savings Plan.

The Supplemental Savings Plan defines a "Change of Control" as the occurrence of either of the following events:

•
Any person becomes the owner of 35% or more of our outstanding voting stock (other than certain persons affiliated with us).

•
The replacement of a majority of the Board over a two-year period except in cases where (1) such replacement is not approved by a vote of at least a majority of the incumbent Board or (2) the election or nomination of such replacement Board members is by certain of our affiliates.

In addition, any "Change of Control" must also constitute a change in control for purposes of Section 409A.

A participant will be deemed to have incurred an "Unforeseeable Emergency" if he suffers a severe financial hardship resulting from (1) an illness or accident with respect to him, his spouse or a dependent, (2) the loss of property due to casualty or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the participant's control determined by us to constitute an unforeseeable emergency for purposes of Section 409A.

The SEMPP was a nonqualified plan for senior executives that provided for benefits not allowed under the MPP due to IRS compensation and allocation limits. Employees are vested in this account upon meeting 10 years of service, upon attaining normal retirement age, death or disability, or upon termination of employment without reasonable cause. Effective September 1, 2014, we no longer make contributions to the SEMPP.

The plan provides for the payment of vested benefits upon a participant's separation from service except to the extent the participant is a "specified employee" for purposes of Section 409A in which case benefits will be delayed six months. A participant's benefits vest on the earlier to occur of (1) completion of ten years of service, (2) termination on account of death, "Disability," or on or after attainment of "Normal Retirement Age," or (3) termination without "Reasonable Cause." "Disability," "Normal Retirement Age," and "Reasonable Cause" have the same meanings as set forth above in our description of the Supplemental Executive Retirement Plan under "—Pension Benefits in 2019," except that a "Disability" must also constitute a disability for purposes of Section 409A. Each of Messrs. Huntsman and Hankins is currently vested in his SEMPP benefit. Benefits are payable in one of the following forms elected by a participant:

•
A single lump-sum payment;

•
A single life annuity;

•
A joint and survivor annuity; or

•
Installments over a period selected by the participant not in excess of 10 years.

Participants are entitled to elect the investment of their accounts under both the Supplemental Savings Plan and the SEMPP. Although no assets may actually be invested, a participant's benefit value is based on the gains or losses of the investments they choose. No above market or preferential earnings are provided under our nonqualified defined contribution plans because all but one of the investment choices available under the plans are identical to the investment choices available in the 401(k) Plan. In the case of the investment choice not available in the 401(k) plan, the investment is a publicly available insured fixed rate product which the rate of return is pre-determined by the insurance provider for a prospective 12-month period. Consequently, none of the earnings reported in the "Nonqualified Deferred Compensation in 2019" table above are included in the Summary Compensation Table for 2019. Participants may change their investment options at any time by contacting the plan record keeper.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Our NEOs may receive compensation in connection with an involuntary termination of employment or a change of control pursuant to the terms of the following arrangements:

•
the Executive Severance Plan (in the case of the NEOs other than Mr. Huntsman);

•
the Severance Agreement with Mr. Huntsman (as amended);

•
the 2016 Huntsman Stock Incentive Plan and the Stock Incentive Plan as amended and restated effective May 8, 2014 (the "Prior Stock Incentive Plan"); and

•
other existing plans and arrangements in which our NEOs participate.

Executive Severance Plan.    (The following section describes the Executive Severance Plan as in effect on December 31, 2019. The plan was amended in February 2020 as described further below under "Amendments to the 2013 Executive Severance Plan.)

Through our Executive Severance Plan, which was adopted by the Board of Directors on September 11, 2013 (the "2013 Executive Severance Plan"), we provide our executive officers, including our NEOs, two times base salary as severance in order to attract and retain the executive talent necessary for our business. The level of severance is evaluated each year. Pursuant to our 2013 Executive Severance Plan, each participant is entitled to receive a single cash lump sum severance payment in the event of a termination without Reasonable Cause or upon a termination by the executive for Good Reason.

"Reasonable Cause" generally means: (1) the grossly negligent, fraudulent, dishonest or willful violation of any law or the material violation of any of our significant policies that materially and adversely affects us, or (2) the failure of the participant to substantially perform his duties.

"Good Reason" generally means a voluntary termination of employment by the participant as a result of (1) a materially detrimental reduction or change to the job responsibilities or in the current base compensation of the Participant, or (2) within a period of 12 months following a Change of Control, changing the participant's principal place of work by more than 50 miles, in each case, which is not remedied by our company within 30 days after receipt of notice.

A "Change of Control" is defined pursuant to the 2016 Huntsman Stock Incentive Plan and generally means the occurrence of any of the following:

•
An acquisition by any person of 20% or more of the combined voting power of our outstanding voting securities.

•
The consummation of a reorganization, merger, consolidation or other transaction in which our stockholders do not own, immediately thereafter, more than 20% or more of the combined voting power of the resulting entity in substantially the same proportion as their stock ownership prior to the transaction.

•
The sale or disposition of all or substantially all of our assets.

•
A majority change in the incumbent directors of the Board.

•
An approval by the Board or our stockholders of a complete or substantially complete liquidation or dissolution.

The 2013 Executive Severance Plan also provides the continuation of medical benefits for U.S. participants for up to two years following termination (which will be in the form of a lump sum cash payment equal to the COBRA premium at the time of departure multiplied by the severance period multiplied by 150%), and outplacement services for a period of one year.

A participant is not entitled to benefits under the 2013 Executive Severance Plan if the participant is reemployed with an employer in our controlled group, if the participant refuses to sign a waiver and release of claims in our favor if requested, or if the participant is entitled to severance benefits under a separate agreement or plan maintained by us.

As a citizen of the U.K., Mr. Hankins is an entitled participant in the U.K. business severance plan. At the time of a termination, payout potential from both the 2013 Executive Severance Plan and the U.K. business plan would be considered, then the plan generating the more generous payout would be used. Mr. Hankins is entitled to 12 months' notice and U.K. statutory severance

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pay of $20,848. The 2013 Executive Severance Plan provides greater severance amounts than the U.K. business severance plan for Mr. Hankins in the event of a termination without "Reasonable Cause" or upon a termination by the executive for "Good Reason."

Severance Agreement With Mr. Huntsman.    (The following section describes the CEO Severance Agreement as in effect December 31, 2019. The agreement was amended in February 2020 as described further below under "Amendments to the CEO Severance Agreement.)

On December 19, 2017, we and Mr. Huntsman entered into an Amended and Restated Severance Agreement (as amended, the "CEO Severance Agreement"). The CEO Severance Agreement is designed to provide severance benefits following a qualifying termination of employment. During the term of this agreement, Mr. Huntsman is not eligible to participate in the 2013 Executive Severance Plan.

Pursuant to the CEO Severance Agreement, if Mr. Huntsman is terminated (i) by us other than for Reasonable Cause or (ii) by Mr. Huntsman for Good Reason, Mr. Huntsman will be entitled to the same payments and benefits specified in the 2013 Executive Severance Plan.

In the event Mr. Huntsman's employment is terminated by us other than for Reasonable Cause or by him for Good Reason, in either case, within two years following a change of control, we will pay him a lump sum cash amount equal to 2.9 times his then current annual base salary.

Payment of any amounts described above is contingent upon Mr. Huntsman executing (and not revoking) a release of claims in favor of Huntsman. The CEO Severance Agreement does not contain tax gross-up provisions; however, the agreements do include a "best of net" provision, which provides that, if any payments or benefits to which Mr. Huntsman is entitled in connection with his termination are likely subject to the tax imposed by Section 4999 of the Internal Revenue Code, the payment will (1) be reduced such that Section 4999 does not apply or (2) paid in full, whichever produces the better net after tax position to Mr. Huntsman.

The CEO Severance Agreement utilizes the same definition of Reasonable Cause as set forth above with respect to our 2013 Executive Severance Plan. A termination for Good Reason pursuant to the CEO Severance Agreement generally means voluntary termination of employment as a result of (1) the significant detrimental reduction or change to Mr. Huntsman's job responsibilities or in his current base compensation, or (2) a change in Mr. Huntsman's principal place of work by more than 50 miles from his principal place of work, which is not remedied by us within 30 days after receipt of notice.

For purposes of the CEO Severance Agreement, a "change of control" generally means (1) an acquisition of beneficial ownership by an individual, entity, or group of 20% or more of our then outstanding shares of common stock or of our outstanding voting securities (subject to certain exceptions), (2) a majority change in the incumbent directors of the Board, (3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets (subject to certain limitations), or (4) a complete liquidation or dissolution of Huntsman.

Amendments to the 2013 Executive Severance Plan.    On February 14, 2020, the Board approved the Amended and Restated Huntsman Executive Severance Plan (the "Amended Executive Severance Plan"), which amended and restated the 2013 Executive Severance Plan.

The Amended Executive Severance Plan amended the 2013 Executive Severance Plan by (i) modifying the cash severance amount to include two times annual base salary and target annual bonus for the year in which termination occurs; (ii) reducing the multiplier of potential healthcare benefits for U.S. participants from 150% to 100%; (iii) capping the continuation period of the potential healthcare benefits for U.S. participants at 18 months (compared to 24 months permitted before the restatement); (iv) adding restrictive covenant amendments for all plan participants, including provisions requiring confidentiality, non-competition, non-solicitation, and non-disparagement; and (v) allowing for payment of a pro-rata annual bonus for the year in which termination occurs.

Amendments to the CEO Severance Agreement.    On February 19, 2020, we and Mr. Huntsman entered into a Second Amended and Restated Severance Agreement (the "Revised Agreement"). The Revised Agreement amended and restated the CEO Severance Agreement and extended the term of the agreement from December 31, 2022 to February 19, 2025.

The Revised Agreement amended the CEO Severance Agreement by (i) modifying the cash severance amount, in the event Mr. Huntsman's employment is terminated by us for any reason other than for Reasonable Cause or by Mr. Huntsman for Good Reason (each a "Termination Event"), to include 2.9 times annual base salary and target annual bonus for the year in which termination occurs; (ii) aligning the potential healthcare benefits for Mr. Huntsman, in the event of a Termination Event, with those provided by the Amended Executive Severance Plan; (iii) adding restrictive covenant amendments for Mr. Huntsman,

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including provisions requiring of confidentiality, non-competition, non-solicitation, and non-disparagement; and (iv) allowing for payment of a pro-rata annual bonus for the year in which a Termination Event occurs.

Stock Incentive Plan Awards.    Long-term equity incentive awards granted under Huntsman's stock incentive plans provide for accelerated vesting upon a Change of Control or certain other events, including certain terminations of employment or service, at the discretion of the Compensation Committee. Any such provision made by the Compensation Committee could benefit all participants in the Huntsman's stock incentive plans, including the NEOs. If there is a Change of Control, the Compensation Committee may, in its discretion, provide for:

•
assumption by the successor company of an award, or the substitution thereof for similar options, rights or awards covering the stock of the successor company;

•
acceleration of the vesting of all or any portion of an award;

•
changing the period of time during which vested awards may be exercised (for example, but not by way of limitation, by requiring that unexercised, vested awards terminate upon consummation of the change of control);

•
payment of substantially equivalent value in exchange for the cancellation of an award; and/or

•
issuance of substitute awards of substantially equivalent value.

Other arrangements.    As more fully described under "—Pension Benefits in 2019" above, our executives are entitled to payments pursuant to the terms and conditions of the Huntsman Pension Plan or local variants and the Supplemental Executive Retirement Plan. In addition, pursuant to our Supplemental Savings Plan, upon a change of control (as defined in the Supplemental Savings Plan), participants, including the NEOs, may elect to receive the present value of the benefits payable to them under this plan. Amounts payable under the Supplemental Savings Plan and SEMPP are described under "—Nonqualified Deferred Compensation in 2019" above. As described under "—Pension Benefits in 2019" above, pursuant to the Huntsman Pension Scheme (U.K.), Mr. Hankins is entitled to receive annual benefits of 2/3 of pensionable compensation. Upon a qualifying disability, Mr. Hankins' benefits would be 75% of pensionable compensation until age 65. Mr. Hankins is entitled to a minimum death benefit equal to 66.6% of the accrued benefit and a lump sum equal to eight times pensionable compensation.

Quantification of Potential Payments and Benefits.    The table below reflects the compensation that may be payable to or on behalf of each NEO upona qualifying termination. The amounts shown assume that such termination or change of control was effective as of December 31, 2019 and do not reflect the amendments to the severance arrangement described above that were made in February 2020. All equity acceleration values have been calculated using the closing price of our stock on December 31, 2019 (the last trading day of fiscal 2019) of $24.16. The actual amounts we will be required to disburse can only be determined at the time of the applicable circumstance.

Payment Type	Peter R. Huntsman		Sean Douglas		Anthony P. Hankins		David M. Stryker		R. Wade Rogers

INVOLUNTARY TERMINATION WITHOUT REASONABLE CAUSE OR TERMINATION BY EXECUTIVE FOR GOOD REASON

Cash Severance	$3,400,000		$1,300,000		$1,915,052		$1,157,286		$957,526

Health & Welfare(1)	$72,603		$65,736		$72,603		$72,603		$72,603

Outplacement Services(2)	$8,500		$8,500		$8,500		$8,500		$8,500

TOTAL TERMINATION BENEFITS	$3,481,103		$1,374,236		$1,996,155		$1,238,389		$1,038,629

CHANGE OF CONTROL

Accelerated Equity Awards	$13,204,352	(3)	$1,962,227	(4)	$2,089,221	(5)	$1,824,157	(6)	$1,081,611	(7)

INVOLUNTARY TERMINATION WITHOUT REASONABLE CAUSE OR TERMINATION BY EXECUTIVE FOR GOOD REASON FOLLOWING A CHANGE OF CONTROL

Cash Severance	$4,930,000	(8)	—		—		—		—

(1)
In the case of an involuntary termination without Reasonable Cause or for Good Reason, calculated by multiplying 150% of the employer and employee monthly premiums payable with respect to the health care coverage elected by the executive as of December 31, 2019, by 24. We assumed a monthly

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  premium 50% larger than current premiums to reflect annual increases in premium costs with the intent to ensure that the amounts reported above include the total amount for which we are potentially responsible with respect to such coverage.

(2)
We contract with a third-party provider for 12 months of outplacement services. To the extent these services might be utilized, we expect our cost would be as set forth herein.

(3)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Huntsman requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2019. An acceleration of Mr. Huntsman's 246,259 unvested shares of restricted stock would have an estimated value of $5,949,617 and 273,946 target unvested performance share units would have an estimated value of $6,618,535. In addition, an acceleration of Mr. Huntsman's 432,029 unvested options would have an estimated value of $636,199 on December 31, 2019.

(4)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Douglas requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2019. An acceleration of Mr. Douglas's 37,838 unvested shares of restricted stock would have an estimated value of $914,166 and 39,369 target unvested performance share units would have an estimated value of $951,155. In addition, an acceleration of Mr. Douglas's 66,850 unvested options would have an estimated value of $96,906 on December 31, 2019.

(5)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Hankins requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2019. An acceleration of Mr. Hankins' 40,327 unvested shares of restricted stock would have an estimated value of $974,300 and 41,865 target unvested performance share units would have an estimated value of $1,011,458. In addition, an acceleration of Mr. Hankins' 71,277 unvested options would have an estimated value of $103,462 on December 31, 2019.

(6)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Stryker requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2019. An acceleration of Mr. Stryker's 34,715 unvested shares of restricted stock would have an estimated value of $838,714 and 37,179 target unvested performance share units would have an estimated value of $898,245. In addition, an acceleration of Mr. Stryker's 61,028 unvested options would have an estimated value of $87,198 on December 31, 2019.

(7)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Rogers requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2019. An acceleration of Mr. Rogers' 20,683 unvested shares of restricted stock would have an estimated value of $499,701 and 21,874 target unvested performance share units would have an estimated value of $528,476. In addition, an acceleration of Mr. Rogers' 36,505 unvested options would have an estimated value of $53,434 on December 31, 2019.

(8)
In the event of an involuntary termination following a change of control, this amount is equal to 2.9 times Mr. Huntsman's annual base salary.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2019.

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)

Plan Category	(#)(1)	($)	(#)

Equity compensation plans approved by security holders as of December 31, 2019(2)	6,820,317	$19.08	8,367,742

Equity compensation plans not approved by security holders:	—	—	—

(1)
Includes 5,025,252 outstanding options and 1,795,065 undelivered full value awards (including 979,124 outstanding performance share units at the maximum level, 426,846 unvested phantom shares, and 389,095 vested stock units). If performance share units were delivered at target, this figure would include 5,025,252 outstanding options and 1,305,503 undelivered full value awards (including 489,562 outstanding performance share units, 426,846 unvested phantom shares, and 389,095 vested stock units). Does not include 870,243 shares of unvested restricted stock.

(2)
Initially, there were approximately 8,225,000 shares available for issuance under the 2016 Stock Incentive Plan. However, the number of shares available for issuance may be adjusted to include any shares surrendered, exchanged, forfeited or settled in cash pursuant to our Prior Stock Incentive Plan.

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HUNTSMAN CORPORATION: PROXY STATEMENT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Wayne A Reaud, Nolan D. Archibald and Daniele Ferrari each served on the Compensation Committee during 2019. Mr. Ferrari served as Division President, Performance Products of Huntsman Corporation from 2008 to 2011. None of the members of the Compensation Committee was an officer or employee of our company during 2019 or had any substantial business dealings with our company or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee of our company.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Peter R. Huntsman, our CEO.

For 2019, our last completed fiscal year:

•
The median of the annual total compensation of all employees of our company (other than Mr. Huntsman) was $71,711; and

•
The annual total compensation of Mr. Huntsman, as reported in the 2019 Summary Compensation Table included in this Proxy Statement, was $16,468,951

•
Based on this information, for 2019 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 230 to 1.

SEC rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. Accordingly our 2019 CEO pay ratio is calculated utilizing the same median employee identified in 2017. In determining that it was still appropriate to utilize our 2019 median employee for this disclosure, we considered the changes to our global employee population and compensation programs during 2019, as well as the absence of a material change in that employee's job description or compensation during 2019. We note that the Sale Transaction was completed on January 3, 2020 and, as result, did not result in any changes to our global employee population and compensation programs during 2019.

To identify the median employee in 2017, we took the following steps.

•
We selected December 31, 2017, the last day of our 2017 payroll year, as the determination date for purposes of identifying the median employee.

•
Our total global workforce, as of December 31, 2017, consisted of approximately 14,503 individuals working at our company and consolidated subsidiaries.

•
As permitted by SEC rules, we excluded approximately 708 non-U.S. employees (representing less than 5% of our total global workforce as if December 31, 2017) from the employee pool used to determine our median employee. The table below

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  identifies (1) the jurisdictions from which those employees were excluded and (2) the approximate number of employees in each jurisdiction.

Jurisdiction	Number of Employees

Bangladesh	8

Colombia	63

Czech Republic	44

Honduras	8

Hungary	122

Indonesia	203

Lithuania	1

New Zealand	13

Pakistan	7

Russian Federation	213

Serbia	1

Sri Lanka	1

Ukraine	3

Vietnam	21

Total	708

•
We used a consistently applied compensation measure to identify our median employee by comparing the actual non-discretionary compensation (inclusive of salaries and wages) reflected in our payroll records as reported to local tax authorities for 2017. We did not make any cost of living adjustments in identifying the median employee.

We combined all of the elements of our median employee's compensation for the 2019 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $71,711. The difference between such employee's salary and wages and the employee's annual total compensation represents (i) the estimated value of such employee's health care benefits (estimated for the employee and such employee's eligible dependents at $653; (ii) contributions in the amount of $3,858 that we made on the employee's behalf to our pension plan in 2019; (iii) $461 representing a locally allowed payment for such employee's commute between work and home; and (iv) $1,497 representing the estimated change in annualized value of our pension plan for our median employee.

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PART 6	AUDIT COMMITTEE MATTERS

FEES BILLED BY DELOITTE & TOUCHE LLP AND AFFILIATES

The following table shows the aggregate fees billed by Deloitte & Touche LLP, Deloitte Tax LLP and the member firms of Deloitte Touche Tohmatsu Limited in each of the last two fiscal years for the services indicated (dollars in millions):

	2019	2018

Audit Fees(1)	$6.0	$5.7

Audit-Related Fees(2)	$0.5	$0.1

Tax Fees(3)	$2.5	$2.7

All Other Fees(4)	$1.2	$0.5

Total	$10.2	$9.0

(1)
Includes fees associated with annual integrated audits of Huntsman Corporation and Huntsman International LLC, reviews of Quarterly Reports on Form 10-Q, a joint venture audit and statutory audits required internationally.

(2)
Includes fees associated with services related to registration statements, comfort letters, financial accounting and reporting consultations, and merger and acquisition due diligence advisory services regarding the potential acquisition of certain assets.

(3)
Includes fees associated with services related to preparation or review of original and amended US federal, state, local and non US income and franchise tax returns; transfer pricing services (US and Non-US); US federal, state, local and non US tax planning, consultation, assistance and advice; tax controversy services in connection with the examination of US federal, state, local and non-US income tax returns through the administrative appellate level; general tax consultation pertaining to ad hoc questions, including technical advice and research pertaining to specific transactions; VAT and similar taxes tax return preparation and/or consultation; customs and duties tax return preparation and/or consultation; employee benefits plan consultation and/or tax return preparation; excise tax compliance and planning; international tax planning and restructuring; withholding tax planning and compliance; tax authority ruling requests and planning; payroll tax planning; state credits and incentives; and R&D tax credit study and supporting documentation.

(4)
Includes fees for other permissible work performed by Deloitte Consulting LLP. The services relate to engagements to provide advice, observations, and recommendations regarding the Pigments and Additives spin off planning structure, digital supply chain roadmap study, accounting and financial reporting matters for certain strategic transactions considered by our Company, and the separation of our chemical intermediates businesses, which includes PO/MTBE, and our surfactants businesses.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has, by resolution, adopted policies and procedures regarding pre-approval of the performance by Deloitte & Touche LLP and affiliates of certain audit and non-audit services. Deloitte & Touche LLP and affiliates may not perform any service enumerated in Section 201(a) of the Sarbanes-Oxley Act of 2002, except as may otherwise be provided by law or regulation. Deloitte & Touche LLP and affiliates may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. The Audit Committee has pre-approved the performance by Deloitte & Touche LLP and affiliates of certain audit and accounting services, certain tax services, and, provided that fees do not exceed $250,000 per individual project, certain other tax services and audit-related services. The Audit Committee has delegated to the committee chair the power to pre-approve services beyond those previously described, provided that no services may be approved that are prohibited pursuant to Section 201(a) of the Sarbanes Oxley Act of 2002 or that appear reasonably likely to compromise the independence of Deloitte & Touche LLP. Any pre-approval granted by the chair is reviewed by the Audit Committee at its next regularly scheduled meeting. In addition, the Audit Committee receives a report annually detailing the prior year's expenditures, consistent with the SEC's accountant fee disclosure requirements.

The Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by Deloitte & Touche LLP and affiliates in accordance with these procedures.

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HUNTSMAN CORPORATION: PROXY STATEMENT

AUDIT COMMITTEE REPORT

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Huntsman Corporation ("Huntsman") assists the Board in fulfilling its oversight responsibilities with respect to the external financial reporting process and the adequacy of Huntsman's internal controls over financial reporting and related disclosure controls and procedures, areas for which management has primary responsibility. Specific responsibilities of the Committee are set forth in the Audit Committee Charter, a copy of which can be found on Huntsman's website at www.huntsman.com.

The independent registered public accounting firm is responsible for expressing an opinion on the conformity of Huntsman's audited financial statements with accounting principles generally accepted in the United States and for issuing its report on Huntsman's internal control over financial reporting. All audit and non-audit services provided to Huntsman by the independent registered public accounting firm are pre-approved by the Committee or by the Chair of the Committee pursuant to delegated authority, and the Committee considers the compatibility of such non-audit services with the independent registered public accounting firm's independence.

The Committee evaluates the performance of the independent registered public accounting firm each year and determines whether to re-engage the current firm or consider other audit firms. In doing so, the Committee considers the quality of the services provided by the independent registered public accounting firm, along with their capabilities, technical expertise, and knowledge of Huntsman's operations and industry. Based on these evaluations, the Committee decided to engage Deloitte & Touche LLP as Huntsman's independent registered public accounting firm for the year ending December 31, 2020. Although the Committee has the sole authority to appoint the independent registered public accounting firm, the Committee has continued its long-standing practice of recommending that the Board ask stockholders to ratify the appointment of the registered public accounting firm at Huntsman's annual meeting of stockholders.

The Committee has reviewed and discussed Huntsman's audited financial statements for the year ended December 31, 2019 with Huntsman's management. The Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC. The Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP's communications with the Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to in the preceding paragraph, the Committee recommended to the Board that Huntsman's audited financial statements for the year ended December 31, 2019 be included in Huntsman's Annual Report on Form 10-K for the year ended December 31, 2019. This report was submitted by the current members of the Committee.

AUDIT COMMITTEE,
M. Anthony Burns, Chair Mary C. Beckerle Sir Robert J. Margetts Jan E. Tighe

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HUNTSMAN CORPORATION: PROXY STATEMENT

PART 7	PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1—ELECTION OF DIRECTORS

The size of the Board is currently set at eight. All directors are elected or appointed to serve until the 2021 annual meeting. The Governance Committee has recommended, and the Board has unanimously nominated, Messrs. Peter R. Huntsman, Nolan D. Archibald, M. Anthony Burns, Daniele Ferrari and Wayne A. Reaud, Dr. Mary C. Beckerle, Sir Robert J. Margetts, and Vice Admiral Jan E. Tighe for election. Each elected director will serve until our 2021 annual meeting, until a successor is elected and qualified, or until his or her earlier death, resignation or retirement.

The nominees receiving a majority of the votes cast at the Annual Meeting for the election of directors will be elected as directors. You may not cumulate your votes in the election of directors. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. These broker non-votes, along with any abstentions, will not affect the outcome of the vote on the election of a director.

Unless otherwise indicated on the proxy, the persons named as proxies in the enclosed proxy will vote FOR each of the director nominees listed above. Although we have no reason to believe that any of the nominees will be unable to serve if elected, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons as may be nominated by the Board.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE

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HUNTSMAN CORPORATION: PROXY STATEMENT

PROPOSAL 2—NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are submitting a proposal to our stockholders for a non-binding advisory vote to approve the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This say-on-pay proposal gives our stockholders the opportunity to express their views on the compensation of our NEOs. Currently, our stockholders are given the opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with our 2020 annual meeting.

The guiding principles of our compensation policies and decisions include aligning each executive's compensation with our company's business strategy and the interests of our stockholders and providing incentives intended to attract, motivate and retain key executives who are important to our long-term success. We view pay for performance as a critical element of our overall executive compensation philosophy. Consistent with this philosophy, a significant portion of the total compensation for each of our NEOs is related to our earnings and to other performance factors that are intended to measure our progress against the goals of our strategic and operating plans and the long-term performance of our common stock.

When casting your advisory say-on-pay vote, we urge you to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices are intended to reflect our compensation philosophy. The Compensation Committee and the Board believe that our compensation practices effectively implement our guiding principles.

The advisory say-on-pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the principles, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:

  "RESOLVED, that the stockholders of Huntsman Corporation approve, on a non-binding advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the 2020 Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosures."

Approval of this proposal requires approval by holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against this proposal. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. These broker non-votes will have no effect on the vote.

While this vote is required by law, the result (1) will not be binding on our company, the Board or the Compensation Committee, (2) will not overrule any decisions made by the Board or the Compensation Committee, and (3) will not require the Board or the Compensation Committee to take any specific action. Nevertheless, the Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs. In particular, to the extent there is any significant vote against our NEOs' compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD RECOMMENDS A VOTE "FOR" THE ADVISORY VOTE
TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

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HUNTSMAN CORPORATION: PROXY STATEMENT

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2020. Deloitte & Touche LLP has served as our auditor since 1984. The Audit Committee has been advised by Deloitte & Touche LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. As a matter of good corporate governance, the Audit Committee has determined to submit its selection of Deloitte & Touche LLP to stockholders for ratification.

The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm will require approval by holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against this proposal. If you hold your shares in street name and do not provide timely voting instructions, your broker may exercise discretionary authority, thereby avoiding a broker non-vote.

If the selection of the independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of our company and our stockholders.

One or more representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions and, if they desire, will have an opportunity to make a statement.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF
DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
YEAR ENDING DECEMBER 31, 2020

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HUNTSMAN CORPORATION: PROXY STATEMENT

PROPOSAL 4—STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER RIGHT TO ACT BY WRITTEN CONSENT

The following stockholder proposal has been submitted to Huntsman for action at the Annual Meeting by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278. Mr. Chevedden has submitted documentation indicating that he is the beneficial owner of no fewer than 100 shares of our common stock. This proposal will be voted on at the annual meeting only if properly presented by or on behalf of Mr. Chevedden.

In accordance with applicable proxy regulations, Mr. Chevedden's proposed resolution and supporting statement are set for the below in the form that we received it:

Proposal 4—Adopt a Shareholder Right—Written Consent

Shareholders request that our board of directors take the steps necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to give shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any appropriate topic for written consent.

Hundreds of major companies enable shareholder action by written consent. This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. This proposal topic also won 63%-support at Cigna Corp. (CI) in 2019. This proposal topic would have received a still higher vote than 63% and 67% at these companies if more shareholders had access to independent proxy voting advice.

Taking action by written consent is a means shareholder can use to raise important matters outside the normal meeting circle like the election of a new director. Now is a good time to make the corporate governance of Huntsman Corporation more competitive since the price of our stock has been flat in the 5-years leading up to the submission of this proposal during a robust market.

This proposal is especially important to Huntsman shareholders because we may have only a phantom right to call a special shareholder meeting. With the HUN 25% share ownership requirement to call a special meeting it could take 75% of HUN shares to actually call a special meeting. If 75% of shares requested a special meeting then one-third of these shares could be disqualified because they were held for less than one-year. Then another third of shares could be disqualified because they fell short on meeting just one of the tedious requirements in 2000-words of bylaw text.

The right for shareholders to act by written consent is gaining acceptance as a more important right than the right to call a special meeting. This seems to be the conclusion of the Intel Corporation (INTC) shareholder vote at the 2019 Intel annual meeting.

The directors at Intel apparently thought they could divert shareholder attention away from written consent by making it easier for shareholders to call a special meeting. However Intel shareholders responded with greater support for written consent in 2019 compared to 2018.

If our management had been neutral on this proposal topic in 2019 it would have received a majority vote. Our management claimed that its outreach with shareholders confirming its do-nothing view on enabling shareholders to act by written consent. However the outreach was apparently flawed because shareholders gave greater support for this proposal topic in 2019 than in 2018. Perhaps Huntsman management will be the poster child on how to do clueless shareholder outreach.

Please vote yes:

Adopt a Shareholder Right—Written Consent—Proposal 4

THE BOARD RECOMMENDS A VOTE "AGAINST" THE STOCKHOLDER PROPOSAL
REGARDING ACTION BY WRITTEN CONSENT

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

The Board of Directors has carefully considered this proposal and concluded that our stockholders are better served by holding meetings where all stockholders are offered:

•
a transparent forum on a date that has been publicly announced in advance of the meeting;

•
a forum for open discussion of the proposed stockholder action;

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HUNTSMAN CORPORATION: PROXY STATEMENT
•
dissemination of accurate and complete information in a proxy statement sent to all stockholders in advance of the meeting; and

•
the ability of the Board to provide a considered recommendation.

The Board therefore recommends a vote AGAINST Proposal 4 for the following reasons:

Action by Written Consent Denies Stockholders the Right to Transparent Decision Making

Our governing documents require all actions by stockholders to be considered at a meeting of stockholders. This requirement assures all stockholders receive advance notice of the proposed action, as well as an opportunity to discuss and consider all points of view.

The proposed process would:

•
result in certain stockholders being denied the ability to be informed about, vote on or otherwise have a say on proposed stockholder actions;

•
enable a bare majority of stockholders to take action on a proposal without the benefit of hearing the views, questions and opinions of other stockholders;

•
potentially result in multiple contradictory consents being solicited simultaneously, creating administrative and financial burdens for the company and also putting our stockholders at risk of confusion; and

•
disenfranchise stockholders with smaller holdings, in particular in a consent solicitation that does not require their involvement to achieve majority support.

In addition, action by written consent could be used to promote the self-interests of some stockholders that are not consistent with the long-term interests of our company and other stockholders. The Board believes that all stockholders should have the opportunity to consider, discuss and vote on pending stockholder matters through the transparent forum of a stockholders' meeting, where stockholders may consider arguments for and against any action and have a meaningful and structured opportunity to exchange views with the Board.

Board's View Aligns with Recent Stockholder Vote on this Issue

The same proposal, which was presented by the same stockholder, was defeated by 62.1% and 59.1% of the votes at our 2018 Annual Meeting of Stockholders and at our 2019 Annual Meeting of Stockholders, respectively. Prior to the 2019 meeting, we engaged in substantial stockholder outreach in order to better inform the Board of our stockholders' current views on this matter.

In April 2019, our management contacted many of our stockholders to, among other things, seek their feedback on the 2019 proposal. This outreach resulted in positive conversations which included extensive discussions of the positive and negative aspects of our existing special meeting rights compared to the written consent rights. Overall, our stockholders strongly favored the right to call a special meeting over the right to act by written consent. Many of these stockholders said they preferred the right to call a special meeting because while both provide stockholders an avenue to be heard outside the annual meeting cycle, only special meetings provide additional protections for all stockholders. The feedback provided by stockholders during these meetings was considered in 2020.

Our Existing Corporate Governance Structure Provides More Than Sufficient Opportunities for Stockholder Action in a Transparent Manner

Given our current governance procedures, the Board believes the adoption of this proposal is not only inappropriate but also unnecessary because stockholders have ample opportunity to take action at a properly called stockholders' meeting. Our governance documents allow stockholders to nominate persons for election to the Board or propose other business to be considered at an annual or special meeting called by the Board.

In addition, our existing stockholder right to call special meetings at a 25% threshold allows stockholders to propose actions without waiting for our next annual meeting. A special meeting is preferable to action by written consent because a meeting allows all stockholders to participate in, and discuss the merits of, a proposed action, and allows the Board to make a thoughtful recommendation about the action. The Board continues to believe that having a special meeting right at 25% strikes the right balance for Huntsman, as it is a low enough threshold to provide a meaningful right for stockholders to act between annual meetings yet high enough to prevent a single stockholder (or small group of stockholders) from acting without broad stockholder support.

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HUNTSMAN CORPORATION: PROXY STATEMENT

We have a strong corporate governance structure and record of accountability

The Board has also taken several other actions to promote effective corporate governance and has demonstrated responsiveness to the views and concerns of stockholders, including:

•
Proxy Access:  In 2016, in response to a stockholder proposal, we adopted a proxy access provision that allows a stockholder or group of stockholders, who comply with certain requirements, to nominate candidates for service on the Board and include those candidates in our proxy materials.

•
Amendments to our Bylaws:  Our stockholders have the ability to amend our Bylaws by majority vote.

•
Majority voting in director elections:  Our governing documents provide for majority voting in uncontested director elections.

•
Annually elected Board:  All members of the Board are elected on an annual basis.

Summary

The Board of Directors believes that adoption of the proposal is unnecessary because of our commitment to good corporate governance, the right of stockholders to call special meetings and the ability of stockholders to nominate directors through proxy access. The Board also believes that this proposal would circumvent existing protections and procedural safeguards provided to all stockholders by stockholder meetings.

THE BOARD RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL
REGARDING ACTION BY WRITTEN CONSENT

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HUNTSMAN CORPORATION: PROXY STATEMENT

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2021 ANNUAL MEETING

STOCKHOLDER PROPOSALS TO BE INCLUDED IN NEXT YEAR'S PROXY STATEMENT

Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2021 annual meeting may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary at our principal executive offices, located at 10003 Woodloch Forest Drive, The Woodlands, Texas 77380, no later than Friday November 20, 2020.

DIRECTOR NOMINATION AND STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2021 ANNUAL MEETING

In addition to stockholder proposals submitted pursuant to the requirements of Rule 14a-8 as specified above, and as more specifically provided for in Section 2.8 of our Bylaws or the "proxy access" provisions of our Bylaws, for a nomination of persons for election to the Board or a proposal of business to be properly brought before the 2021 annual meeting, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote and who complies with the applicable notice procedures set forth in our Bylaws. A stockholder of record making a nomination for election to the Board or a proposal of business for the 2021 annual meeting must deliver proper notice to our Corporate Secretary (c/o Corporate Secretary, Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com) not earlier than the close of business on the 120th calendar day prior to the first anniversary of the date of the 2020 Annual Meeting nor later than the close of business on the 90th calendar day prior to the first anniversary of the 2020 Annual Meeting. In other words, for a stockholder nomination for election to the Board (either pursuant to Section 2.8 of our Bylaws or the "proxy access" provisions of our Bylaws) or a proposal of business to be considered at the 2021 annual meeting, it should be properly submitted to our Corporate Secretary no earlier than Wednesday, December 30, 2020 and no later than the close of business on Friday, January 29, 2021. If the date of our 2021 annual meeting is more than 30 calendar days before April 29, 2021 or more than 70 calendar days after April 29, 2021, then stockholder nominations and proposals must be received not earlier than the close of business on the 120th calendar day prior to the date of the 2021 annual meeting and not later than the close of business on the later of the 90th calendar day prior to the date of the 2021 annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of 2021 annual meeting is first made by us. For additional information about stockholder nominations and proposals, see "Corporate Governance—Director Nomination Process."

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HUNTSMAN CORPORATION: PROXY STATEMENT

PART 8	ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding beneficial ownership of our common stock as of March 5, 2020 by:

•
each person who we know owns beneficially more than 5% of our common stock;

•
each of our directors and nominees;

•
each of our NEOs; and

•
all of our executive officers and directors as a group.

Under the regulations of the SEC, shares are generally deemed to be "beneficially owned" by a person if the person directly or indirectly has or shares voting power or investment power (including the power to dispose) over the shares, whether or not the person has any pecuniary interest in the shares, or if the person has the right to acquire voting power or investment power of the shares within 60 days, including through the exercise of any option, warrant or right. In accordance with the regulations of the SEC, in computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options or other rights held by the person that are currently exercisable or exercisable within 60 days of March 5, 2020. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Common Stock Beneficially Owned(1)

Name of Beneficial Owner	Shares	Percent(2)

5% OR MORE BENEFICIAL OWNERS (EXCEPT OFFICERS AND DIRECTORS):

The Vanguard Group, Inc.(3)	23,022,084	10.3%

BlackRock, Inc.(4)	14,255,343	6.4%

The Huntsman Foundation	11,942,067	5.4%

LSV Asset Management(5)	11,171,654	5.0%

DIRECTORS AND NAMED EXECUTIVE OFFICERS:

Peter R. Huntsman(6)	8,782,832	3.9%

Nolan D. Archibald(7)	612,217	*

Mary C. Beckerle(8)	68,835	*

M. Anthony Burns	85,101	*

Daniele Ferrari(9)	16,693	*

Sir Robert J. Margetts(10)	81,437	*

Wayne A. Reaud(11)	1,549,113	*

Jan E. Tighe(12)	11,622	*

Sean Douglas(13)	305,544	*

Anthony P. Hankins(14)	855,339	*

David M. Stryker(15)	405,540	*

R. Wade Rogers(16)	426,106	*

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (17 persons)(6)(13)(17)	12,104,107	5.4%

*
Less than 1%

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HUNTSMAN CORPORATION: PROXY STATEMENT
(1)
Unless specified below, the address of each beneficial owner is c/o Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 and such beneficial owner has sole voting and dispositive power over such shares.

(2)
Based upon an aggregate of 222,952,837 shares of common stock outstanding on March 5, 2020.

(3)
As reported in Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group, Inc. Based on such filing, The Vanguard Group, Inc. has sole voting power over 109,253 shares, shared voting power over 34,586 shares, sole dispositive power over 22,907,798 shares and shared dispositive power over 114,286 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 79,700 shares, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 64,139 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
As reported in Schedule 13G/A filed with the SEC on February 5, 2020 by BlackRock, Inc. Based on such filing, BlackRock, Inc. has sole voting power over 13,377,323 shares and sole dispositive power over 14,255,343 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)
As reported in Schedule 13G/A filed with the SEC on February 12, 2020 by LSV Asset Management. Based on such filing, LSV Asset Management has sole voting power over 7,733,209 shares, shared voting power over zero shares, sole dispositive power over 11,171,654 shares and shared dispositive power over zero shares. The address of LSV Asset Management is 155 N. Wacker Drive, Suite 4600, Chicago, IL 60606.

(6)
Includes options to purchase 1,260,027 shares of common stock that are exercisable within 60 days of March 5, 2020. Also includes the following shares of which Mr. Huntsman may be deemed to be the beneficial owner: (a) 191,000 shares that are held by his spouse as Uniform Gifts to Minors Act custodian for six of Mr. Huntsman's children, (b) 843,657 that are held by his spouse as Utah Uniform Transfers to Minors Act custodian for each of Mr. Huntsman's eight children, and (c) 933,328 shares held by P&B Capital, L.C. for which he and his spouse are the only managers and members. Mr. Huntsman expressly disclaims beneficial ownership of any shares held by his spouse.

(7)
Includes 91,406 vested stock units, the shares underlying that will be deliverable upon termination of service.

(8)
Includes 51,584 vested stock units, the shares underlying that will be deliverable upon termination of service.

(9)
Includes 16,693 vested stock units, the shares underlying that will be deliverable upon termination of service.

(10)
Includes 81,437 vested stock units, the shares underlying that will be deliverable upon termination of service.

(11)
Includes 170,013 vested stock units, the shares underlying that will be deliverable upon termination of service.

(12)
Includes 11,622 vested stock units, the shares underlying that will be deliverable upon termination of service.

(13)
Includes options to purchase 140,308 shares of common stock that are exercisable within 60 days of March 5, 2020. Also includes the following shares of which Mr. Douglas may be deemed to be the beneficial owner: (a) 15,100 shares that are held by the Sean Douglas Family Trust, dated May 9, 2011, by virtue of being the trustee of such trust, and (b) 700 shares that are held as Utah Uniform Transfers to Minors Act custodian for one of Mr. Douglas's children.

(14)
Includes options to purchase 351,473 shares of common stock that are exercisable within 60 days of March 5, 2020.

(15)
Includes options to purchase 181,797 shares of common stock that are exercisable within 60 days of March 5, 2020.

(16)
Includes options to purchase 31,133 shares of common stock that are exercisable within 60 days of March 5, 2020.

(17)
Includes options to purchase a total of 2,405,205 shares of common stock that are exercisable within 60 days of March 5, 2020, and a total of 422,755 vested stock units, the shares underlying that will be delivered to the applicable holder upon termination of service.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

POLICIES AND PROCEDURES

Effective February 1, 2007, the Board adopted a Related Party Transactions Policy, which includes the procedures for review, approval and monitoring of transactions involving our company and "related persons" (directors, executive officers, stockholders owning five percent or greater of our common stock, or their respective immediate family members). The policy covers any transaction involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest.

The Compensation Committee reviews and approves all compensation paid to family members of directors and executive officers. All other related person transactions must be approved by the Audit Committee, which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, our interests. In evaluating the transaction, the Audit Committee will consider all relevant factors, including as applicable (1) the benefit to us in entering into the transaction; (2) the alternatives to entering into a related person transaction; and (3) whether the transaction is on terms comparable to those available to third parties.

If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance of its consummation. The Audit Committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable, or not inconsistent with such circumstances, to amend or terminate the transaction and will review the transaction annually to determine whether it continues to be in our interests.

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HUNTSMAN CORPORATION: PROXY STATEMENT

The Compensation Committee approved the 2019 compensation decisions described below. The Audit Committee approved all other transactions described below, and the Audit Committee will continue to monitor such arrangements as consistent with our Related Party Transactions Policy.

HUNTSMAN FAMILY EMPLOYEMENT

The following table shows compensation paid to members of the Huntsman family (other than NEOs and directors as disclosed herein) for services as officers or employees in fiscal 2019 that involve amounts exceeding $120,000. All amounts paid in 2019 were approved by the Compensation Committee, which reviews and approves all annual and other compensation arrangements and components for corporate and executive officers and their family members who are employees.

Employee	Salary	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	Other Compensation

Peter R. Huntsman, Jr.(1)	$198,264	$54,996	$54,999	$21,919	—

John Calder(2)	$204,062	$50,011	$50,002	$40,262	$1,000	(6)

(1)
Peter Huntsman, Jr. is a Director of America Sales for our Advanced Materials business. He is the son of Peter R. Huntsman, our CEO.

(2)
Mr. Calder is a Director of Investor Relations. He is the son-in-law of Peter R. Huntsman, our CEO.

(3)
This column reflects the aggregate grant date fair value of restricted stock and performance share units granted on February 6, 2019. The restricted shares vest ratably in three equal annual installments beginning on the first anniversary of the grant date.

(4)
This column reflects the aggregate grant date fair value of stock options granted on February 6, 2019. The stock options vest ratably in three equal annual installments beginning on the first anniversary of the grant date.

(5)
This column reflects the cash performance awards that were earned for 2019.

(6)
In 2019, we incurred $1,000 as an air travel allowance on Mr. Calder's behalf pursuant to our Business Expense and Travel Policy in which an employee is paid up to $2,000 per round trip when authorized to fly business class but chooses to fly coach.

Peter Huntsman, Jr. and Mr. Calder continue to be our current employees, and we expect to pay them compensation and other benefits in 2020 similar to those paid in 2019.

NOTICE AND ACCESS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 29, 2020:

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2020 Annual Meeting of Stockholders and the 2019 Annual Report are available at https://materials.proxyvote.com/447011.

We are furnishing the proxy materials to a number of our stockholders under the SEC's notice and access rules. Stockholders may also receive printed copies of each of these documents without charge by contacting Huntsman Investor Relations, by mail at 10003 Woodloch Forest Drive, The Woodlands, Texas 77380, or by e-mail at ir@huntsman.com.

OTHER INFORMATION

We may send a single Notice of Internet Availability or set of proxy materials, as applicable, and other stockholder communications to any household at which two or more stockholders reside unless we have received contrary instructions from those stockholders. This process is called "householding." This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The Notice of Internet Availability, proxy materials and other stockholder communications may be householded based on your prior express or implied consent. If you wish to receive a separate copy of our Notice of Internet Availability or proxy materials, as applicable, for each stockholder sharing your address in the future, please contact us by mail in care of Broadridge Financial Solutions, Inc., Householding Department at 51 Mercedes Way, Edgewood, New York, 11717, or by calling 1-866-540-7095, and we will promptly deliver to you the requested material. If you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this householding practice for future mailings, please contact your broker, bank or other nominee.

Stockholders should direct communications regarding change of address, transfer of stock ownership or lost stock certificates by mail to Computershare Trust Company, N.A., P.O. Box 505000, Louisville, KY 40233-5000, or by telephone at 1-866-210-6997. Computershare may also be reached through its website at www.computershare.com.

75   |  HUNTSMAN 2020 PROXY

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on April 28, 2020. Have this proxy card in hand when you access the website and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS PROXY SERVICES C/O COMPUTERSHARE INVESTOR SERVICES P.O. BOX 505000 LOUISVILLE, KY 40233-5000 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on April 28, 2020. Have this proxy card in hand when you call and follow the instructions. VOTE BY MAIL Mark, sign and date this proxy card and return it by April 28, 2020 in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE IN PERSON If you would like to attend the Annual Meeting of Stockholders and vote in person, please review the requirements in the Questions and Answers section of the Proxy Statement. For directions to and a map of the location of the Annual Meeting of Stockholders visit the company's website at www.huntsman.com and click on the "Investor Relations" link. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E98257-P33779 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HUNTSMAN CORPORATION The Board of Directors recommends you vote FOR each of the following nominees: 1.Election of the following eight nominees as directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Peter R. Huntsman The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! ! ! ! 2. Advisory vote to approve named executive officer compensation. Ratification of the appointment of Deloitte & Touche LLP as Huntsman Corporation's independent registered public accounting firm for the year ending December 31, 2020. 1b. Nolan D. Archibald 3. 1c. Mary C. Beckerle 1d. M. Anthony Burns For Against Abstain 1e. Daniele Ferrari The Board of Directors recommends you vote AGAINST the following proposal: ! ! ! 4. Stockholder proposal regarding stockholder right to act by written consent. 1f. Sir Robert J. Margetts 1g. Wayne A. Reaud In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. 1h. Jan E. Tighe For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 29, 2020: The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2019 are available at www.proxyvote.com. E98258-P33779 HUNTSMAN CORPORATION Annual Meeting of Stockholders April 29, 2020 at 8:30 AM, CDT This proxy is solicited by the Board of Directors The undersigned stockholder of Huntsman Corporation hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2020 Annual Meeting of Stockholders and hereby appoints Peter R. Huntsman and David M. Stryker and each of them, acting individually, with full power of substitution in each, as proxies of the undersigned, to represent the undersigned and vote all shares of Huntsman Corporation common stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 29, 2020, and at any adjournment or postponement thereof, as indicated on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the nominees set forth in proposal 1, FOR proposal 2 and proposal 3 and AGAINST proposal 4. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the 2020 Annual Meeting of Stockholders and at any adjournment or postponement thereof. The undersigned stockholder hereby revokes all proxies previously given by the undersigned to vote at the 2020 Annual Meeting of Stockholders or any adjournment or postponement thereof. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on reverse side) Address Changes/Comments: